As filed with the Securities and Exchange Commission on May 28, 2025

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Remora Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	33-2299238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 West End Avenue, Suite 500, Nashville, TN	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 380-1095 with copies to:

Cynthia M. Krus, Esq.

Stephani M. Hildebrandt, Esq.

Eversheds Sutherland (US) LLP

700 6th Street NW, Suite 700

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Preferred Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

Remora Capital Corporation is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community. After we file this Registration Statement, we intend to file an election to be regulated as a BDC under the 1940 Act and be subject to the 1940 Act requirements applicable to BDCs. In addition, we intend to elect to be treated, and expect to qualify annually thereafter, as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, directors, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

●	“we,” “us,” “our” and the “Company” refer to Remora Capital Corporation; and

●	“Investment Manager,” “Adviser,” “Administrator” and “Remora” refer to Remora Capital Management, LLC.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). See “Item 1. Business - JOBS Act.”

Investing in the securities issued by the Company may be considered speculative and involves a high degree of risk, including the following:

●	Our securities are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our securities. The purchase of our securities is intended to be a long-term investment. We do not intend to complete a liquidity event within any specific time period, if at all.

●	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

●	We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled “Risk Factors” in Part I of this Registration Statement and elsewhere in this Registration Statement.

The following factors are among those that may cause actual results to differ materially from our forward-lowing statements:

●	our future operating results;

●	our business prospects and prospects of our portfolio companies;

●	changes in political, economic, or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including the imposition of tariffs and ongoing trade negotiations between the United States and other countries with which our portfolio companies may do business;

●	the volatility of the leveraged loan markets;

●	risk of borrower default;

●	interest rate volatility;

●	actual and potential conflicts of interest with our Adviser and its affiliates;

●	our ability to make distributions;

●	changes to the fair value of our investments;

●	geo-political conditions, including revolutions, insurgency or wars;

●	the impact of increased competition;

●	our regulatory structure and tax status as a BDC and a RIC; and

●	future changes in laws or regulations and conditions in our operating areas.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including subsequent amendments to this Registration Statement, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Summary of Risk Factors

An investment in our securities involves significant risks. The risk factors described below are a summary of the principal risk factors associated with an investment in our securities. These are not the only risks we face. This summary should be read closely together with the risk factors set forth below in “Item 1A. Risk Factors” of this Registration Statement and other reports and documents we file with the SEC.

Risks Related to Our Business and Structure

●	We have no operating history.

●	We will rely on Remora and the service providers with whom we intend to contract to originate, source and diligence our prospective portfolio investments, and any failure of these parties to adequately fulfill such obligations could have a material impact on our business, financial condition, and results of operations.

●	Our financial condition and results of operations depend on Remora’s ability to effectively manage and deploy capital.

●	The compensation we pay Remora was not determined on an arm’s-length basis. Thus, the terms of such compensation may be less advantageous to us than if such terms had been the subject of arm’s-length negotiations.

Risks Related to Remora and its Affiliates

●	Our fee structure may create a conflict of interest due to the incentives for Remora to make speculative investments or use substantial leverage.

●	Remora and its affiliates have long-term relationships with other companies that may influence Remora’s investments.

Risks Related to the Economy

●	As a BDC, we may face risks during periods of disruption and instability in capital markets.

●	Political, social and economic conditions and events will occur that create uncertainty and have significant impact on issuers, industries, governments and other systems to which the companies and their investments are exposed.

●	Adverse global economic conditions could harm our business and financial condition.

Risks Related to Our Investments

●	The success of our activities will be affected by general economic and market conditions, including but not limited to interest rates, commodity prices, availability of credit, credit defaults, inflation rates and economic uncertainty.

●	General fluctuations in the market prices of securities may affect the value of our investments.

●	We will be competing for investments with many other investors, including other BDCs, private equity funds, private credit funds, hedge funds, collateralized loan obligations (“CLOs”) and other institutional investors.

●	We may invest in companies with capital structures involving significant leverage, including private credit funds.

Risks Related to Legal, Tax and Regulatory Risks

●	Changes to laws and regulations governing our operations may cause us to alter our investment strategies.

●	Certain federal and local banking and regulatory bodies or agencies may require us, Remora and/or certain employees of Remora to obtain licenses or authorizations to engage in many types of lending activities.

Risks Related to BDCs

●	We will be subject to corporate-level U.S. federal income tax if we are unable to qualify as a RIC.

●	The 1940 Act permits us to incur additional leverage with certain consents.

●	We may have difficulty paying our required distributions if we recognize income for U.S. federal income tax purposes before or without receiving cash representing such income.

●	If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act.

Risks Related to Our Common Stock

●	Our common stock will be an illiquid investment for which there will not be a secondary market, nor is it expected that any such secondary market will develop in the future.

●	Our common stock has not, and will not, be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws.

Risks Related to Our Preferred Stock

●	There will be no public market for the preferred stock, as we do not intend to apply to list the preferred stock on a national securities exchange.

●	Dividend payments on the preferred stock are not guaranteed.

●	Our ability to pay dividends on shares of our preferred stock may be limited by Maryland law and the 1940 Act.

●	The cash distributions you receive in connection with our preferred stock may be less frequent or lower in amount than you expect.

●	Holders of the preferred stock will be subject to inflation risk.

●	The preferred stock represents perpetual equity interests in us, and investors will have limited liquidity options with respect to the preferred stock.

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Item 1. Business.

The Company

Remora Capital Corporation, a Maryland corporation, has been established to seek attractive risk-adjusted returns from senior secured corporate loans primarily in the core middle market in the United States and Canada (the “Target Market”). We define the core middle market as companies that generate earnings before interest, taxes, depreciation and amortization, or “EBITDA,” between $7.5 million and $50 million. Remora believes market conditions in this core middle market represent the most ideal balance for its investment partners of risk, yield and traditional covenanted underwriting amongst non-bank loan originators (“Originators”) who Remora believes to be industry leaders.

Our investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. We intend to build a diversified portfolio of high-quality, senior secured loans to middle-market companies in our Target Market. We primarily establish co-investment programs with loan originators or their affiliates to purchase loan assets on a secondary basis and make opportunistic secondary market purchases of loan assets. We purchase (directly or via co-investment) loan assets as a co-lender or as a “club” lender and participate in loan syndications, as discussed below. We may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by other loan originators.

We will principally target investments in first lien senior secured loans (which are in first position or have first claim to underlying collateral and the senior most securities in the capital structure) issued typically by non-bank loan Originators to tenured private equity sponsors (“Sponsors”) for leveraged buyout acquisitions and growth capital financings. Remora will target, on average, to have 50/50 loan-to-equity value (“LTV”) with Sponsors’ equity capital invested junior to our investments, demonstrating significant collateral support for our investments. Remora believes this investment strategy will drive consistent current income for our investors at attractive yields while maintaining a core focus on capital preservation.

We are externally managed by Remora, a Delaware limited liability company, pursuant to an investment management agreement (the “Investment Management Agreement”). Subject to the overall supervision of our board of directors (the “Board”), Remora will manage our day-to-day operations and will provide us with investment advisory services pursuant to the Investment Management Agreement. Remora is an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Remora will also serve as our administrator (the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator will provide all administrative services necessary for us to operate.

We are a Maryland corporation that intends to be an externally managed, non-diversified, closed-end management investment company. We intend to elect to be regulated as a BDC under the 1940 Act (such election, the “BDC Election”) and to elect to be treated as a RIC for U.S. federal income tax purposes and to qualify annually thereafter as a RIC under the Code.

Remora

Remora was founded by Daniel Mafrice, Joe Altman, and Chris Kyriopoulos in March 2021 and is registered as an investment adviser under the Advisers Act. Remora is led by Messrs. Mafrice, Altman, and Kyriopoulos (collectively, the “Investment Team” or “Principals”), who have worked together collectively for over 20 years and have an average of over 25 years’ experience in principal investing, corporate finance, business operations and leveraged finance. They have successfully invested together since the early 2000s. As of March 31, 2025, Remora had $268.1 million in discretionary assets under management (“AUM”).

Remora currently provides investment management and advisory services to Remora Capital Partners I, LP and Remora Capital Partners I QP LP (collectively, “Fund I”), levered private funds launched in November 2021, as well as Remora Capital Partners II, LP, and Remora Capital Partners II QP, LP (collectively, “Fund II” and together with Fund I, the “Funds”), unlevered private funds launched in December 2023, all of which pursue a strategy of participating as co-lenders in senior secured corporate loans. Since inception through March 31, 2025, Fund I has invested $248.3 million in 129 senior secured loans, and Fund II has invested $56.6 million in 54 senior secured loans. As of March 31, 2025, the combined portfolios of the Funds, which we expect to acquire immediately prior to the BDC Election, had $239.5 million (at fair value) invested in 138 loans to 84 borrowers. See “Formation Transaction” for more information about the acquisition of our initial portfolio.

Investment Committee

Messrs. Mafrice, Altman, and Kyriopoulos serve as the Investment Committee of Remora. The Investment Committee normally meets on a quarterly basis with additional meetings as necessary. Each investment must be approved by a majority of the Investment Committee. In addition, Mr. Mafrice, as Chairman of the Investment Committee, has the right to veto the approval of any investment.

Formation Transaction

Immediately prior to the BDC Election, we expect to acquire the assets, including the investment portfolios, of the Funds (the “Legacy Portfolio”) through the merger of the Funds with and into the Company, with the Company continuing as the surviving entity in the merger (the “Formation Transaction”) pursuant to an agreement and plan of merger between the Company and each of the Funds (the “Merger Agreements”). As a result of the Formation Transaction, investors in the Funds will each receive shares of both preferred stock and common stock of the Company equal to the net asset value (“NAV”) of their account in the respective Fund in exchange for, and pro rata to, their limited partnership interests in the applicable Fund. In addition, we expect for our founders, directors and officers to receive approximately $517,000 in common stock and preferred stock in connection with the Formation Transaction from the conversion of existing partnership interests in the Funds as of March 31, 2025.

Legacy Portfolio

As of March 31, 2025, the Legacy Portfolio had $239.5 million (at fair value) invested in 84 portfolio companies. As of March 31, 2025, 100% of the Legacy Portfolio was comprised of first lien senior secured debt at floating rates. As of the date of this Registration Statement, the Funds had zero loans in default or on non-accrual and had zero realized investment losses since inception.

The following table summarizes the Legacy Portfolio’s mix of investments by industry based on fair value as of March 31, 2025:

	Fair Value	% of Total Investments at Fair Value
Media	$22,747,142	9.50%
Software	$19,780,296	8.26%
Professional Services	$16,367,949	6.83%
Health Care Providers and Services	$15,171,898	6.33%
IT Services	$13,269,398	5.54%
Aerospace and Defense	$11,258,679	4.70%
Transportation and Logistics	$10,684,429	4.46%
Commercial Services and Supplies	$10,591,253	4.42%
Machinery	$10,484,674	4.38%
Health Care Equipment & Supplies	$9,755,637	4.07%
Transportation Infrastructure	$8,919,609	3.72%
Health Care Technology	$8,134,722	3.40%
Automobiles	$6,929,975	2.89%
Water Utilities	$6,055,375	2.53%
Household Products	$5,623,200	2.35%
Construction & Engineering	$5,437,563	2.27%
Interactive Media and Services	$5,310,891	2.22%
Diversified Consumer Services	$5,261,365	2.20%
Electrical Equipment	$5,185,876	2.16%
Hotels, Restaurants and Leisure	$4,929,733	2.06%
Diversified Financial Services	$4,700,835	1.96%
Food and Staples Retailing	$4,243,376	1.77%
Building Products	$3,752,850	1.57%
Auto Components	$3,256,849	1.36%
Life Sciences Tools and Services	$2,924,813	1.22%
Freight and Logistics	$2,877,910	1.20%
Other Industries(1)	$15,893,589	6.63%
Total	$239,549,886	100.0%

(1)	“Other Industries” is comprised of multiple industries each of which constitute less than 1.0% of the Legacy Portfolio’s total investments at fair value.

Credit Facility

The Company expects to amend and acquire or refinance a credit facility governed by a revolving credit and security agreement dated as of August 3, 2022, borrowed by RCP I QP Finance, LLC and RCP I Finance, LLC, jointly and severally, both of which operate as wholly owned subsidiaries of the entities which comprise Fund I. As of March 31, 2025, lenders had total commitments under the revolving credit facility of $103 million and the borrowers had outstanding borrowings of $91.6 million.

Private Offering

We intend to offer, on a continuous basis, shares of our common stock, par value $0.001 per share, pursuant to the terms set forth in subscription agreements that we will enter into with investors in connection with private offering (each, a “Subscription Agreement”). Shares of our common stock to be sold in the private offering will not be registered under the Securities Act, the securities laws of any other state or the securities laws of any other jurisdiction. Our common stock will be offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States in accordance with Regulation S of the Securities Act. Shares of our common stock described herein will constitute “restricted securities” under the 1933 Act and as such will be subject to certain restrictions on transferability. Shares of our common stock may not be transferred or sold unless the shares have been registered under the Securities Act or an exemption from registration is available. There is no assurance that our common stock will be registered for sale under the Securities Act or under securities laws of any other jurisdiction.

Our Business Strategy

Remora, through its unique investment strategy, relationships and scale, provides investment access to qualified individual investors (commonly referred to as “retail investors”) that is otherwise only available to the largest, most sophisticated financial institutions. We intend to rely on Remora’s existing partnerships and the new partnerships Remora forms with core middle market loan Originators to enable us to participate as a co-lender, “club” lender, or as part of loan syndications to acquire our investments. In addition, we may acquire small portions of loans post-origination in the secondary market. Remora does not intend to act as lead agent or directly arrange loans to borrowers. This provides Remora with the flexibility, based on changes in market conditions and underwriting practices, to opportunistically target co-lending opportunities or secondary market loan acquisitions in either the broadly syndicated loan (“BSL”) market or the lower middle market in addition to the core middle market. The BSL market is generally defined as loan issuance sizes of greater than $250 million, which are typically made to companies with more than $50 million of EBITDA. The lower middle market typically is defined to include companies in excess of $3 million of EBITDA. When acting as a co-investor or co-lender in senior debt securities, Remora (through the Company’s investment) does not control the tranche; thus, Remora will capitalize on key relationships with, and confidence in, the lead agent or lender that does exercise control.

Remora believes its multi-level underwriting and risk management process provides a broader array of due diligence and risk management resources than can be supported by any single Originator. By partnering with and investing alongside industry leading Originators, the Company’s loans are underwritten by three levels of due diligence: (1) market leading private equity Sponsors engage in intensive industry and company specific due diligence to rigorously and selectively invest in market leading companies, (2) tenured middle market loan Originators narrow the pool of Sponsor-backed companies by performing their own primary due diligence, versus relying solely on private equity Sponsors’ research or borrower generated reports, and (3) the experienced Remora team curates its portfolio from multiple loan Originators and conducts additional borrower and financial Sponsor due diligence. A single loan origination partner of Remora’s could employ a team of over 50 underwriting experts, asset managers, experienced operating executives, and workout specialists. By accessing multiple loan origination partners, Remora can expand its knowledge base across hundreds of the industry’s most experienced, tenured lending professionals and private equity investors.

Remora believes its investment strategy provides unique access and opportunity for our shareholders to efficiently deploy capital alongside the industry’s leading firms to premium quality borrowers supported by some of the middle market’s strongest private equity Sponsors. Many direct lending firms may spend over three years to deploy their investment capital. However, Remora can deploy capital relatively quickly, minimizing investors’ opportunity costs (often referred to as a J-curve) and investing in securities with a shorter remaining life to maturity.

We invest in a small percentage of borrowers’ loan facilities, thus relying on Originators to act as lead agent, and typically the largest holder, of our loan investments. We intend to continue to invest primarily in first lien position securities, and our target average portfolio mix is intended to be at least 90% first lien plus first lien unitranche senior secured loans, and no more than 10% second lien senior secured loans or more junior lien position loans. We are targeting an average LTV of less than 60% across our portfolio of loans, and Remora specifically targets borrowers owned by Sponsors with strong reputations and significant dry powder to support borrowers’ future capital needs. Remora believes that its partnerships uniquely enable Remora to curate a loan portfolio for the Company to avoid direct investments into and exposure to cyclical or other non-desirable industries for lenders.

We generate returns from interest income on loan investments, lender fees and from acquiring loans at either their original issue discount (“OID”) or for less than the par value. We intend to make distributions of our profits and returns from loan investments to investors on a quarterly basis. While our primary objective will be to drive consistent current income for investors at attractive yields, Remora is equally focused on capital preservation.

A BDC may use leverage for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions). We will employ leverage with the goal of enhancing our returns to investors targeting a leverage ratio of 1.0x our net assets we hold, or 50% of total AUM, meaning that for every $100 of net assets we hold, we will target raising up to $100 from borrowing and issuing senior securities. With the approval of the Board and subject to our maximum asset coverage ratio of 150%, we may incur leverage in excess of our target leverage strategy. As a BDC, we generally must have at least 150%, subject to certain conditions, asset coverage for our debt after incurring any new indebtedness. We intend to meet the requirements for reducing our minimum asset coverage ratio to 150%, meaning that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities.

Remora generally excludes loans in industries with single asset risk, such as real estate, as well as select cyclical or other high-risk industries (lending or investment companies, commodities, energy exploration and production) further enhancing risk management across the Company. Post-investment, the Remora team seeks to actively manage risk through diligent portfolio monitoring and oversight. Remora’s Investment Committee meets periodically to perform a full portfolio review, in addition to periodic examination of individual loan performance, borrowers’ financial performance, and industry, sector, and geographic risk monitoring.

The primary goal of the Company is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. It is currently expected that we will continue to invest over 95% of our capital commitments into floating rate loans. These loans typically offer declining interest rate protection through a SOFR floor of 1.00%. Therefore, our gross yield will be expected to decrease with significant declines in 1-month and 3-month SOFR interest rates until such rates fall below 1.00%, at which point the loans are typically insulated from declining interest rates below a reference rate of 1.00%.

Club Lender / Co-Lender Syndications

We intend to continue to participate in loan offerings in a role that is referred to in the industry as a “club” lender or co-lender. Club participation is typically on a “one-off” basis vs. participating in all or many of a lender’s new loan originations. A typical core middle market loan usually has one lead agent that sources and originates the loan through its relationships with financial Sponsors or borrowers. The lead agent or Sponsor may then invite up to two to eight co-lenders or club lenders (depending on the issuance size of loan) to participate in a syndication of part of the loan balance. In some cases, lenders may choose to close a loan with the intent to syndicate part of the loan post-closing to a club or group of co-lenders. Some lenders may also partner with Remora in what is known as a “season-to-sell structure” where Remora may elect to be obligated to participate in a loan origination anywhere from three to twelve months post-closing.

Seasoned Loan Acquisitions / Direct Lender Liquidity

We will also look to opportunistically acquire small loan positions in the secondary market, post-origination and post syndication. Remora is not intending to acquire entire loans off the balance sheets of direct lenders seeking to exit portfolio company exposure. However, rather than exiting troubled assets, Remora believes lenders, who may or may not have troubled assets in their portfolios, will want to partner with Remora to sell a small portion of performing loans to generate liquidity for their firms or as another unique avenue for creating a symbiotic growth capital relationship with Remora. This strategy coincides with Remora’s focus on investing in existing performing loan assets in addition to new originations to more rapidly deploy capital for our investors.

Portfolio Composition

We will seek to invest at least 90% of our assets in senior secured corporate loans, which shall include: (i) investing in loans to companies via non-bank Originators (traditional direct lending Originators include insurance companies, asset management firms, small business investment companies (“SBICs”), private and publicly traded BDCs, mutual funds and specialty finance companies); (ii) investing in notes or other pass-through obligations representing the right to receive the principal and interest payments on a direct loan (or fractional portions thereof); (iii) investments in bank loans, broadly syndicated or closely held, including securities representing ownership or participation in a pool of such loans; and (iv) purchasing securities representing ownership or participation in a pool of direct loans. In connection with a senior secured corporate loan, we may invest in or acquire warrants or other equity securities of borrowers and may receive non-cash income features, including payment-in-kind (“PIK”) interest and original issue discount (“OID”). We may also invest in warrants and equity securities directly (whether preferred or common), which are commonly referred to as equity co-investments.

A portion or all our assets will be at times invested in cash or cash equivalents. In certain circumstances or market environments, we may hold a larger position in cash or cash equivalents and reduce our investment in credit investments.

Most middle market senior secured direct loans are not rated by any rating agency, will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange. The amount of public information available with respect to issuers of direct loans may generally be less extensive than that available for issuers of registered or exchange listed securities. If they were rated, direct loans likely would be rated as below investment grade quality, often referred to as “junk” loans.

We do not intend for more than 10% of our capital commitments to be invested in assets other than senior secured loans.

Senior Debt Investments

Senior debt instruments (e.g., first lien, senior secured loans and “stretch” senior secured loans, also referred to as “unitranche” loans) hold the most senior position in the capital structure of a borrower and have first claim to any underlying collateral of a loan. Senior debt instruments are secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the borrower. The proceeds of senior debt investments primarily are used to refinance existing debt and for acquisitions, dividends, leveraged buyouts, and general corporate purposes.

We may purchase and retain in our portfolio senior debt instruments where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in, or recent emergence from, bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a senior debt instrument either outside of bankruptcy court or in the context of bankruptcy court proceedings, we may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a senior debt instrument.

We may originate and purchase senior debt instruments or may obtain such investments on direct assignment. If we purchase a senior debt instrument on direct assignment, we typically succeed to all the rights and obligations under the loan agreement of the assigning lender and become a lender under the loan agreement with the same rights and obligations as the assigning lender. Investments in senior debt instruments on a direct assignment basis may involve additional risks to us. For example, if such loan is foreclosed, we could become part owner of any collateral and would bear the costs and liabilities associated with owning and disposing of the collateral. We may also purchase participations in senior debt instruments. Our participation in a lender’s portion of a senior debt instrument typically will result in us having a contractual relationship only with such lender, not with the borrower. As a result, we may have the right to receive payments of principal, interest and any fees to which we are entitled only from the lender selling the participation and only upon receipt by such lender of payments from the borrower. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participations in a loan to a borrower, and generally are offered by banks, other financial institutions or lending syndicates. We may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, we assume the credit risk of both the borrower and the institution that sells the participation. The participation interests in which we intend to invest may not be rated by any rating agency. If they were rated, they would likely be rated as below investment grade quality, often referred to as “junk”.

Subordinated or Partially Secured Loans

Subordinated loans are loans made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior debt instruments of the same borrower.

Equity Securities

From time to time, we may invest in or hold common stock and other equity securities. Common stock represents an equity ownership interest in a company. Historical trends would indicate that common stock is subject to higher levels of volatility and market and issuer-specific risk than debt securities. The value of the equity securities may be affected more rapidly, and to a greater extent, by company-specific developments and general market conditions. In addition, if our investments in equity securities are incidental to our investments in loans or fixed-income instruments, we frequently may possess material non-public information about a borrower or issuer because of our ownership of a loan or fixed-income instrument of a borrower or issuer. Because of prohibitions on trading in instruments while in possession of material non-public information, we might be unable to enter into a transaction in a security of the borrower or issuer when it would otherwise be advantageous to do so.

Opportunities to make equity co-investments alongside private equity sponsors are often offered to the lead agents and loan originators of middle market senior secured loans who are providing the senior debt financing for a financial sponsor backed leveraged buyout (“Equity Co-Investments”) and therefore may be available to us in connection with certain portfolio investments. Equity Co-Investment opportunities may be a smaller portion of our investments but can enhance our potential returns. However, Equity Co-Investments can be substantially longer term than senior secured loan maturities, highly illiquid and volatile compared to our debt investments, and are reliant upon the private equity sponsor to monetize their investment for value to be created for the equity co-investor. Even if Equity Co-Investment opportunities arise directly from our participation in a portfolio investment, Remora may determine, in its sole discretion, whether or not we should participate in any Equity Co-Investment. Remora’s Investment Committee may determine that an Equity Co-Investment: (i) does not meet our risk profile, (ii) exceeds our available capital or portfolio concentration for this type of investment, (iii) cannot be completed timely, or (iv) should not be made at all.

Preferred Stock

We may also invest in preferred stock or preferred stock Equity Co-Investments. Preferred stock represents the senior residual interest in the assets of an issuer after meeting all claims, with priority to corporate income and liquidation payments over the issuer’s common stock. As such, preferred stock is inherently more risky than the bonds and loans of the issuer, but less risky than its common stock. Preferred stock often contains provisions that allow for redemption in the event of certain tax or legal changes or at the issuers’ call. Preferred stock typically does not provide any voting rights, except in cases when dividends are in arrears beyond a certain time period. Preferred stock in some instances is convertible into common stock.

Although they are equity securities, preferred stock has certain characteristics of both debt and common stock. They are debt-like in that their promised income is contractually fixed. They are common stock-like in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, they have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. To be payable, dividends on preferred stock must be declared by the issuer’s board of directors or trustees. In addition, distributions on preferred stock may be subject to deferral and thus may not be automatically payable. Income payments on some preferred stock are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors of the company or otherwise made payable. Other preferred stock is non-cumulative, meaning that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred stock in which we invest will be declared or otherwise made payable. If we own preferred stock that is deferring its distributions, we may be required to report income for U.S. federal income tax purposes while we are not receiving cash payments corresponding to such income. When interest rates fall below the rate payable on an issue of preferred stock or for other reasons, the issuer may redeem the preferred stock, generally after an initial period of call protection in which the stock is not redeemable. Preferred stock may be significantly less liquid than many other securities, such as U.S. government securities, corporate bonds and common stock.

Investment Process

Investment Sourcing

Remora expects to continue to source investment opportunities from its extensive relationships with middle market non-bank loan Originators, private equity firms, banks, financial advisers, investment banks, and current and former management teams throughout the Target Market. It also intends to form new partnerships with Originators in these markets.

Throughout their careers, Remora’s Investment Team has developed deep relationships with firms that are leading the middle market in senior secured loan origination. Primarily, we plan to continue to participate as a co-lender, a “club” lender, or as part of a loan syndicate with some of the market’s leading loan Originators. Additionally, Remora will continue to engage in regular dialogue with its relationships in the private equity Sponsor, capital markets, banking and advisory arenas and with other intermediaries to ensure that it is well-informed about co-lending opportunities and direct lending opportunities. Remora believes this disciplined marketing effort will enable it to have knowledge of a significant number of investment opportunities for us.

Remora believes there is an abundant opportunity to purchase portions of loan tranches, co-lend and provide liquidity to middle market loan Originators. However, we will be highly reliant on these key relationships to source investment opportunities and quickly scale our investments.

Secondary Debt Investments

Secondary debt investments allow for a different type of due diligence and negotiation than primary transactions. The secondary opportunities benefit from the seasoned performance of the asset and are often more predictable than a primary investment. We will seek opportunities to purchase attractive investments in good companies, often at a discount to par, created by market conditions or the unique predicaments of the owners of such assets.

Even with the benefit of investment seasoning, Remora intends to apply its investment criteria and analytical thinking similar to that applied to new loan origination. This approach emphasizes the strength of the company before reviewing the credit profile:

●	Industry: Borrowers operating in strong, stable industries;

●	Competitive Position: Borrowers with leading market positions, differentiated product offering or a highly defensible market niche;

●	Management: Borrowers led by experienced management teams that demonstrate the ability to execute appropriate business plans and have results driven ownership incentives and/or compensation; and

●	Sponsor: Borrowers that are owned by leading, tenured middle market financial sponsors with deep pockets and significant junior capital at risk.

As a senior secured loan investor, the return of principal and capital preservation will be of the highest priority to the Company and the central focus of every investment. The loan components of an investment (i.e., discount, fees and interest) are usually sufficient by themselves to generate an acceptable return with excellent downside protection (i.e., contractual principal payments, fees and interest). To that end, Remora will seek to invest in situations with appropriate leverage, meaningful covenant protection and fulsome reporting.

By partnering with and investing alongside industry leading loan Originators, our loans are underwritten by three levels of due diligence: (1) market leading private equity sponsors engage in intensive industry and company specific due diligence to rigorously and selectively invest in market leading companies, (2) tenured middle market loan Originators narrow the pool of Sponsor backed companies by performing their own primary due diligence vs. solely relying on private equity Sponsors’ research or Borrower generated reports, and (3) the experienced Remora team curates its portfolio from multiple loan Originators and conducts additional Borrower and financial Sponsor due diligence.

Prior to evaluating any investments, Remora will selectively choose its co-lending partners based on: (1) their concentration of lending to core middle market sized borrowers, (2) a concentration on first lien, first lien unitranche and second lien senior secured loans, (3) industry expertise, experience and track record lending to borrowers in target industries, (4) tenured relationships lending to leading financial Sponsors, (5) underwriting transparency and customized reporting, and (6) a robust management team with proven continuity. Additionally, each loan origination partner, and their professional management teams, will have a proven track record of performance through various market cycles, a strong history of originating loans with low default and high recovery rates, and a demonstrated ability to demand additional capital support from financial Sponsors when necessary. A single loan origination partner of Remora’s could employ a team of over 50 underwriting experts, asset managers, experienced operating executives, and workout specialists. By accessing multiple loan origination partners, Remora can expand its knowledge base across hundreds of the industry’s most experienced, tenured lending professionals and private equity investors.

Remora also acts as a third layer of underwriting review to ensure all prospective loans fit the Company’s investment objectives, diversification and mix. Remora curates its portfolio to target specific approved industries of concentration as evaluated with the expertise of its Investment Committee. Remora excludes loans in industries with single asset risk, such as real estate, as well as select cyclical or other high-risk industries (lending or investment companies, commodities, energy exploration and production).

Manager Directed Investment Evaluation

Throughout the history of the Investment Team’s investment experience and within their existing platforms, the team has developed and refined a disciplined investment process that will be utilized by Remora with respect to the Company. The focus of the process from the outset is to identify good quality companies with strong management teams and strong ownership. Only once those characteristics in a borrower are identified will the process then focus on the credit quality of the borrower. For each prospective investment decision that is directed by Remora’s Investment Committee, Remora will follow the same consistent process for approval, which also includes several meetings of the Investment Committee.

Each prospective portfolio company evaluation starts with the following questions during the preliminary evaluation phase:

●	Industry: Is the borrower in an industry in which the Company should invest?

●	Competitive Position: How strong is the borrower’s position in the industry?

●	Management: Is management’s business plan proven, sensible and viable? Does the borrower’s management team have proven ability to deliver on its plan?

●	Sponsor: Is the financial Sponsor experienced investing in this industry?

●	Incentives: Is there a proper ownership and incentive structure in place for the management team and the Sponsor to work cohesively to deliver on their future plan?

●	Performance: How has the borrower performed since issuance of the loan?

Only if the Investment Team is satisfied with the strength of the borrower after answering such questions will it examine the borrower’s capital structure and risk profile, including an evaluation to gain comfort with the borrower’s credit profile.

Capital Structure: The Company’s primary investment strategy is to invest in senior secured loans, primarily first lien, to give Remora comfort that the Company’s principal will be protected. A basic guiding principle in Remora’s evaluation is to be comfortable that the existing business can support the loan (i.e., payment of interest as well as the repayment of principal). If the borrower depends upon growth to support the security, it is Remora’s view that the security then takes on equity risk and therefore is not part of the credit profile.

Risk Profile: Remora must feel comfortable that the loan securities are appropriately priced for the Company’s risk. Remora intends to focus on income generation and principal preservation.

Equity Support: How much new cash has been invested by the financial Sponsor relative to the loan investment total leverage? What ability and track record does that Sponsor have in regard to avoiding and/or supporting troubled investments? How many investments have the Sponsor and agent lender conducted together, and have the Sponsors’ lenders suffered significant loan losses previously?

Remora devotes significant time performing due diligence to address the questions and guidelines outlined above in conjunction with the borrower’s management teams, financial Sponsors, entrepreneurs and industry experts. As part of Remora’s due diligence process, it dedicates considerable effort to evaluating the creditworthiness of a target borrower. This includes running sensitivity analyses of business drivers. Remora must be comfortable that the prospective borrower’s business plan is not only logical but is sensible given specific industry dynamics and borrower capabilities. In this analysis, Remora develops a view as to the potential downside scenarios and their impact on the prospective borrower’s ability to service its debt and repay the Company. Once Remora becomes comfortable that downside risk can be minimized, it generates a customized internal investment committee memo for the Investment Committee to review to support their decision making.

In the case of secondary investments, it is not always possible to have the same exposure to the issuer as in a primary transaction but Remora still undertakes significant due diligence including conversations with lead lenders and agents, where permitted Sponsors and key managers, and where necessary engage industry consultants to ensure that the investment meets the Company’s risk profile. In approaching secondary investments, Remora must be satisfied that the performance of the borrower since the issuance of the asset to be purchased supports the underwriting sufficiently to augment the level of direct due diligence that can be completed.

Throughout the investment evaluation process, all of the issues and relevant data points are discussed among the Investment Team and with any outside advisors engaged by Remora. The Investment Team will use this highly collaborative process to make certain it can give clear and consistent feedback to other co-lending partners about what Remora requires to become comfortable to have the Company make an investment. Communication with investing partners is of critical importance. Particularly, since Remora is primarily underwriting its co-investment partners and is also dependent on their expertise to continue to manage portfolio investments as the majority holder of the loan, if Remora’s decision comes to a “No,” communication with its partners will be of utmost importance. Indeed, the art of saying “No” properly is a key to Remora’s and the Company’s future success. Remora believes that there is no investment that must be made, and accordingly, Remora will not sacrifice the rigor of its investment evaluation process to deploy the Company’s capital.

Investment Approval Process

Remora intends that the Company will benefit from the experience of the Investment Committee and the rigor of Remora’s investment approval process, which has been developed by Remora’s principals over the last 20 years. Once a potential investment opportunity is identified, Remora follows a definitive due diligence and screening process, as outlined to include but not be limited by the following:

●	Target industry selection and continued evaluation;

●	Approved financial Sponsor screening, dry powder research, reputation research and future fundraising strength testing;

●	Co-lender screening and due diligence, track record, non-accrual performance, loss ratios, tenure and scale;

●	Cross-correlation amongst financial Sponsor expertise in target industries and Borrower’s management expertise;

●	Agent lender / financial Sponsor relationship strength testing and evaluation;

●	Lender / Borrower investment history and track record; and

●	Borrower performance history, prospects, competitive positioning, and performance since loan issuance.

Portfolio Monitoring – Active Investment Management

Post-investment, the Remora team seeks to actively manage risk through diligent portfolio monitoring and oversight. The Investment Committee meets periodically to perform a full portfolio review, in addition to periodic examination of individual credit performance, borrowers’ financial performance, and industry, sector, and geographic risk monitoring.

Remora’s focus on the return of the Company’s invested principal requires close monitoring of the investment portfolio. Remora’s active management approach is facilitated by close review of financial reporting, intensive industry and financial Sponsor research. Remora, as a co-lender, has all of the same rights as other lenders, but does not always have the same level of direct interaction with the financial Sponsors and borrowers as lead loan agents will. While Remora will always make its portfolio management team professionals available to provide significant managerial assistance to borrowers and Sponsors, Remora does not often have dedicated board seats or board observation rights of borrowers, as this right is usually not available in secondary transactions.

Remora believes that its focus on closely monitoring investments and its ability to identify risks within the Company’s portfolio at an early stage will allow for better returns on the Company’s investments.

Payment of the Company’s Expenses

All investment professionals of Remora, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine compensation-related overhead expenses of personnel allocable to these services to us, are provided and paid for by Remora and/or its affiliates, and not by us. We bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation, those relating to:

●	calculating our NAV (including appraisals and valuations);

●	legal, administration, compliance, or consulting fees and expenses (including travel and conferences) payable to third parties, in connection with making investments, operating, ratings, and/or monitoring investments;

●	interest payable on debt, and any legal or advisory costs incurred to arrange or maintain debt, including custodian or independent manager fees for any special purpose vehicles (“SPVs”);

●	sales and purchases of the shares and other securities;

●	investment advisory and management fees;

●	administration fees;

●	transfer agent and custodial fees;

●	banking costs and expenses;

●	audit costs, including any AUP audits for debt, or seed audit or portfolio valuations required for a seed audit;

●	technology costs related to investing or portfolio management;

●	subscriptions to research and database services;

●	federal and state registration fees;

●	all costs of registration and listing our securities on any securities exchange in the future;

●	U.S. federal, state and local taxes;

●	fees and expenses of our directors who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of us or Remora (the “Independent Directors”);

●	costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority (“FINRA”), or other regulators;

●	costs of any reports, proxy statements or notices to stockholders (incl. printing costs or annual meetings);

●	our allocable portion (which shall initially be 100%) of any fidelity bond, directors’ and officers’ / errors and omissions liability insurance, and any other insurance premiums;

●	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparation services and outside legal costs; and

●	all other expenses incurred by or allocable to us, whether paid by us or Remora while administering our business, including rent and allocable portion of the cost of the General Counsel, Chief Compliance Officer (and Sarbanes-Oxley Act consultant, if any) and Chief Financial Officer and their respective staffs (subject, in the case of the allocable portion of the cost of the salaries of the General Counsel, Chief Financial Officer, Chief Compliance Officer, and other Remora staff attributable to their work on the Company, to a 22.5 basis points (“bps”) of our NAV cap).

Distributions; Dividend Reinvestment Program

We intend to adopt a dividend reinvestment program that provides for reinvestment of our dividends and other distributions on behalf of our common shareholders if a shareholder opts into participating in such plan. As a result of adopting such a program, if our Board authorizes, and we declare, a cash dividend or distribution, our common shareholders who have opted in to our dividend reinvestment plan will have their cash dividends or distributions on our common stock automatically reinvested in additional shares of our common stock, rather than receiving cash.

The number of shares of our common stock to be issued to a shareholder under the dividend reinvestment program will be determined by dividing the total dollar amount of the distribution payable to such shareholder by the NAV per share, as of the last day of our calendar quarter immediately preceding the date such distribution was declared. We intend to use newly issued shares of common stock to implement the program.

The dividend reinvestment program will be terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.

Management Agreements

We will be externally managed by the Investment Manager, which is an investment adviser that is registered with the SEC under the Advisers Act. Remora will also serve as our Administrator and will provide all administrative services necessary for us to operate.

Investment Management Agreement

The description below of the proposed Investment Management Agreement is only a summary of the expected terms of the agreement that will be entered into between the Company and Remora if the Funds are converted to a BDC, is not necessarily complete, and is subject to change.

Under the terms of the Investment Management Agreement, Remora is expected to be responsible for the following:

●	managing our assets in accordance with our investment objective, policies and restrictions;

●	determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

●	identifying, evaluating and negotiating the structure of the investments we make;

●	executing, closing, servicing and monitoring the investments that we make;

●	determining the securities and other assets that we will purchase, retain or sell;

●	performing due diligence on prospective portfolio companies;

●	exercising voting rights in respect of portfolio securities and other investments for us;

●	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies; and

●	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

Remora’s services under any investment management agreement will not be exclusive, and it will be free to furnish similar services to other entities.

Term

Pursuant to the requirements of the 1940 Act, the Investment Management Agreement will initially have a term of two years. Thereafter, the Investment Management Agreement will remain in effect from year-to-year if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Directors.

The Investment Management Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, we may terminate the Investment Management Agreement with Remora upon 60 days’ written notice. The decision to terminate the Investment Management Agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of common stock. “Majority of the outstanding shares” means the lesser of (1) 67% or more of the outstanding shares of common stock present at a meeting, if the holders of more than 50% of the outstanding shares of our common stock are present or represented by proxy or (2) a majority of outstanding shares of our common stock. In addition, without payment of penalty, Remora may generally terminate the Investment Management Agreement upon 60 days’ written notice.

Removal of the Investment Manager

The Investment Manager may be removed by the Board or by the affirmative vote of a majority of the outstanding shares.

Compensation of the Investment Manager

Under the terms of the Investment Management Agreement, we will pay Remora an investment management fee for its services consisting of two components: a management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). Each of the Management Fee and the Incentive Fee will become payable on the terms described below immediately after we commence operations.

Management Fee

Under the terms of the Investment Management Agreement, the Management Fee will be payable quarterly in advance as of the first day of each calendar quarter and will be payable at an annual rate of 1.00% of the par value of our loan assets and similar portfolio investments outstanding (notwithstanding any lower valuation assigned to such loan asset or similar portfolio investment by the Board or a valuation designee). The Management Fee for any partial quarter will be prorated during the relevant calendar quarter.

Incentive Fee

Under the terms of the Investment Management Agreement, the Incentive Fee will consist of two components. These components will be largely independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee will be based on an investment-income component. Under the investment-income component, we will pay Remora each quarter an incentive fee with respect to pre-incentive fee net investment income. The investment-income component will be calculated and payable quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding fiscal quarter. Payments based on pre-incentive fee net investment income will be based on the pre-incentive fee net investment income earned for the quarter. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees received from portfolio companies) accrued during the fiscal quarter, minus operating expenses for the quarter (including the Management Fee, expenses payable under any administration agreement with Remora and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).

Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash; provided, however, that the portion of the investment income incentive fee attributable to deferred interest features will be paid, only if and to the extent received in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income will not reduce the amounts payable for any quarter pursuant to the calculation of the investment-income component described above. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-incentive fee net investment income, expressed as a rate of return on the value of net assets at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 1.5% per quarter (6.00% annualized). Under the terms of the Investment Management Agreement, we will pay Remora an investment-income incentive fee with respect to pre-incentive fee net investment income in each calendar quarter as follows: (1) no investment-income incentive fee in any calendar quarter in which pre-incentive fee net investment income does not exceed the hurdle rate of 1.5%; (2) 50% of pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.765% in any calendar quarter (7.06% annualized) (the portion of pre-incentive fee net investment income that exceeds the hurdle but is less than or equal to 1.765% is referred to as the “catch-up”; the “catch-up” is meant to provide Remora with 15.0% of pre-incentive fee net investment income as if a hurdle did not apply if pre-incentive fee net investment income exceeds 1.765% in any calendar quarter); and (3) 15.0% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.765% in any calendar quarter (7.06% annualized) payable to Remora (once the hurdle is reached and the catch-up is achieved, 15.0% of all pre-incentive fee net investment income thereafter is allocated to Remora).

The following is a graphical representation of the calculation of the investment-income component of the Incentive Fee:

Pre-Incentive Fee Net Investment Income

(express as a percentage of the value of net assets)

0%	1.06%	1.765%
← 0% →	← 50% →	← 15.0% →

Under the terms of the Investment Management Agreement, the other portion of the Incentive Fee will be based on a capital gains component. Under the capital gains component of the Incentive Fee, we expect to pay Remora at the end of each calendar year 15.0% of aggregate cumulative realized capital gains from the date of the BDC Election (the “BDC Election Date”) through the end of that year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees.

For the foregoing purpose, “aggregate cumulative realized capital gains” will not include any unrealized appreciation. The capital gains component of the Incentive Fee will not be subject to any minimum return to shareholders.

Exchange Listing

While we do not intend to list our securities on a national securities exchange, should we complete such a listing (an “Exchange Listing”), the Incentive Fee payable under the Investment Management Agreement would increase to 20.0% paid quarterly on pre-incentive fee net investment income, subject to a hurdle rate of 1.5% per quarter (6.00% annualized) and a 100% catch-up.

Fee Waivers

For the twelve months following the BDC Election Date, Remora has agreed to waive 25% of its Management Fees under the Investment Management Agreement. Any such waiver of Management Fees will not be revocable during the proposed term and the amounts waived will not be subject to any right of future recoupment in favor of Remora.

Limitation of Liability and Indemnification

Under the terms of the Investment Management Agreement, Remora and its officers, members of its board of directors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Remora, including without limitation its sole member, will not be liable to us for any action taken or omitted to be taken by Remora in connection with the performance of any of its duties or obligations under the proposed Investment Management Agreement or otherwise as our investment manager (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

Under the terms of the Investment Management Agreement, we expect to indemnify Remora and its officers, members of its board of directors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Remora (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of Remora’s duties or obligations under the proposed investment management agreement or otherwise as an investment manager of the Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct or bad faith, gross negligence, actual fraud or willful misconduct with respect to our affairs.

Administration Agreement

We expect to enter into the Administration Agreement with Remora. The description of the Administration Agreement is provided below.

Under the Administration Agreement, Remora will perform, or oversee the performance of, administrative services, which include, but are not limited to, providing office space, technology, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, managing the payment of expenses and the performance of administrative and professional services rendered by others and the allocable portion of the cost of our General Counsel, Chief Compliance Officer and Chief Financial Officer and their staff; provided, however, that allocable portion of the annual salaries of the General Counsel, Chief Financial Officer and the Chief Compliance Officer and their staff attributable to their work on the Company is subject to a cap equal to 22.5 bps of our NAV as of the end of the applicable fiscal year. Under the expected terms of the Administration Agreement, we expect to reimburse Remora for services performed for us pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, Remora may delegate its obligations under the Administration Agreement to an affiliate or to a third party, and we expect to reimburse Remora for any services performed for us by such affiliate or third party. To the extent that Remora outsources any of its functions, we expect to pay the fees associated with such functions on a direct basis, without profit to Remora.

Similar to the Investment Management Agreement, we expect that unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Directors. We may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the Administration Agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of our common stock. In addition, Remora may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Board will review the costs and expenses allocated to us under any administration agreement on at least a quarterly basis.

The Administration Agreement provides that Remora and its affiliates’ respective officers, directors, members, managers, shareholders and employees will be entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties or reckless disregard of such person’s obligations and duties under the Administration Agreement.

License Agreement

We expect to enter into a license agreement (the “License Agreement”) with Remora. Under the License Agreement, we will have a non-exclusive, royalty-free license to use the names “Remora” and “Remora Capital Partners.”

Determination of Net Asset Value

The 1940 Act requires that the board of directors of a BDC determine the fair value of the BDC’s investments in good faith on a quarterly basis. Rule 2a-5 under the 1940 Act established additional requirements for determining the fair value of a BDC’s investments. Rule 2a-5 permits a BDC’s board of directors, in compliance with certain conditions, to designate certain parties to perform fair value determinations, subject to the oversight of the board of directors. Rule 2a-5 also defines when market quotations are “readily available” for purposes of the 1940 Act and the threshold for determining whether a fund must determine the fair value of a security.

Investment transactions are recorded on the trade date. Realized gains or losses will be computed using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period. As part of the valuation process, the Board or the valuation designee, as applicable, will take into account relevant factors in determining the fair value of the Company’s investments, including the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Board or the valuation designee, as applicable, will consider whether the pricing indicated by the external event corroborates its valuation.

If the Board determines to designate a third party to perform fair value determinations in accordance with the requirements of Rule 2a-5, the third party’s valuation conclusions will be documented and then presented to the Board along with any reports required under Rule 2a-5.

The Board or the valuation designee, as applicable, will apply Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we expect to consider our principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

●	Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.

●	Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

●	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, will be recognized at the beginning of the quarter in which the transfer occurred. In addition to using the above inputs in investment valuations, we expect to apply a valuation policy approved by the Board, which will be consistent with ASC 820. Under the valuation policy, the Board (or the valuation designee, if applicable) expects to evaluate the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Board expects to subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Board or any valuation designee or any independent valuation firm(s) engaged by the Board will review pricing support provided by dealers or pricing services to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market quotation, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented, and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of our investments may cause the gains or losses ultimately realized on these investments to be different than our unrealized gains or losses that we may report in any given period.

Determinations in Connection with the Issuance of Shares of Common Stock

In connection each issuance of our common stock, the Board or a committee thereof will, no later than 48 hours (excluding Sundays and holidays) prior to each closing date, make the determination that we are not selling shares of our common stock at a price per share that is below our then-current NAV per share. The Board or a committee thereof expects to consider the following factors, among others, in making such determination:

●	the NAV per share of common stock disclosed in the most recent periodic report filed with the SEC;

●	Remora’s assessment of whether any material change in the NAV per share has occurred (including through the realization of net gains on the sale of portfolio investments), or any material change in the fair value of portfolio investments has occurred, in each case, from the period beginning on the date of the most recently completed calendar quarter to the period ending 48 hours (excluding Sundays and holidays) prior to the drawdown date; and

●	the magnitude of the difference between (i) a value that the Board or an authorized committee thereof or Remora has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) NAV of the shares of our common stock, which is based upon the NAV of the shares of our common stock disclosed in the most recent periodic report filed with the SEC, as adjusted to reflect management’s assessment of any material change in the NAV of the shares of our common stock since the date of the most recently disclosed NAV, and (ii) the offering price of the shares of our common stock in the proposed offering.

These processes and procedures will be part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we will be required to maintain under the 1940 Act.

Certain BDC Regulation Considerations

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

We will be subject to the reporting requirements of the Exchange Act, which includes annual and quarterly reporting requirements.

Governance

We are a corporation and, as such, are governed by a board of directors. The 1940 Act requires that a majority of our directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business to cease to be, or to withdraw our election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

Ownership Restrictions

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are the following:

●	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

o	is organized under the laws of, and has its principal place of business in, the United States;

o	is not an investment company (other than a small business investment company wholly owned by us) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

o	satisfies any of the following:

■	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

■	is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

■	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

●	Securities of any eligible portfolio company that we control.

●	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

●	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

●	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

●	Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.

Limitations on Leverage

As a BDC, we generally must have at least 150%, subject to certain conditions, asset coverage for our debt after incurring any new indebtedness. We intend to meet the requirements for reducing our minimum asset coverage ratio to 150%, meaning that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. A BDC may use leverage for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “-Qualifying Assets” above. However, to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of our assets are qualifying assets. When investing in temporary investments, we will typically invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, certain diversification tests to qualify as a RIC for federal income tax purposes will typically require us to limit the amount we invest with any one counterparty.

Senior Securities

We will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 150%, subject to certain conditions, after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, we may be prohibited from making distributions to our shareholders or the repurchasing of such securities or shares unless we meet the 150% asset coverage ratio requirement at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage.

The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the applicable asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common shareholders (one share one vote); and (ii) preferred shareholders must have the right, as a class, to appoint two directors to the board of directors.

Code of Ethics

A BDC and its investment advisers must adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Other Considerations

BDCs are not generally able to issue and sell shares of its common stock at a price below NAV per share. A BDC may, however, issue and sell shares of its common stock, at a price below the current NAV of the shares of the BDC’s common stock, or issue and sell warrants, options or rights to acquire such shares of the BDC’s common stock, at a price below the then-current NAV of the shares of the BDC’s common stock if the board of directors of the BDC determines that such sale is in the BDC’s best interest and in the best interests of the BDC’s shareholders, and the BDC’s shareholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the board of directors of the BDC, closely approximates the market value of such securities.

BDCs are also prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the BDC’s officers, directors, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of the board of directors of the BDC who are not “interested persons” of the BDC and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance).

BDCs are periodically examined by the SEC for compliance with the 1940 Act.

BDCs are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC against larceny and embezzlement.

BDCs and their investment advisers are required to adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. BDCs are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Certain ERISA Considerations

General Fiduciary Rules

Investments by employee benefit plans or trusts subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (such plans or trusts referred to herein as “ERISA Plans”), are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification, requirements relating to the delegation of investment authority and the requirement that an ERISA Plan’s investment be made in accordance with the documents governing the ERISA Plan. Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the BDC’s stock has in the ERISA Plan’s investment portfolio, taking into account the ERISA Plan’s purposes, the risk of loss and the potential return with respect to such investment, the composition of the ERISA Plan’s portfolio, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan and the projected return of the portfolio relative to the ERISA Plan’s investment objectives. Keogh plans covering only self-employed individuals (“Keogh Plans”), individual retirement accounts (“IRAs”) and other non-ERISA Plan investors should also consider whether an investment in the BDC’s stock is appropriate for their Keogh Plan, IRA or other non-ERISA Plan.

Prohibited Transactions

ERISA generally prohibits a fiduciary from causing an ERISA Plan to engage in a broad range of transactions involving the assets of the ERISA Plan and persons having a specified relationship to the ERISA Plan (“parties in interest”) unless a statutory or administrative exemption applies. Similar prohibitions are contained in Section 4975 of the Code and generally apply with respect to ERISA Plans, Keogh Plans, IRAs and other plans. An excise tax may be imposed pursuant to Section 4975 of the Code on persons having a specified relationship with a plan (“disqualified persons”) with respect to prohibited transactions involving the assets of the plan. Generally speaking, parties in interest for purposes of ERISA would also be disqualified persons under Section 4975 of the Code. Absent an exemption, the fiduciaries of an ERISA Plan should not invest in the Company with the assets of such ERISA Plan if Remora or any of its affiliates is a fiduciary or party in interest with respect to the assets of such ERISA Plan. In addition, any insurance company proposing to invest assets of its general account in the common stock of the Company should consider the extent that such investment would be subject to the requirements of ERISA in light of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Plan Assets

When a Plan invests in the equity of an entity such as a private BDC, the Plan Asset Provisions describe what constitutes the assets of a Plan for purposes of various provisions of ERISA and Section 4975 of the Code. If a Plan invests in an equity interest that is neither a publicly offered security nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets generally include both the equity interest and an undivided interest in all of the entity’s underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by Benefit Plan Investors is not “significant.” The term “Benefit Plan Investor” is defined in the Plan Asset Provisions as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to the fiduciary provisions (Part 4) of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Under the Plan Asset Provisions, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (any such person, a “Controlling Person”). We anticipate that the aggregate investment in the Company by Benefit Plan Investors may, from time to time, equal or exceed 25% (or such greater percentage as may be specified in regulations promulgated by the DOL) of the value of any class of equity interests in the Company. In such circumstances, the assets of the Company would be treated as “plan assets” for purposes of ERISA. However, we will not knowingly approve an investment by an ERISA Plan or transfer to an ERISA Plan Investor.

Each investor will be required to represent in its Subscription Agreement with us whether or not it is a Benefit Plan Investor and what portion of its assets (if any) comprise “plan assets” under the Plan Asset Provisions. We intend to use our commercially reasonable efforts to conduct our operations so that our assets will not be deemed to constitute “plan assets” of an ERISA Plan for purposes of the Plan Asset Provisions. However, there can be no assurance that, notwithstanding the efforts of Remora, participation by ERISA Plans will not be significant, or that underlying assets of the Company will not be treated as plan assets of an ERISA Plan or ERISA Plans.

Plan Asset Consequences

If our assets were to be treated as including plan assets of any ERISA Plan, this would result, among other things, in (a) the application of the prudence, loyalty, diversification, delegation of control and other fiduciary responsibility standards of ERISA to investments we made, and (b) the possibility that certain transactions in which we have engaged or might seek to engage in could constitute prohibited transactions under ERISA and the Code. In such an event, absent an exemption, we could be restricted from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, if our assets were to be treated as including plan assets of any ERISA Plan, the payment of certain of the fees and/or the allocation of certain of our returns to Remora or its affiliates might constitute prohibited transactions under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, Remora and/or any other fiduciary that has engaged in the prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In addition, the party in interest or disqualified person that has participated in the non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. These excise taxes, penalties and liabilities could be substantial. In this regard, Remora anticipates that where an exemption is necessary to enable us to enter into certain transactions with parties in interest or disqualified persons, Remora may rely on the following statutory, individual or class exemptions issued by the U.S. Department of Labor (“DOL”).

Remora can take any action it determines in good faith to be desirable to operate the Company so that: (a) our assets shall not constitute “plan assets” for purposes of ERISA and Section 4975 of the Code; and (b) Remora and its affiliates shall be in compliance with ERISA and Section 4975 of the Code, to the extent applicable. Remora’s authority to take such action includes the right to: (1) make structural, operating or other changes with respect to the Company, provided that such changes do not adversely affect a shareholder without such shareholder’s written consent; (2) make structural or other changes in any investment; (3) dissolve the Company; (4) cancel all or part of any shareholder’s uncommitted capital commitment to the Company; (5) require the transfer or withdrawal, in whole or in part, of a shareholder’s shares; or (6) cause the Company to exercise its limited exclusion right to exclude a shareholder from purchasing securities from the Company on any drawdown date if, in the reasonable discretion of the Company, there is a substantial likelihood that such shareholder’s purchase of securities would, among other things, cause the investments of investors which are Plans to be “significant” and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the Code.

Sarbanes-Oxley Act

Following the effectiveness of this Registration Statement, we will be subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we generally will be subject to the Sarbanes-Oxley Act, which imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. For example:

●	pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

●	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

●	pursuant to Rule 13a-15 under the Exchange Act, our management will required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

●	pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act.

JOBS Act

We will be, and expect to remain, an “emerging growth company,” as defined in the JOBS Act, until the earliest of:

●	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;

●	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;

●	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

●	the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our shares of common stock held by non-affiliates of $700.0 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we will be will be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and becomes an accelerated filer as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the extended transition period.

Proxy Voting Policies and Procedures

We will delegate our proxy voting responsibility to Remora. The proxy voting policies and procedures of Remora are described below. The guidelines are reviewed periodically by Remora and our directors who are not “interested persons,” and, accordingly, are subject to change. For purposes of these proxy voting policies and procedures described below, “we,” “our” and “us” refer to Remora.

As an investment adviser registered under the Advisers Act, we have a fiduciary duty to act solely in the best interests of our clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 promulgated under, the Advisers Act.

We will seek to vote all proxies relating to our clients’ securities in the best interest of our clients’ shareholders. We will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by our clients. Although we will generally vote against proposals that may have a negative impact on our clients’ portfolio securities, we may vote for such a proposal if there exist compelling long-term reasons to do so.

Our proxy voting decisions are made by the senior officers who are responsible for monitoring each of our clients’ investments. To ensure that our vote is not the product of a conflict of interest, we will require that: (a) anyone involved in the decision-making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision-making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Privacy Principles

We recognize the importance of maintaining the privacy of any nonpublic personal information we receive with respect to each investor. While providing management services to us, Remora collects nonpublic personal information about shareholders from the Subscription Agreements and the certificates and exhibits thereto that each shareholder submits to Remora. Remora may also collect nonpublic personal information about each shareholder from conversations and correspondence between each shareholder and Remora, both prior to and during the course of each shareholder’s investment in the Company. Remora treats all of the nonpublic personal information it receives with respect to each shareholder as confidential. Remora restricts access to such information to those employees, affiliates and agents who need to know the information in order for Remora to determine whether each shareholder meets the regulatory requirements for an investment in the Company and to provide ongoing management services to the Company. Remora does not disclose any nonpublic personal information about any investor to any third parties, other than its agents, representatives and/or affiliates, or as permitted or required by law.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion is based on the provisions of the Code and the regulations of the U.S. Department of Treasury promulgated thereunder, or “U.S. Treasury Regulations,” each as in effect as of the date of this Registration Statement.

These provisions are subject to differing interpretations and change by legislative or administrative action, and any change may be retroactive. This discussion does not constitute a detailed explanation of all U.S. federal income tax aspects affecting us and our shareholders and does not purport to deal with the U.S. federal income tax consequences that may be important to particular shareholders in light of their individual circumstances or to some types of shareholders subject to special U.S. federal income tax rules, such as financial institutions, broker dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, Persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statement, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, or individual Non-U.S. shareholders (as defined below) present in the United States for 183 days or more during a taxable year. This discussion also does not address any aspects of U.S. federal estate or gift tax, or foreign, state or local tax. This discussion assumes that our shareholders hold their shares of common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No ruling has been or will be sought from the IRS regarding any matter discussed herein.

For purposes of this discussion, a “U.S. shareholder” is a beneficial owner of a share of common stock who is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax, regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code).

For purposes of this discussion, a “Non-U.S. shareholder” generally is a beneficial owner of a share of common stock who is neither a U.S. shareholder nor a partnership (or other entity or arrangement classified as a partnership) for U.S. federal income tax purposes. If an entity or other arrangement classified as a partnership for U.S. federal income tax purposes holds our shares of common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, and the activities of the partnership. A partnership, or partner of a partnership, holding or considering an investment in our shares of common stock is urged to consult its own tax advisors regarding the U.S. federal income tax consequences of an investment in our shares of common stock.

U.S. Federal Income Taxation of the Company. As a BDC, we intend to elect to be treated as a RIC under subchapter M of the Code and intend to qualify for treatment as a RIC for U.S. federal income tax purposes annually thereafter. As a RIC, we generally will not be subject to U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our shareholders as dividends.

To qualify as a RIC for U.S. federal income tax purposes, we must, among other things, satisfy the domestic corporation requirement, registration requirement, election requirement, source-of-income requirement, asset diversification requirement and distribution requirement, each of which is discussed below.

Domestic Corporation Requirement. The domestic corporation requirement generally will be satisfied if the Company is classified as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia for U.S. federal income tax purposes.

Registration Requirement. The registration requirement generally will be satisfied if the Company has in effect an election to be treated as a BDC on every day of its taxable year.

Election Requirement. The election requirement generally will be satisfied if the Company elects to be treated as a regulated investment company by computing its taxable income as a regulated investment company in its U.S. federal income tax return or it did so with respect to a previous taxable year.

Source-of-Income Requirement. The source-of-income requirement generally will be satisfied if the Company obtains at least 90% of its gross income for each taxable year from dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock or other securities or foreign currency; other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Company’s business of investing in the aforementioned stock, securities, or currencies; or net income derived from an interest in a “qualified publicly traded partnership” (the “Source-of-Income Requirement”).

Asset Diversification Requirement. The Diversification Requirement (as defined below) will be met if we diversify our holdings so that at the end of each quarter of the taxable year:

●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and

●	no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. Government securities or securities of other RICs, of one issuer (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of one or more “qualified publicly traded partnerships” (the “Diversification Requirement”).

In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Asset Diversification Requirement described above. This exception is available only to RICs which the SEC determines to be principally engaged in the furnishing of capital to other corporations which are principally engaged in the development or exploitation of inventions, technological improvements, new processes, or products not previously generally available (“SEC Certification”). We have not sought SEC Certification, but it is possible that we may seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include, in the computation of the 50% value of our assets (described above), the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.

Distribution Requirement. As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal income tax on our “investment company taxable income” (within the meaning of the Code) and net capital gains that we distribute to our shareholders in any taxable year with respect to which we distribute an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain), reduced by certain deductible expenses), determined without regard to the deduction for dividends paid and (ii) 90% of our net tax-exempt interest income, or the Distribution Requirement (defined above). We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Distribution Requirement for any taxable year, we will fail to qualify as a RIC for U.S. federal income tax purposes for such taxable year. To the extent we meet the Distribution Requirement for a taxable year but retain our net capital gains for investment or any investment company taxable income, we are subject to U.S. federal income tax on such retained capital gains and investment company taxable income. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated corporate U.S. federal income tax, including the 4% U.S. federal excise tax described below.

As a RIC, we are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:

●	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

●	at least 98.2% of our net capital gains for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

●	any income and gains recognized, but not distributed, from previous years on which we paid no U.S. federal income tax (the “Excise Distribution Requirement”).

While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in entirely avoiding the imposition of this tax. In that case, we will be liable for the 4% U.S. federal excise tax only on the amount by which we do not meet the Excise Distribution Requirement.

We are authorized to borrow funds and to sell assets in order to satisfy the Distribution Requirement and the Excise Distribution Requirement. However, under the 1940 Act, we will not be permitted to make distributions to our shareholders while any senior securities are outstanding, unless we meet the applicable asset coverage ratios. Moreover, our ability to dispose of assets to meet either the Distribution Requirement or the Excise Distribution Requirement may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC for U.S. federal income purposes, including the Asset Diversification Requirement. If we dispose of assets in order to meet the Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through the shareholders of a RIC. In addition, expenses can be used to offset only investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for U.S. federal income tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders, even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, shareholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC for U.S. Federal Income Tax Purposes

We intend to elect to be treated as a RIC for U.S. federal income tax purposes, and we intend to qualify as a RIC annually thereafter; however, no assurance can be provided that we will qualify as a RIC for U.S. federal income tax purposes for any given taxable year. If we fail to satisfy either the Source-of-Income Requirement or the Asset Diversification Requirement for any taxable year, we may nevertheless continue to qualify as a RIC for such year, if certain relief provisions are applicable (which may, among other things, require us to pay certain U.S. federal income taxes at corporate rates or to dispose of certain assets). If we were unable to qualify for treatment as a RIC for U.S. federal income tax purposes and the foregoing relief provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate rates, regardless of whether we make any distributions to our shareholders. In such case, distributions would not be required to be paid, and any distributions that are paid would be taxable to our shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, our corporate shareholders would be eligible to claim a dividends received deduction with respect to such dividends, and our non-corporate shareholders generally would be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. The amount of any distribution in excess of our current and accumulated earnings and profits would first be treated as a return of capital to the extent of the shareholder’s adjusted tax basis in its shares, and the amount of any distribution that is not a dividend and that exceeds the shareholder’s adjusted tax basis in its shares would be treated as gain from the sale or exchange or property. To requalify as a RIC for U.S. federal income tax purposes in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in appreciation on the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent five years, unless we made a special election to pay U.S. federal income tax at corporate rates on such built-in gain at the time of our requalification as a RIC. The remainder of this discussion assumes that we qualify as a RIC for U.S. federal income tax purposes for each taxable year.

Company Investments

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction; (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income; (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur for U.S. federal income tax purposes; (vi) adversely alter the U.S. federal income tax characterization of certain complex financial transactions and (vii) produce income that will not satisfy the Source-of-Income Requirement. We monitor our transactions, may make certain U.S. federal income tax elections, and may be required to borrow money or dispose of securities in order to mitigate the effect of these rules and to prevent disqualification of the Company as a RIC for U.S. federal income tax purposes; however, there can be no assurance that we will be successful in this regard.

Debt Instruments. In certain circumstances, we may be required to recognize taxable income for U.S. federal income tax purposes prior to the time at which we receive cash. For example, if we hold debt instruments that are treated under applicable U.S. federal income tax rules as having OID (such as debt instruments with an end-of-term payment and/or PIK interest payment or, in certain cases, debt issued with warrants), we must include in taxable income for U.S. federal income tax purposes each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.

Warrants. Gain or loss realized by us for U.S. federal income tax purposes from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants, generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant and on the nature of the disposition transaction.

Foreign Investments. In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the applicable requirements that would permit us to pass through to our shareholders their share of the foreign taxes paid by us.

Passive Foreign Investment Companies. We may invest in the stock of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of section 1297 of the Code), or “PFIC.” As a result, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by it to its shareholders. In lieu of the increased income tax and deferred tax interest charges on excess distributions on and dispositions of a PFIC’s shares, we can elect to treat the underlying PFIC as a “qualified electing fund,” provided that the PFIC agrees to provide us with adequate information regarding its annual results and other aspects of its operations. With a “qualified electing fund” election in place, we must include in our income each year our share (whether distributed or not) of the ordinary earnings and net capital gain of a PFIC. In the alternative, we can elect, under certain conditions, to mark-to-market at the end of each taxable year our PFIC shares. We would recognize as ordinary income any increase in the value of the PFIC shares and as an ordinary loss (up to any prior income resulting from the mark-to-market election) any decrease in the value of the PFIC shares. With a “mark-to-market” or “qualified electing fund” election in place on a PFIC, we might be required to recognize in a year income in excess of its actual distributions on and proceeds from dispositions of the PFIC’s shares. Any such income would be subject to the RIC distribution requirements and would be taken into account for purposes of the 4% U.S. federal excise tax (described above). No assurances can be given that any “qualified electing fund” election will be available or that, if available, we will make such an election.

Income inclusions from a qualified electing fund will be “good income” for purposes of the Source-of-Income Requirement provided that the qualified electing fund distributes such income to us in the same taxable year to which the income is included in our income or the income is derived in connection with the Company’s business of investing in stocks and securities.

Controlled Foreign Corporations. If we hold more than 10% of the shares in a Non-U.S. corporation that is treated as a controlled foreign corporation, or a “CFC,” we may be treated as receiving a deemed distribution (taxable as ordinary income for U.S. federal income tax purposes) each year from such Non-U.S. corporation in an amount equal to our pro rata share of certain of the Non-U.S. corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the Non-U.S. corporation makes an actual distribution during such year. In general, a Non-U.S. corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly, or by attribution) by U.S. shareholders. For this purpose, a “U.S. shareholder” is any U.S. person (within the meaning of the Code) who possesses (directly, indirectly, or by attribution) (a) 10% or more of the total combined voting power or (b) 10% or more of the total value of all classes of shares of a Non-U.S. corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income, regardless of whether we receive any actual distributions from such CFC. We must distribute such income to satisfy the Distribution Requirement and the income will be taken into account for purposes of the U.S. federal 4% excise tax.

Income inclusions from a CFC will be “good income” for purposes of the Source-of-Income Requirement, provided that they are derived in connection with the Company’s business of investing in stocks and securities or the CFC distributes such income to the Company in the same taxable year to which the income is included in the Company’s income.

Foreign Currency Transactions. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on the disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our shareholders as ordinary income.

U.S. Federal Income Taxation of U.S. Shareholders

Distributions by the Company generally are taxable to U.S. shareholders as either ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income, plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. shareholders to the extent of our current and/or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock pursuant to our dividend reinvestment program. To the extent such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from certain U.S. corporations and certain qualified foreign corporations, such distributions (“Qualified Dividends”) may be eligible for a maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that distributions paid by the Company generally will not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualified Dividends.

Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gains, which are currently taxable at a maximum rate of 20% in the case of individuals or estates, regardless of the U.S. shareholder’s holding period for his, her or its shares, and regardless of whether paid in cash or reinvested in additional shares of common stock pursuant to our dividend reinvestment program. The amount of a distribution in excess of our current and accumulated earnings and profits first reduces a U.S. shareholder’s adjusted tax basis in such U.S. shareholder’s shares to the extent thereof (but not below zero), and the amount of a distribution that is not a dividend and is in excess of a U.S. shareholder’s adjusted tax basis in such U.S. shareholder’s shares is treated as gain from the sale or exchange of property to such U.S. shareholder.

Shareholders receiving dividends or distributions in the form of additional shares purchased in the market generally should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash dividends or distributions will receive and should have a tax basis in the shares of our common stock received equal to such amount. Shareholders receiving dividends in newly issued shares of our common stock generally will be treated as receiving a distribution equal to the value of the shares of our common stock received and should have a tax basis in the shares of our common stock equal to such amount.

Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. shareholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit or refund, as the case may be, for the U.S. federal income tax so deemed to have been paid by the U.S. shareholder. Additionally, the U.S. shareholder may be entitled to increase its adjusted tax basis in its shares by the difference between the amount of includible gains and the tax deemed paid by the U.S. shareholder. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

We or the applicable withholding agent will provide you with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as a Qualified Dividend) and capital gain dividends by January 31. For purposes of determining (1) whether the Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay you a dividend in January, which was declared in the previous October, November, or December to shareholders of record on a specified date in one of these months, then the dividend will be treated for U.S. federal income tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared. If a shareholder purchases shares shortly before the record date of a distribution, the price of the shares of our common stock will include the value of the distribution and the shareholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.

Dividend Reinvestment Program. We have adopted a dividend reinvestment program that provides for reinvestment of our dividends and other distributions on behalf of common shareholders when a shareholder opts into the program by providing us with notice. See “Dividend Reinvestment Program.” Any distributions reinvested under the dividend reinvestment program will nevertheless remain taxable to the U.S. shareholder. The U.S. shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the dividend reinvestment program equal to the amount of the reinvested distribution. The shares of our common stock will have a new holding period commencing on the day following the day on which the shares of our common stock are credited to the U.S. shareholder’s account.

Dispositions. A U.S. shareholder generally will recognize gain or loss on the sale, exchange, or other taxable disposition of shares in an amount equal to the difference between the U.S. shareholder’s adjusted tax basis in the shares of our common stock disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. shareholder on the disposition of shares will result in capital gain or loss to a U.S. shareholder, and will be a long-term capital gain or loss, if the shares of our common stock have been held for more than one year at the time of sale. Any loss recognized by a U.S. shareholder upon the disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. shareholder. A loss recognized by a U.S. shareholder on a disposition of shares will be disallowed as a deduction, if the U.S. shareholder acquires additional shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares of our common stock are disposed of. In this case, the tax basis of the shares our common stock acquired will be adjusted to reflect the disallowed loss.

Reportable Transaction Disclosure. In certain circumstances, the Code, applicable U.S. Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. In general, if a U.S. shareholder recognizes a loss with respect to shares of $2 million or more for a U.S. shareholder who is an individual, S corporation, trust, or partnership with at least one non-corporate partner, or $10 million or more for a U.S. shareholder who is a corporation or a partnership with solely corporate partner, in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886 (or a successor form). Direct U.S. shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these authorities does not affect the determination of whether the taxpayer’s treatment of the loss is proper for U.S. federal income tax purposes. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. shareholders should consult their own tax advisors to determine the applicability of these authorities in light of their individual circumstances.

Backup Withholding. We are required in certain circumstances to backup withhold for U.S. federal income tax purposes on taxable dividends or distributions paid to non-corporate U.S. shareholders who do not furnish us or the dividend-paying agent with their correct U.S. taxpayer identification number (“U.S. TIN”) (in the case of individuals, generally, their U.S. Social Security Number) and certain certifications, or who are otherwise subject to backup withholding for U.S. federal income tax purposes. Backup withholding is not an additional U.S. federal income tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

We may not be treated as publicly offered RIC for U.S. federal income tax purposes. For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. shareholders will be taxed for U.S. federal income tax purposes as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will qualify as a publicly offered RIC immediately after this offering; however, we may not qualify as a publicly offered RIC for U.S. federal income tax purposes for future taxable years. If we are not a publicly offered RIC for any period, a non-corporate U.S. shareholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to such U.S. shareholder and will be deductible by such U.S. shareholder only to the extent permitted under the limitations described below. For non-corporate shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are currently not deductible by individuals (and beginning in 2026, will be deductible to an individual only to the extent they exceed 2% of such U.S. shareholder’s adjusted gross income) and are not deductible for alternative minimum tax purposes.

U.S. Federal Income Taxation of Tax-Exempt U.S. Shareholders. A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes, and therefore generally exempt from U.S. federal income tax, may nevertheless be subject to U.S. federal income tax to the extent that it is considered to derive “unrelated business taxable income” (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities we propose to conduct could give rise to UBTI. However, following the election to treat the Company as a RIC, the Company will be classified as a corporation for U.S. federal income tax purposes. Consequently, the Company’s business activities generally will not be attributed to the U.S. shareholders for purposes of determining their treatment under U.S. federal income tax laws. Therefore, a tax-exempt U.S. shareholder generally should not be subject to U.S. federal income tax solely as a result of the U.S. shareholder’s ownership of shares and receipt of dividends with respect to such shares. Moreover, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt shareholders and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the U.S. federal income tax treatment of dividends payable to tax- exempt shareholders could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, which could result in a tax- exempt U.S. shareholder recognizing income that would be treated as UBTI.

U.S. Federal Income Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. shareholders. Whether an investment in our shares of common stock is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in our shares of common stock by a Non-U.S. shareholder may have adverse U.S federal income tax consequences. Non-U.S. shareholders should consult their own tax advisors before investing in our shares of common stock.

In general, distributions of our “investment company taxable income” to Non-U.S. shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. shareholders directly) generally are subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. This 30% U.S. federal income tax generally is collected by withholding at the source of payment. However, no withholding is required with respect to certain distributions if (i) the distributions are properly reported to our shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends, and (iii) certain other requirements are satisfied. We anticipate that a significant amount of our dividends will qualify as “interest-related dividends” or “short-term capital gain dividends.” Therefore, our distributions of our investment company taxable income generally will not be subject to withholding of U.S. federal tax.

If the distributions are effectively connected with the conduct of a U.S. trade or business by the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), we will not be required to withhold U.S. federal income tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders. Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Actual or deemed distributions of our net capital gains to a Non-U.S. shareholder, if properly reported by us as capital gains dividends, and gains realized by a Non-U.S. shareholder upon the sale or redemption of our shares of common stock, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States). In addition, in the case of an individual, such net capital gains and gains realized by a Non-U.S. shareholder upon the sale or redemption of our shares of common stock may be subject to U.S. federal income tax if the Non-U.S. shareholder was present in the United States for 183 days or more during the taxable year of the distribution or gain.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or refund equal to the Non-U.S. shareholder’s allocable share of the U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number (“TIN”) and file a U.S. federal income tax return even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. TIN or file a U.S. federal income tax return.

If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale, exchange, redemption, or other taxable disposition of our shares of common stock, are effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), such amounts will be subject to U.S. federal income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, a U.S. shareholder. For a corporate Non-U.S. shareholder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale or redemption of our shares of common stock that are effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in our shares of common stock may not be appropriate for certain Non-U.S. shareholders.

Non-U.S. shareholders will generally not be subject to U.S. federal income tax or withholding tax with respect to gain recognized on the sale or other disposition of our shares of common stock.

Under the dividend reinvestment program, our shareholders who have “opted in” to our dividend reinvestment program will have their cash distributions on our common stock automatically reinvested in additional shares of common stock, rather than receiving cash distributions. If the distribution is a distribution of our investment company taxable income and is not properly reported by us as a “short-term capital gains dividend” or “interest-related dividend,” the amount distributed and treated as a dividend for U.S. federal income tax purposes (i.e., to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above, and only the net after-tax amount will be reinvested in our shares of common stock. If the distribution is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), generally the full amount of the distribution will be reinvested in the dividend reinvestment program and will be subject to U.S. federal income tax at the ordinary income tax rates applicable to U.S. shareholders. The Non-U.S. shareholder will have an adjusted tax basis in the additional shares of common stock purchased through the dividend reinvestment program equal to the amount reinvested. The additional shares of common stock will have a new holding period commencing on the day following the day on which the shares of our common stock are credited to the Non-U.S. shareholder’s account.

Non-U.S. shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.

If we were unable to qualify as a RIC for U.S. federal income tax purposes, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as “interest-related dividends,” “short-term capital gain dividends,” or “capital gain dividends.” As a result, any such dividend paid to a Non-U.S. shareholder that is not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States) would be subject to the 30% (or reduced applicable income tax treaty rate) withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Non-U.S. shareholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the Non-U.S. shareholder’s shares subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC for U.S. federal income tax purposes, see “Failure to Qualify as a RIC for U.S. Federal Income Tax Purposes” above.

Backup Withholding

We must generally report to our Non-U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then-applicable rate (currently, 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. shareholder, provided the Non-U.S. shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. shareholder’s U.S. federal income tax and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Non-U.S. shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (i) enter into an agreement with the U.S. Department of the Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners); or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, such as our common stock, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed U.S. Treasury Regulations, which state that taxpayers may rely on the proposed U.S. Treasury Regulations until final regulations are issued. The information required to be reported includes the identity and U.S. TIN of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs, unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. shareholder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisors with respect to the FATCA consequences of an investment in our common stock.

Available Information

Following the effectiveness of this Registration Statement, we will be subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 1A. Risk Factors.

Investing in our securities involves significant risks. A prospective investor should consider, among other factors, the risk factors set forth below before deciding to purchase our securities. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the NAV of our securities could decline, and investors may lose all or part of their investment.

Risks Relating to Our Business and Structure

Lack of Operating History. We are a new entity with no operating history as a combined entity or a BDC and we have no financial information on which an investor can evaluate an investment in us or our prior performance. As a result, we are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective, and the value of a shareholder’s investment could decline substantially or become worthless. In addition, we may be unable to generate sufficient revenue from our operations to make or sustain distributions to our shareholders.

In addition, because we intend to elect to be regulated as a BDC and elect to be treated as a RIC, we will be subject to the regulatory requirements of the SEC, in addition to the specific regulatory requirements applicable to BDCs under the 1940 Act and RICs under the Code. Remora has no prior experience operating under this regulatory framework, and we may incur substantial costs, and expend significant time or other resources to operate under this regulatory framework.

Dependence on Remora and Key Personnel Thereof. The success of the Company is highly dependent on the financial and managerial expertise of Remora. The loss of key individuals employed by Remora, including Messrs. Mafrice, Altman, or Kyriopolous, could have a material adverse effect on the performance of the Company. Such key individuals may not necessarily continue to remain employed by Remora throughout the life of the Company. If these individuals do not maintain their existing relationships with Remora, and Remora does not develop new relationships with other professionals, we may not be able to grow our investment portfolio. In addition, individuals with whom the senior professionals of Remora have relationships are not obligated to provide the Company with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

The investment professionals of Remora expect to devote such time and attention to the conduct of our business as such business shall reasonably require. However, there can be no assurance, for example, that such investment professionals will devote any minimum number of hours each week to our affairs or that they will continue to be employed by Remora. Subject to certain remedies, in the event that certain employees of Remora cease to be actively involved with our operations, we must rely on Remora’s ability to identify and retain other investment professionals to conduct our business. The Board intends to evaluate the commitment and performance of Remora in conjunction with the required approval of the Investment Advisory Agreement.

We depend on Remora to maintain its network of strategic relationships, and we expect to rely to a significant extent upon these relationships to provide us with potential investment opportunities, as well as the service provider agreements and any sub-advisory relationships. If Remora fails to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom Remora has relationships, including pursuant to any service provider or sub-advisory agreements, are not obligated to provide us with investment opportunities, and we can offer no assurance that these relationships will generate investment opportunities for us in the future.

Our financial condition and results of operations depend on Remora’s ability to effectively manage and deploy capital. Our ability to achieve our investment objective depends on our ability to effectively manage and deploy capital, which depends, in turn, on Remora’s ability to identify, evaluate and monitor, and our ability to finance and invest in, companies that meet our investment criteria. Accomplishing our investment objective on a cost-effective basis will largely be a function of Remora’s handling of the investment process, its ability to provide competent, attentive and efficient services and our access to investments offering acceptable terms. In addition to monitoring the performance of our existing investments and other responsibilities under the Investment Management Agreement, Remora’s investment team may also be called upon, from time to time, to provide managerial assistance to some of our portfolio companies. These demands on their time may distract them or slow the rate of investment.

Even if we are able to grow and build upon our initial investment portfolio, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, and results of operations. Our results of operations depend on many factors, including, but not limited to, the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described herein, it could negatively impact our ability to pay dividends.

In addition, our ability to achieve our investment objective will depend in substantial part on Remora’s ability to effectively engage qualified service providers to provide loan sourcing, origination, and other services to us. There can be no guarantee Remora will be able to engage or retain such services on terms and conditions favorable to us, or at all. Such failure could have a material impact on our business, financial condition, and results of operations. Further, because we will rely on these service providers to originate and diligence prospective portfolio investments, any failure of such service providers to source appropriate investments for us could hamper our ability to deploy capital, which could have a negative impact on our business, financial condition, and results of operations.

Unspecified Investments. Other than the acquisition of the of the Legacy Portfolio, we have not presently identified, made investments in or contracted to make any investments. As a result, shareholders will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to the Formation Transaction. Shareholders must rely on Remora’s professionals and the Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our future investments in advance of purchasing our securities, an investment in our securities may entail more risk than other types of offerings. This additional risk may hinder a shareholder’s ability to achieve their own personal investment objective related to portfolio diversification, risk-adjusted investment returns and other objectives.

Provisions in the BDC’s credit facilities may limit the BDC’s operations. We intend to use leverage for investment and operating purposes. We expect to acquire (via amendment or a refinancing, or otherwise) the current credit facility of Fund I as provided for in the Credit Agreement in the Formation Transaction, and we may enter into additional credit facilities in the future. To the extent we borrow money to make investments, the applicable credit facility may be backed by all or a portion of our loans and securities on which the lender will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with a lender. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lenders or their designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by any credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under any credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under the credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Remora and its investment professionals may not be able to achieve the same or similar returns as those achieved by the Funds or by such persons while they were employed at prior positions. The track record and achievements of Remora’s management team and investment professionals are not necessarily indicative of future results that we may achieve. As a result, we may not be able to achieve the same or similar returns as those achieved by Remora’s management team and investment professionals at their prior positions, including at the Funds.

The compensation we will pay to Remora was not determined on an arm’s-length basis. Thus, the terms of such compensation may be less advantageous to us than if such terms had been the subject of arm’s-length negotiations. The compensation we will pay to Remora was not determined on an arm’s-length basis with an unaffiliated third party. As a result, the form and amount of such compensation may be less favorable to us than they might have been had the respective agreements been entered into through arm’s-length transactions with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our respective rights and remedies under the Investment Management Agreement because of our desire to maintain our ongoing relationship with Remora and its affiliates. Any such decision, however, could cause us to breach our fiduciary obligations to our shareholders.

The structure of the Incentive Fee may induce Remora to purchase assets with borrowed funds and to pursue speculative investments and to use leverage when it may be unwise to do so. The Incentive Fee payable by us to Remora under the Investment Management Agreement may create an incentive for Remora to purchase assets with borrowed funds when it is unwise to do so or to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. A portion of the Incentive Fee payable to Remora is calculated based on a percentage of our return on invested capital. The Incentive Fee arrangement may encourage Remora to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our shares of common stock. In addition, Remora receives the Incentive Fee based, in part, upon net capital gains realized on our investments. As a result, in certain situations, Remora may tend to invest more capital in investments that are likely to result in capital gains as compared to income-producing securities. Such a practice could result in us investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

Cybersecurity Risks. We and our service providers are subject to risks associated with cybersecurity breaches. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from cyberattacks and hacking by other computer users, and to avoid the resulting damage and disruption of hardware and software systems, loss or corruption of data, and/or misappropriation of confidential information. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyberattacks may cause losses to us and/or our shareholders by interfering with the processing of investor transactions or impeding or sabotaging our or Remora’s investment and/or asset management activity. We may also incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, litigation, adverse investor reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose us and/or Remora to civil liability as well as regulatory inquiry or action. Shareholders could be exposed to additional losses because of unauthorized use of their personal information.

Risks Related to Remora

Investors should be aware that potential and actual conflicts of interest may arise between us, on the one hand, and Remora and/or its respective affiliates, on the other.

Conflicts of Interest Generally. Remora will receive substantial fees from us in return for its services. These fees may include certain incentive fees based on the amount of appreciation of our investments. These fees could influence the advice provided to us. Generally, the more equity we sell and the greater the risk assumed by us with respect to our investments, including using leverage, the greater the potential for growth in our assets and profits, and, correlatively, the fees payable by us to Remora. These compensation arrangements could affect Remora’s judgment with respect to offerings of equity, incurrence of debt and investments made by us, which allow Remora to earn increased asset management fees.

Fee Structure. The Incentive Fee payable by us to Remora may create an incentive for Remora to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. These compensation arrangements could affect Remora’s or its affiliates’ judgment with respect to investments made by us, which allow Remora to earn increased Management Fees and Incentive Fees. The way in which the Incentive Fee is determined may encourage Remora to use leverage to increase the leveraged return on our investment portfolio.

In addition, the fact that our Base Management Fee will be payable based upon the par value of our assets may encourage Remora to use leverage to make additional investments. Such a practice could make such investments riskier than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of substantial leverage may increase the likelihood of our defaulting on our borrowings, which would be detrimental to holders of our securities.

The “catch-up” portion of the Incentive Fee may encourage Remora to accelerate or defer interest payable by portfolio companies from one calendar quarter to another, potentially resulting in fluctuations in timing and dividend amounts.

Dedication of Remora Personnel’s Time to Us. Subject to the terms of the Investment Management Agreement, the investment professionals and other employees of Remora will be permitted to spend a portion of their business time on activities other than us and our investments. As a result, such persons may spend less time on our activities than may be required under certain circumstances and, subject to the terms of the Investment Management Agreement, they may spend a portion of their time on behalf of funds or account which may invest in the same kind of investments being targeted by us.

In addition, Remora’s personnel will work on matters related to other funds and accounts. Employees of affiliates of Remora may also serve as directors, or otherwise be associated with, companies that are competitors of businesses in which we have made investments. These businesses may also be counterparties or participants in agreements, transactions, or other arrangements with businesses in which other affiliated investment vehicles have made investments that may involve fees and/or servicing payments to Remora or its affiliates.

Service Providers. Conflicts of interest may exist with respect to Remora’s selection of brokers, dealers, transaction agents, counterparties and financing sources for the execution of our transactions. When engaging these services, Remora may take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular service provider, as well as other factors that Remora deems appropriate to consider under the circumstances. Service providers and financing sources may provide other services that are beneficial to Remora, but that are not necessarily beneficial to us, including capital introductions, other marketing assistance, client and personnel referrals, consulting services, and research-related services. These other services and items may influence Remora’s selection of service providers and financing sources.

In addition, Remora may exercise its discretion to recommend to a business in which we have made an investment, that it contract for services with (i) Remora or a related person of Remora (which may include a business in which we have made an investment); (ii) an entity with which Remora or its employees has a relationship or from which Remora otherwise derives financial or other benefits, including relationships with joint venturers or co-venturers; or (iii) certain investors (including shareholders) or its affiliates. Such relationships may influence decisions that Remora makes with respect to us. Remora has a potential incentive to make recommendations because of its financial or other business interest. There can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

Remora Relationships. We expect that Remora will depend on its relationships with third parties, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. The investment management business is intensely competitive, with competition based on a variety of factors, including investment performance, business relationships, quality of service provided to clients, fund investor liquidity, fund terms (including fees and economic sharing arrangements), brand recognition and business reputation. If Remora fails to maintain its reputation it may not be able to maintain its existing relationships or develop new relationships or sources of investment opportunities, and we may not be able to grow our investment portfolio. In addition, individuals with whom Remora have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

Allocation of Investments. Remora will experience conflicts of interest in connection with the management of our business affairs relating to and arising from a number of matters, including: compensation to Remora; services that may be provided by Remora to issuers in which we may invest; the formation of additional investment funds managed by Remora and/or its affiliates; and restrictions on Remora’s use of “inside information” with respect to potential investments by us.

Limitations on Actions and Indemnification. Remora has not assumed any responsibility to us other than to render the services described in the Investment Management Agreement and Administration Agreement, and it will not be responsible for any action of the Board in declining to follow its advice or recommendations. Pursuant to the Investment Management Agreement, Remora and its directors, officers, shareholders, members, agents, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of, Remora will not be liable to us for their acts under the Investment Management Agreement, absent willful malfeasance, bad faith, or gross negligence in the performance of their duties. We have also agreed to indemnify, defend and protect Remora and its directors, officers, shareholders, members, agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, Remora with respect to all damages, liabilities, costs and expenses resulting from acts of Remora not arising out of willful misfeasance, bad faith or gross negligence in the performance of their duties. These protections may lead Remora to act in a riskier manner when acting on our behalf than it would when acting for its own accord.

Existing Relationships. Remora and/or its affiliates (including its partners, members and employees) have long-term relationships with a significant number of companies and their respective senior management. Remora and/or its affiliates (including its partners, members and employees) also have relationships with numerous investors, including institutional investors and their senior management. The existence and development of these relationships may influence whether Remora undertakes a particular investment on our behalf and, if so, the form and level of such investment. Similarly, Remora may take the existence and development of such relationships into consideration in its management of us and our investments. Without limiting the generality of the foregoing, there may, for example, be certain strategies involving the management or realization of investments that Remora will not employ on our behalf in light of these relationships.

Access to Confidential Information. We, directly or through Remora and its affiliates, may obtain confidential information about the companies in which we have invested or may invest or be deemed to have such confidential information. The possession of such information may, to our detriment, limit the ability of us and Remora and its affiliates to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of Remora may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of Remora come into possession of material non-public information with respect to our investments, such personnel will be restricted by Remora’s information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of Remora to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of Remora in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with Remora will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of Remora.

Limitation on Transactions with Affiliates. As a BDC, we are generally limited in our ability to invest in any portfolio company in which our affiliates, Remora or its affiliates currently has an investment, or to make co-investments with our affiliates, Remora or its affiliates (absent exemptive relief as discussed above). Specifically, we are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of our independent directors and, in some cases, an order from the SEC or exemptive relief. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we will generally be prohibited from buying or selling any securities from or to such affiliate on a principal basis, absent the prior approval of the Board and, in some cases, the SEC. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, including other funds or clients advised by Remora or its affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves a joint investment), without prior approval of the Board and, in some cases, the SEC.

If a person acquires more than 25% of our voting securities, we will be prohibited from buying any security from or selling any security to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates or anyone who is under common control with us. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain joint transactions involving entities that share a common investment advisor. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a company managed by either of Remora or its affiliates without the prior approval of the SEC, which may limit the scope of investment or disposition opportunities that would otherwise be available to us.

In situations when co-investment with Remora or its affiliates’ other clients is not permitted under the 1940 Act and related rules, or existing or future staff guidance, Remora will need to decide which client or clients will proceed with the investment. Generally, we will not be entitled to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, we will not be permitted to participate. Moreover, except in certain circumstances, we will not invest in any issuer in which an affiliate’s other client holds a controlling interest.

Investments with Unaffiliated Co-Investors. We may co-invest in one or more investments with certain unaffiliated third parties, including but not limited to, limited partners of funds or other entities that assist Remora in sourcing potential investment opportunities or its affiliates, which parties in certain cases may have different interests to ours. Such co-investments may be structured through partnerships, joint ventures or other entities. Our investments will be subject to risks in connection with third-party involvement, including the possibility that a third party may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with ours, or may be in a position to block action in a manner contrary to our investment objectives. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-investors. In addition, such co-investments may or may not be on substantially the same terms and conditions, and such different terms may be disadvantageous to us or to any investor participating directly or indirectly therein.

Failure of Remora to Comply with Pay-to-Play Laws, Regulations and Policies. Several U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted a rule that, among other things, prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If Remora, or any of its partners or employees or any service provider acting on its behalf, fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on Remora, and thus, us.

Risks Related to the Economy

Capital markets may experience periods of disruption and instability. As a BDC, we must maintain our ability to raise additional capital for investment purposes. Without sufficient access to the capital markets or credit markets, we may be forced to curtail our business operations, or we may not be able to pursue new business opportunities. From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, significant write-offs, the re-pricing of credit risk and the failure of major financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not continue or worsen in the future, including as a result of inflation and rising interest rates, the war in Ukraine and Russia, the current conflict in the Middle East, and health epidemics and pandemics, changes in interest rates or renewed inflationary pressure.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. Such conditions could make it difficult to extend the maturity of or refinance any existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we have historically experienced, including the current rising interest rate environment. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While we expect most of our investments will not be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity).

Significant changes or volatility in the capital markets may also adversely affect the pace of our investment activity and economic activity generally. The illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital, and any required sale of all or a portion of our investments as a result, could have a material adverse effect on our business, financial condition or results of operations.

Political, Social and Economic Uncertainty. Social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, war, conflicts and social unrest) will occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the United States. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.

Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund our investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

In addition, recent disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Future market disruptions and/or illiquidity would be expected to have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and have a material negative impact on our and our prospective portfolio companies’ operating results and the fair values of our debt and equity investments.

Public Health Emergencies and Outbreak of Existing or New Epidemic Diseases. The extent of the impact of any public health emergency on our and our portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain its financial and economic impact, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, our and our portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any of our or our portfolio companies’ personnel. This could create widespread business continuity issues for us and our prospective portfolio companies.

These factors may also cause the valuation of our investments to differ materially from the values that we may ultimately realize. Our valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information.

Any public health emergency, pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on us and the fair value of our investments and our portfolio companies.

Adverse global economic conditions could harm our business and financial condition. Adverse macroeconomic developments, including, without limitation, inflation, slowing growth, changing interest rates, the imposition of tariffs, or recessions could negatively affect our business and financial condition. These developments or other global events, including those related to the Russia-Ukraine war and the current conflict in the Middle East, have caused, and could, in the future, cause disruptions and volatility in global financial markets and increased rates of default and bankruptcy, and could impact consumer and small business spending and have other unforeseen consequences. It is difficult to predict the impact of such events on our portfolio companies or economic markets more broadly and the effectiveness of those actions. Adverse economic conditions, including inflation, may also increase the costs of operating our business.

Risks Related to Changes in Interest Rates. Because we may borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in interest rates would not have a material adverse effect on our net investment income in the event we use debt to finance our investments.

In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our common stock and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our investment income.

We may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay distributions to our shareholders.

Downgrade of U.S. Credit Rating and Government Shutdown. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating of the United States. In August 2023, Fitch Ratings Inc. lowered its grade on the U.S. government’s debt from AAA to AA+ and explained that it expected fiscal deterioration over the next three years. In May 2025, Moody’s Ratings downgraded the U.S. government’s long-term issuer and senior unsecured ratings from Aaa to Aa1.

The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Terrorist Attacks, Acts of War, Global Health Emergencies or Natural Disasters. Terrorist acts, acts of war, global health emergencies or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, global health emergencies or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks, global health emergencies and natural disasters are generally uninsurable.

Risks Related to Our Investments

General Economic and Market Conditions. The success of our activities will be affected by general economic and market conditions, including but not limited to interest rates, commodity prices, availability of credit, credit defaults, inflation rates, economic uncertainty, disruptions in the global debt markets, changes in laws (including laws relating to taxation of our investments), trade barriers, currency exchange controls, and national and international political circumstances (including wars, terrorist acts or security operations). These factors may adversely affect our ability to source what we believe to be attractive investment opportunities, the pricing of such investment opportunities, the value of investments held by us and our ability to exit or monetize our investments. Negative economic trends nationally, in specific geographic areas of the U.S. or outside the U.S., could result in an increase in debt or loan defaults and delinquencies. Inability of issuers to obtain refinancing (particularly as high levels of required refinancings approach) may result in an economic decline that could delay or derail an economic recovery and cause deterioration in the performance of debt investments generally.

Additionally, the following factors may disrupt credit markets and have a negative impact on our investments:

●	the bankruptcy or insolvency of one or more major financial institutions that results in the disruption of payments or triggers additional crises in the global credit markets and overall economy;

●	continued deterioration of the sovereign debt of certain countries, together with the risk of contagion to other, more stable, countries;

●	rating agency downgrades (or otherwise negative changes in their ratings outlook) on the sovereign long-term debt ratings of certain countries;

●	issues affecting the economies of the U.S. and/or non-U.S. economies; and

●	the impact of military operations, pandemics and other public health emergencies, the possibility or actual occurrence of terrorist attacks domestically or abroad and/or political instability in some parts of the world which could have a material adverse effect on general economic conditions, world financial markets, particular business segments, world commodity prices, consumer confidence and/or market liquidity.

Financial Institutions and Distress Events. We are subject to the risk that one of the banks, brokers, hedging counterparties, lenders or other custodians (each, a “Financial Institution”) of some or all of our (or any portfolio company’s) assets fails to timely perform its obligations or experiences insolvency, closure, receivership or other financial distress or difficulty (each, a “Distress Event”). Distress Events can be caused by factors including eroding market sentiment, significant withdrawals, fraud, malfeasance, poor performance or accounting irregularities. If a Financial Institution experiences a Distress Event, the Investment Manager, us or one of our portfolio companies may not be able to access deposits, borrowing facilities or other services, either permanently or for an extended period of time. Although assets held by regulated Financial Institutions in the United States frequently are insured up to stated balance amounts by organizations such as the Federal Deposit Insurance Corporation (“FDIC”), in the case of banks, and the Securities Investor Protection Corporation (“SIPC”), in the case of certain broker-dealers, amounts in excess of the relevant insurance are subject to risk of total loss, and any non-U.S. Financial Institutions that are not subject to similar regimes pose increased risk of loss. While in recent years governmental intervention has often resulted in additional protections for depositors and counterparties during Distress Events, there can be no assurance that such intervention will occur in a future Distress Event or that any such intervention undertaken will be successful or avoid the risks of loss, substantial delays or negative impact on banking or brokerage conditions or markets.

Any Distress Event has a potentially adverse effect on the ability of Remora to manage our investment portfolio, and on our ability or the ability of Remora and any of our portfolio companies to maintain operations, which in each case could result in significant losses and in unconsummated investment acquisitions and dispositions. Such losses could include a loss of funds; an obligation to pay fees and expenses in the event we are not able to close a transaction (whether due to the inability to draw capital on a credit line provided by a Financial Institution experiencing a Distress Event, our inability to access capital contributions or otherwise); our inability to acquire or dispose of investments, or acquire or dispose of such investments at prices that Remora believes reflect the fair value of such investments; and the inability of portfolio companies to make payroll, fulfill obligations or maintain operations. If a Distress Event leads to a loss of access to a Financial Institution’s services, it is also possible that we or a portfolio company will incur additional expenses or delays in putting in place alternative arrangements or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital, or otherwise). To the extent Remora can exercise contractual remedies under agreements with Financial Institutions in the event of a Distress Event, there can be no assurance that such remedies will be successful or avoid losses, delays or other impacts. We and our portfolio companies are subject to similar risks if a Financial Institution utilized by investors in us or by our suppliers, vendors, service providers or other counterparties or a portfolio company becomes subject to a Distress Event, which could have a material adverse effect on us.

Many Financial Institutions require, as a condition to using their services (including lending services), that we and/or Remora maintain all or a set amount or percentage of their respective accounts or assets with the Financial Institution, which heightens the risks associated with a Distress Event with respect to such Financial Institutions. We are under no obligation to use a minimum number of Financial Institutions or to maintain account balances at or below the relevant insured amounts.

Further, Distress Events, including turmoil in the U.S. banking system in early 2022, raise fears of broader financial contagion, and it is not certain what impact this will have on financial markets. Any deterioration of the global financial markets (particularly the U.S. debt markets), any possible future failures of certain financial services companies and a significant rise in market perception of counterparty default risk, interest rates or taxes will likely significantly reduce investor demand and liquidity for investment grade, high-yield and senior bank debt, which in turn is likely to lead some investment banks and other lenders to be unwilling or significantly less willing to finance new investments or to offer less favorable terms than had been prevailing in the recent past. The tightening of availability of credit to businesses generally could lead to an overall weakening of the U.S. and global economies, which in turn is likely to adversely affect our ability to sell or liquidate investments at favorable times or at favorable prices or otherwise have an adverse effect on our business and operations. In addition, valuations of our investments are subject to heightened uncertainty as the result of market volatility and disruption. To the extent we are unable to obtain favorable financing terms for our portfolio investments or sell investments on favorable terms, our ability to generate what we believe to be attractive investment returns for our shareholders may be adversely affected.

Financial Market Fluctuations. General fluctuations in the market prices of securities may affect the value of our investments. Instability in the securities markets may also increase the risks inherent in our portfolio investments. The ability of portfolio companies to refinance debt securities may depend on their ability to sell new securities in the public high-yield debt market or otherwise.

General Risks of Lending, Secured Lending and Loan Origination. Remora’s lending strategy is subject to general market, credit and interest rate risks. Secured lending is also subject to the risk of inadequate collateral, and lending generally is subject to the risk of default.

Credit risk refers to the likelihood that an obligor will default on the payment of principal, interest or other amounts owed on an instrument. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are subject to downgrade at a later date.

Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively affect the price of a fixed rate debt instrument and falling interest rates will have a positive effect on the price of a fixed rate debt instrument.

Adjustable-rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

While loans we originate are intended to be over-collateralized, the lack, or inadequacy, of collateral or other assets expected to be the source of repayment or credit enhancement for a debt instrument may affect our credit risk, and we may be exposed to losses resulting from default. A defaulted or otherwise distressed investment in a portfolio company may become subject to workout negotiations or restructuring, which may entail, among other things, a substantial reduction in interest rate, a substantial write-down of principal and a substantial change in the terms, conditions and covenants with respect to the investment. We may incur additional expenses if it is required to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Additionally, in the event of a default, the value of the underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. Our interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests, may not be adequately protected. Furthermore, claims may be asserted that could interfere with the enforcement of our rights. Under certain circumstances, we or our affiliate may assume direct ownership of the underlying asset. The liquidation proceeds upon a sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of the liquidation of the underlying collateral regarding a defaulted loan may further reduce the proceeds and thus increase the loss.

Unspecified Investments. Except as otherwise disclosed, we have not identified the particular investments we will make. Accordingly, a shareholder must rely upon the ability of Remora in making investments consistent with our investment objectives and policies. We may be unable to find a sufficient number of what we believe to be attractive opportunities to invest our committed capital or meet our investment objectives.

Competition for Available Investments. Although Remora believes that it can identify and source opportunities to invest in floating rate senior secured loans to mid-market companies and other investment types targeted by us, the activity of identifying, completing and realizing what we believe to be attractive investments of the type being targeted by us is nonetheless highly competitive. We will be competing for investments with many other investors, including BDCs, private equity funds, private credit funds, hedge funds, CLOs and other institutional investors. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than we will have and offer a wider array of financial services. For example, some competitors may have a lower cost of funds or access to funding sources that are not available to us. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. There may be intense competition for financings or investments of the type we intend to make, and such competition may result in less favorable financing or investment terms than might otherwise exist.

In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. The competitive pressures we face may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Potentially Limited Number of Investments. Remora will endeavor to diversify our investments; however, difficult market conditions or slowdowns affecting a particular asset class, geographic region or other category of investment could have a significant adverse impact on us if its investments are limited to those areas, which would result in lower investment returns. This lack of diversification may expose us to losses disproportionate to market declines in general if there are disproportionately greater adverse price movements in the particular investments. If we hold investments limited to a particular issuer, security, asset class or geographic region, we may be more susceptible than a more widely diversified portfolio to the negative consequences of a single corporate, economic, political, or regulatory event. Accordingly, a lack of diversification could adversely affect our performance.

Investment Due Diligence and Investment Research. When conducting due diligence and investment research, Remora may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues, often on an expedited basis, to take advantage of an investment opportunity. Detailed information necessary for a full evaluation may not be available, and the financial information available to Remora may not be accurate or provided based upon accepted accounting methods. Outside consultants, legal counsel, accountants and investment banks may be involved in the due diligence and investment research process in varying degrees depending on the type of investment. There can be no assurance that these consultants will evaluate such investments accurately. Moreover, the due diligence investigation and investment research that Remora carries out with respect to any investment opportunity may: (1) not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, (2) lead to inaccurate or incomplete conclusions or (3) be manipulated by fraud. We could incur material losses as a result of the misconduct or incompetence of such individuals and/or a substantial inaccuracy in such information.

Fraud. Of paramount concern in lending is the possibility of material misrepresentation or omission or fraud on the part of the borrower. Instances of fraud and other deceptive practices committed by management of certain companies in which we invest may undermine Remora’s due diligence efforts with respect to such companies. This may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability to perfect or effectuate a lien on the collateral securing the loan. Remora will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but Remora cannot guarantee such accuracy or completeness.

Insolvency and Bankruptcy. Various laws enacted for the protection of creditors may apply to our investments. In a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of a portfolio company investment, such as a trustee in bankruptcy, a court may find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such investment. If, after giving effect to such indebtedness, the issuer (1) is insolvent, (2) is engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (3) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature, such court could determine (1) to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, (2) to subordinate such indebtedness to existing or future creditors of the issuer or (3) to recover amounts previously paid by the issuer in satisfaction of such indebtedness.

The issuer of our investment may enter bankruptcy, receivership, insolvency or similar proceedings (collectively, “bankruptcy”). Bankruptcy may result in, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the related investments. In bankruptcy and other corporate reorganizations, there exists the risk that, among other things, the reorganization will proceed at a slower than anticipated pace until certain liabilities of the debtor have been satisfied, may not be successful if certain reorganization milestones, including necessary approvals, have not been achieved, or result in the distribution of a new security worth less than our purchase price. In addition, debtors in bankruptcy must bear substantial administrative costs before creditors, such as us, are repaid on unsecured claims and equity holdings. Other claims against a bankrupt debtor, such as tax obligations, may have priority over our claims in bankruptcy proceedings.

Troubled company investments and other distressed asset-based investments require active monitoring and could, at times, require participation in business strategy or reorganization proceedings by Remora. To the extent that Remora becomes involved in such proceedings, we could have a more active participation in the affairs of the issuer than that assumed generally by an investor. In addition, involvement by Remora in a company’s reorganization proceedings could result in the imposition of restrictions limiting our ability to liquidate our position in the issuer.

Investments in securities issued by distressed companies domiciled outside the U.S. could present additional risks to us, including in respect of the bankruptcy and reorganization laws of those countries. Non-U.S. bankruptcy and reorganization laws could result in different and potentially inferior outcomes in respect of the reorganization process, the treatment of creditor claims and how creditors’ rights will be enforced. In addition, notwithstanding existing bankruptcy laws in some countries, those countries may not have a stable or predictable reorganization process.

Call and Prepayment Risk. The ability of issuers to prepay our investments will vary. We will experience a loss if our investment was purchased at a price greater than par and is prepaid at par or at a price lower than the purchase price. The rate of prepayments, amortization, delinquencies and defaults may be influenced by various factors, including:

●	changes in issuer performance and requirements for capital;

●	interest rate movements;

●	unavailability of credit or a decline in credit underwriting standards; and

●	the overall economic environment.

Further, in the case of prepayment, we bear reinvestment risk, because the Company may be required to invest the proceeds at a lower rate than the original investment.

Our investments generally pay floating interest rates. To the extent interest rates increase, periodic interest obligations owed by the related issuer also will increase. As prevailing interest rates increase, some issuers may not be able to make the increased interest payments on our investment or refinance their balloon and bullet loans, resulting in payment defaults.

Contingent Liabilities and Indemnification. We may acquire an investment that is subject to contingent liabilities. Such contingent liabilities could be unknown to us at the time of acquisition or, if they are known, we may not accurately assess or protect against the risks that they present. Acquired contingent liabilities could thus result in unforeseen losses for us. In addition, in connection with the disposition of an investment in a portfolio company, we may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of a business.

Smaller Issuers. We will invest primarily in the debt obligations or securities of middle market, lower middle market and/or less well-established companies. While smaller companies may have potential for rapid growth, they involve higher risks. Smaller companies have more limited financial resources than larger companies and may be unable to meet their obligations under their debt securities, which may be accompanied by a deterioration in the value of any collateral. Smaller companies also typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Generally, less information is publicly available about these companies, and they are generally not subject to the financial and other reporting requirements applicable to public companies. Smaller companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on us and, in turn, on our performance. Smaller companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Such companies also may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Portfolio Company Management. Each portfolio company’s day-to-day operations will be the responsibility of such portfolio company’s management team. Although Remora will be responsible for monitoring the performance of each portfolio company, there can be no assurance that the existing portfolio company’s management team, or any successor, will be able to operate the portfolio company in accordance with Remora’s expectations. The success of each portfolio company investment depends in substantial part upon the skill and expertise of each portfolio company’s management team.

Investments in Highly Leveraged Portfolio Companies. We may invest in companies with capital structures involving significant leverage. Additionally, some of the debt positions acquired by us may be the most junior in what could be a complex capital structure, and, thus, subject us to the greatest risk of loss.

Investments in highly leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market, and industry developments. Furthermore, a portfolio company’s significant indebtedness could, among other things:

●	subject the portfolio company to a number of restrictive covenants, terms, and conditions, any violation of which could be viewed by creditors as an event of default and could materially impact our ability to realize value from the investment;

●	cause even moderate reductions in operating cash flow to render the portfolio company unable to service its indebtedness, leading to the portfolio company’s bankruptcy or other reorganization and a loss of part or all of our investment;

●	give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the portfolio company’s ability to respond to changing industry conditions if additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;

●	limit the portfolio company’s ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors that have relatively less debt;

●	limit the portfolio company’s ability to engage in strategic acquisitions that might be necessary to generate what we believe to be attractive returns or further growth; and

●	limit the portfolio company’s ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or other general corporate purposes.

As a result, the risk of loss associated with a leveraged portfolio company is generally greater than for companies with comparatively less debt.

Operating and Financial Risks of Portfolio Companies The portfolio companies in which we intend to invest could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment, or an economic downturn. As a result, portfolio companies that Remora expects to be stable, may operate, or expect to operate, at a loss or have significant variations in operating results; may require substantial additional capital to support their operations or to maintain their competitive position; or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of our investment strategy will depend, in part, on the ability of Remora to restructure and effect improvements in the operations of a portfolio company. The activity of identifying and implementing restructuring programs and operating improvements at portfolio companies entails a high degree of uncertainty.

Illiquid Investments and Long-Term Investments; Uncertain Exit Strategies. We will invest in and hold to maturity instruments that do not have a significant, or any, secondary market. In most cases, there will be no public market for the securities at the time of their acquisition. These securities generally may not be sold publicly, unless their sale is registered under applicable securities laws or an exemption from such registration requirements is available, and Remora may not be able to arrange a private sale. To the extent that there is no trading market for a portfolio investment, Remora may be unable to liquidate that investment on our behalf or may be unable to do so at a profit. Accordingly, there can be no assurance that we will realize value on our investments in a timely manner.

Due to the illiquid nature of many of the positions, as well as the uncertainty of the success of their issuers, Remora is unable to predict with confidence what the exit strategy will ultimately be for any given investment, or that one will be available. In certain instances, we may be forced to sell or exit an investment earlier than Remora would recommend due to liquidity issues or other possible factors.

Financing Arrangements; Availability of Credit. There can be no assurance that we will be able to maintain adequate financing arrangements under all market circumstances. The imposition of financial limitations or restrictions could compel us to liquidate all or part of our portfolio at disadvantageous prices. The financing available to us from banks, dealers and other counterparties is likely to be restricted in disrupted markets.

Risk of Litigation. Our investment activities may subject us to the risks of becoming involved in litigation. The expense of defending against claims against us by third parties and paying any amounts pursuant to settlements or judgments would be borne by us. We may not be able to defend or prosecute legal proceedings that may be bought against us (or lenders as a group) or that we (or lenders as a group) might otherwise bring to protect our (or their) interests. In addition, we may accumulate substantial positions in the securities of issuers that become involved in litigation.

Privately Placed Debt Investments of Private Companies. We will trade in privately placed debt investments issued by private companies (i.e., companies that have not issued publicly traded securities). Private debt investments may be in the form of loans, securities or participation interests, and may be issued in financings and recapitalizations. They also may include mezzanine, unitranche and high-yield debt securities (discussed below), which are typically issued in traditional private placements or in connection with acquisitions and other business combinations.

Privately placed debt, which includes below investment grade or, on occasion, distressed assets, is considered to be of lower credit quality and more speculative than publicly offered debt. Unrated or low-grade debt securities are subject to greater risk of loss of principal and interest than higher-rated debt securities. Further, we may trade in debt securities that rank junior to other outstanding securities and obligations of the issuer, all or a significant portion of which may be secured by substantially all of that issuer’s assets. We also may invest in debt securities that are not protected by financial covenants or limitations on additional indebtedness.

Privately placed debt is subject to fewer reporting obligations than publicly traded securities. Further, we may invest in debt securities issued by companies with little or no operating history. Detailed information about privately placed debt necessary for a full evaluation of the securities may be less available to Remora than would be available in connection with publicly offered debt securities.

Additionally, investment in debt issued by private companies (compared to public companies) is subject to a number of risks, including (1) magnified illiquidity of an investment, (2) inability to sell due to a lack of market, (3) absence of market efficiency or testing to determine the correct price, (4) limited or no information available to debt holders regarding, among other things, a private company’s business prospects and results of operations and (5) less oversight from independent directors, regulatory agencies and others.

Leveraged Loans and High-Yield Instruments. Leveraged loans and high-yield instruments, which are often referred to as “junk,” are subject to many of the same risk factors as investment grade loans, but in addition have more credit risk, are generally less liquid, and have higher price volatility than do investment grade bonds and loans. Under certain circumstances, the collateral securing a loan, if any, might not be sufficient to satisfy the borrower’s obligations in the event of non-payment of scheduled interest or principal, and may be difficult to liquidate on a timely basis. Additionally, a decline in the value of the collateral could cause the loan to become substantially unsecured, and circumstances could arise (such as in the bankruptcy of a borrower) which could cause the issuer’s security interest in the loan’s collateral to be invalidated.

A severe liquidity crisis in the global credit markets has in the past resulted in, and may again result in, substantial fluctuations in prices for leveraged loans and high-yield debt securities and limited liquidity for such instruments. Although certain sectors have recovered, the conditions giving rise to such price fluctuations and limited liquidity may continue and may become more acute. During periods of limited liquidity and higher price volatility, our ability to acquire or dispose of investments at a price and time that Remora deems advantageous may be severely impaired. In addition, the credit crisis adversely affected the primary market for a number of financial products, which may reduce opportunities to purchase new issuances of investments.

Nature of Investment in Secured Loans. We may own secured debt, which involves various degrees of risk of a loss of capital. The factors affecting a company’s secured leveraged loans, and its overall capital structure, are complex. Some secured loans may not necessarily have priority over all other debt of a company. Any secured debt is secured only to the extent of its lien and only to the extent of underlying assets or incremental proceeds on already secured assets.

Secured credit facilities may be syndicated to a number of different financial market participants. The documentation governing the facilities typically require either a majority consent or, in certain cases, unanimous approval for certain actions in respect of the facility, such as waivers, amendments, or the exercise of remedies. In addition, voting to accept or reject the terms of a restructuring of a company pursuant to a Chapter 11 plan of reorganization is done on a class basis. As a result of these voting regimes, we may not have the ability to control any decision in respect of any amendment, waiver, exercise of remedies, restructuring or reorganization of debts owed to us.

Secured loans are also subject to other risks, including (1) the possible invalidation of a debt or lien as a “fraudulent conveyance”, (2) the possible invalidation as a “preference” of liens perfected or recovery by a bankrupt borrower of debt payments made in the 90 days before a bankruptcy filing, (3) equitable subordination claims or debt-to-equity recharacterization claims by other creditors, (4) so-called “lender liability” claims by the borrower of the obligations, and (5) environmental liabilities that may arise with respect to collateral securing the obligations. Recent decisions in bankruptcy cases have held that a secondary loan market participant can be denied a recovery from the debtor in a bankruptcy if a prior holder of the loans either received and does not return a preference or fraudulent conveyance or engaged in conduct that would qualify for equitable subordination.

Unitranche Debt Securities. Unitranche debt securities are generally unrated or below investment grade rated investments that have greater credit and liquidity risk than more highly rated debt obligations. Unitranche debt securities are typically issued in traditional private placements or in connection with acquisitions and other business combinations and have no trading market. Unitranche debt securities combine secured and unsecured, subordinated debt. Issuers of such debt securities may be highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations.

Syndicated Debt, Loan Participations and Secondary Market Investments. We will acquire investments in primary transactions and by secondary market investments, whether by assignment or through participation interests. To the extent we trade in any syndicated debt, we may be subject to certain additional risks because of having no direct contractual relationship with the borrower of the underlying loan. In such circumstances, we generally will be dependent on the lender to enforce its rights and obligations under the loan arrangements. Such investments will be subject to the credit risk of both the borrower and the lender, because they depend on the lender to make payments of principal and interest received on the underlying loan.

Equity Items. We may invest in Equity Co-Investments, equity kickers and other equity securities and interests in obligors, which we refer to as “Equity Items.” Equity Items are subject to the risks described herein with respect to investments generally but are more subordinate in an issuer’s capital structure and are therefore generally riskier than fixed-income investments. Equity Items may involve substantial risks and may be subject to wide and sudden fluctuations in market value.

Lender Liability Risk. A number of U.S. judicial decisions have upheld judgments of borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, we may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower; (ii) engages in inequitable conduct to the detriment of the other creditors; (iii) engages in fraud with respect to, or makes misrepresentations to, the other creditors; or (iv) uses its influence as a shareholder to dominate or control a borrower to the detriment of other creditors of the borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, Remora may hold equity or other interests in obligors of the portfolio company, we could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Risks Related to Legal, Tax and Regulatory Risks

Changes in Law, Regulation or Policies. We and our portfolio companies will be subject to regulation at the local, state, and federal levels. Changes to the laws and regulations governing our operations may cause us to alter our investment strategy to avail ourselves of new or different opportunities. These changes could result in material differences to the strategies and plans described herein and may result in a shift in investment focus. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment in us.

The impact of changes in U.S. federal income tax laws is uncertain. In general, legislative or other actions relating to U.S. federal income taxes could have an adverse effect on us, our investors, or investments. Matters pertaining to U.S. federal income taxation are constantly under review by persons involved in the legislative process, by the IRS, and the U.S. Treasury Department. The Trump Administration has proposed significant changes to the Code and existing U.S. federal income tax regulations, and there are a number of proposals in Congress that would similarly modify the Code. The likelihood of any such legislation being enacted is uncertain, but new legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could have adverse consequences, including affecting our ability to qualify as a RIC or otherwise impacting the U.S. federal income tax consequences applicable to us and our investors. Investors are urged to consult with their tax advisor with respect the status of any legislative, regulatory, or administrative developments and proposals regarding U.S. federal income taxation and the potential impact that such developments or proposals may have on an investment in us.

Withholding U.S. Federal Tax with Respect to Non-U.S. Shareholders. Under certain circumstances, we may be required to withhold U.S. federal income tax with respect to distributions to Non-U.S. shareholders. If we are required to withhold U.S. federal income tax with respect to any Non-U.S. shareholders, the economic cost of withholding such U.S. federal income tax may be borne by all shareholders, not just the Non-U.S. shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of our common stock.

Investment Company Regulation. As a BDC, the 1940 Act would require, among other things that we have independent members of the Board, compel certain custodial arrangements, and regulate the relationship and transactions between us and Remora. Compliance with some of those provisions could possibly reduce certain risks of loss by us, although such compliance could significantly increase our operating expenses and limit our investment and trading activities.

Licensing Requirements. Certain federal and local banking and regulatory bodies or agencies may require us, Remora and/or certain employees of Remora to obtain licenses or authorizations to engage in many types of lending activities including the origination of loans. It may take a significant amount of time and expenses to obtain such licenses or authorizations, and we will be required to bear the costs of obtaining such licenses and authorizations. There can be no assurance that any such licenses or authorizations will be granted or, if granted, whether any such licenses or authorizations would impose restrictions on us. Such licenses may require the disclosure of confidential information about us, shareholders or their respective affiliates. We may not be willing or able to comply with these requirements. Alternatively, Remora may be compelled to structure certain potential investments in a manner that would not require such licenses and authorizations, although such transactions may be inefficient or otherwise disadvantageous for us and/or any relevant borrower, including because of the risk that licensing authorities would not accept such structuring alternatives in lieu of obtaining a license. Our inability or the inability of Remora to obtain necessary licenses or authorizations, the structuring of an investment in an inefficient or otherwise disadvantageous manner, or changes in licensing regulations, could adversely affect our ability to implement our investment program and achieve our intended results.

Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us. The United States has recently enacted and proposed to enact significant new tariffs. Additionally, the new U.S. Presidential administration has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade. Any of these factors could depress economic activity and have a material adverse effect on our portfolio companies’ business, financial condition and results of operations, which in turn would negatively impact us. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

Risks Related to BDCs

We will be subject to U.S. federal income tax imposed at corporate rates if we are unable to qualify as a RIC. Although we intend to elect to be treated as a RIC, and intend to qualify annually, for U.S. federal income tax purposes, no assurance can be given that we will be able to qualify for and maintain our qualification as a RIC for U.S. federal income tax purposes. To obtain and maintain our qualification as a RIC for U.S. federal income tax purposes, we generally must satisfy certain requirements, including the asset diversification requirement, which is discussed below. In addition, in order to qualify for pass-through treatment under subchapter M of the Code, we generally must satisfy the distribution requirement, which is also discussed below.

Asset Diversification Requirement. The Asset Diversification Requirement generally will be satisfied if, at the close of each quarter of the taxable year: (i) at least 50% of the value of our total assets are represented by cash and cash items, U.S. government securities, the securities of other RICs, and investments in “other securities” that, with respect to any one issuer, do not represent more than 5% of the value of our total assets, or more than 10% of the outstanding voting securities of such issuer; and (ii) no more than 25% of the value of our total assets are invested in (a) securities of any one issuer (other than U.S. government securities and securities of other RICs), (b) the securities (other than securities of other RICs) of two or more issuers that are controlled by us and are engaged in the same, similar, or related trades or business, or (c) the securities of one or more “qualified publicly traded partnerships.” Failure to satisfy the Asset Diversification Requirement may result in us having to dispose of certain investments quickly in order to prevent the loss of our qualification as a RIC for U.S. federal income tax purposes. Because most of our investments will be in private companies and, therefore, will be relatively illiquid, any such dispositions could be entered into at disadvantageous prices and could result in substantial losses. In addition, until we have a portfolio of investments, we may have difficulty satisfying the Asset Diversification Requirement during our ramp-up phase.

Distribution Requirement. The Distribution Requirement generally will be satisfied if our deduction for dividends paid for the tax year (but without regard to capital gain dividends) equals or exceeds the sum of (1) 90% of our investment company taxable income (determined without regard to the deduction for dividends paid), and (2) 90% of the excess of our interest income excludable from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code. In order to satisfy such amounts, we generally must distribute to our shareholders for each taxable year at least 90% of our “investment company taxable income,” which generally is our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses. Because we may use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making the necessary distributions to satisfy the Distribution Requirement. If we are unable to obtain cash from other sources, we could fail to qualify as a RIC for U.S. federal income tax purposes.

If we fail to qualify as a RIC for U.S. federal income tax purposes for any reason and, therefore, become subject to the U.S. federal corporate income tax, the resulting U.S. federal corporate income taxes could substantially reduce our net assets, the amount of income available for distribution, and ultimately, the amount of our distributions.

Limits on Capital Raising; Asset Coverage Ratio. Our business will require a substantial amount of capital. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities, other evidence of indebtedness or preferred stock, and may borrow money from banks or other financial institutions, which are referred to collectively herein as “senior securities,” up to the maximum amount permitted by the 1940 Act. The 1940 Act permits us to issue senior securities in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150%, subject to certain conditions, after each issuance of senior securities. Our ability to pay dividends or issue additional senior securities would be restricted if our asset coverage ratio were not at least 150%, subject to certain conditions. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales or repayment may be disadvantageous. As a result of issuing senior securities, we will also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, as expected upon completion of the Formation Transaction as part of the consideration therefore, such preferred stock will rank “senior” to our shares of common stock in our capital structure, preferred shareholders will have separate voting rights for certain purposes and may have rights, preferences or privileges more favorable than those of our shares of common stock and the issuance of shares of common stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our shareholders or otherwise be in the best interest of our shareholders.

To the extent we are constrained in our ability to issue debt or other senior securities, we will depend on issuances of shares of common stock to finance our operations. As a BDC, we generally are not able to issue our shares of common stock at a price below NAV without first obtaining required approvals of our shareholders and our independent directors. If we raise additional funds by issuing more of our shares of common stock or senior securities convertible into, or exchangeable for, our shares of common stock, the percentage ownership of our shareholders at that time would decrease and our shareholders may experience dilution. In addition to issuing securities to raise capital as described above, we could, in the future, securitize our loans to generate cash for funding new investments. An inability to successfully securitize our loan portfolio could limit our ability to grow our business, fully execute our business strategy and improve our profitability.

The 1940 Act permits us to incur additional leverage with certain consents. The 1940 Act generally prohibits us from incurring indebtedness unless immediately after such borrowing, we have an asset coverage for total borrowings of at least 150%, subject to certain conditions.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, shareholders will experience increased risks of associated with investing in our securities. If the value of our assets increases, then leveraging would cause the NAV attributable to our shares of common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.

We may have difficulty paying our required distributions if we recognize income for U.S. federal income tax purposes before or without receiving cash representing such income. For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash, such as OID, which may arise if we receive warrants in connection with the origination of a loan, or contractual PIK, interest, which represents contractual interest added to the loan balance and due at the end of the loan term, or possibly in other circumstances. Such OID will be included in our taxable income for U.S. federal income tax purposes before we receive any corresponding cash payments. We also may be required to include in our taxable income for U.S. federal income tax purposes certain other amounts that we will not receive in cash. Because, in certain cases, we may recognize taxable income for U.S. federal income tax purposes before or without receiving corresponding cash payments, we may have difficulty meeting the Distribution Requirement. Accordingly, in order to satisfy the Distribution Requirement, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC for U.S. federal income tax purposes and, thus, become subject to U.S. federal income tax imposed at applicable corporate rates.

Unrealized Depreciation on Our Loan Portfolio Indicating Future Realized Losses and Reduction in Income Available for Distribution. As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. Any unrealized depreciation in our loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the loans whose market values or fair values decreased. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods.

Qualifying Assets Requirement. As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of such acquisition, at least 70% of our total assets are qualifying assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets. Conversely, if we fail to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

BDC Status. If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions and additional restrictions on transactions with affiliates and correspondingly decrease our operating flexibility.

For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, shareholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will qualify as a publicly offered RIC immediately after this offering; however, we may not qualify as a publicly offered RIC for U.S. federal income tax purposes for future taxable years. For any period that we are not a publicly offered RIC, a non-corporate shareholder’s allocable portion of our affected expenses, including our management fees, is treated as an additional distribution to the shareholder and is deductible by such shareholder only to the extent permitted under the limitations described below. For non-corporate shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are currently not deductible by individuals (and, beginning in 2026, will be deductible to an individual only to the extent they exceed 2% of such U.S. shareholder’s adjusted gross income) and are not deductible for alternative minimum tax purposes.

We are subject to significant costs as a result of being registered under the Exchange Act. We incur legal, accounting, and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act and other rules implemented by the SEC. These rules and regulations, and any future changes thereto, will increase our legal and financial compliance costs and will require significant time and attention from our management team.

Risks Related to Our Common Stock

Limited Liquidity. The shares of our common stock that we expect to issue will be illiquid investments for which there will not be a secondary market, nor is it expected that any such secondary market will develop in the future. The shares of our common stock we expect to issue will not be registered under the Securities Act, or any state securities law and will be restricted as to transfer by law. Shareholders generally may not sell, assign or transfer their shares, except in compliance with the applicable securities laws. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in us for an indefinite period of time.

Shareholders May Experience Dilution. Shareholders will not have preemptive rights to subscribe to or purchase any shares issued in the future. To the extent we issue additional equity interests, including in any private offering or a public offering, a shareholder’s percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a shareholder may also experience dilution in the NAV and fair value of our shares.

Common shareholders may also experience dilution over time if they do not elect to participate in the dividend reinvestment program. All distributions on our common stock declared in cash payable to shareholders that are participants in the dividend reinvestment program will be reinvested in shares of our common stock if the investor opts in to the dividend reinvestment program.

Restrictions on Transfers. The shares of our common stock that we will issue have not been, and will not be, registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold except pursuant to an effective registration under, or exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In addition, any shareholder who acquires our securities in connection the BDC Election and/or any future private offering may not sell, assign, transfer or otherwise dispose of any shares (“Transfer”) unless the Transfer is made in accordance with applicable securities law. No Transfer will be effectuated except by registration of the Transfer on our books.

Risks Related to Our Preferred Stock

There will be no public market for the preferred stock as we do not intend to apply for listing on a national securities exchange. There is currently no public market for our preferred stock, and we do not intend to apply to list the preferred stock on a national securities exchange or to include the preferred stock for listing on any national securities market. Unless shares of the preferred stock are listed on a national securities exchange, holders of shares of preferred stock may be unable to sell them at all or, if they are able to, only at substantial discounts from the liquidation preference of such shares. Even if the preferred stock is listed on a national securities exchange, there is a risk that such shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asking prices considerably greater than the spreads of other securities with comparable terms and features. Also, since the preferred stock does not have a stated maturity date, holders of shares of our preferred stock may be forced to hold their preferred stock with no assurance as to ever receiving the liquidation preference of such shares.

Dividend payments on the Preferred Stock are not guaranteed. Although dividends on the preferred stock are cumulative, our Board must approve the actual payment of the dividends. Our Board can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued dividends. Our Board could elect to suspend dividends for any reason, and may be prohibited from approving dividends in the following instances:

●	poor historical or projected cash flows;

●	the need to make payments on our indebtedness;

●	upon concluding that payment of dividends on the preferred stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or

●	upon determining that the payment of dividends would violate applicable law regarding unlawful distributions to stockholders.

Our ability to pay dividends on shares of our Preferred Stock may be limited by Maryland law and the 1940 Act. Under Maryland law, a corporation may pay dividends on stock as long as, after giving effect to the dividend payment, the corporation is able to pay its debts as they become due in the usual course of business (the equity solvency test), or, except in limited circumstances, the corporation’s total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend (the balance sheet solvency test).

In addition, under the 1940 Act, we may not (1) declare any dividend with respect to any shares of preferred stock if, at the time of such declaration (and after giving effect thereto), our asset coverage with respect to any of our borrowings that are senior securities representing indebtedness (as defined in the 1940 Act) would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a BDC as a condition of declaring dividends on its preferred stock) or (2) declare any other distribution on the preferred stock if at the time of the declaration (and after giving effect thereto), our asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a BDC as a condition of declaring distributions on its shares).

The cash distributions you receive may be less frequent or lower in amount than you expect. Our Board intends to pay distributions on the preferred stock quarterly in arrears on or about the last day of the month following the end of each calendar quarter for dividends accrued the previous quarter (or such later date as our Board may designate) in an amount equal to (i) 7.5 bps (or 0.075%) per annum of the par value of our loan assets and similar portfolio investments outstanding (notwithstanding any lower valuation assigned to any loan asset or similar portfolio investment by our Board of Directors or valuation designee) (the “Initial Dividend Rate”) through the first anniversary of the BDC Election Date and (ii) thereafter, 10 bps (or 0.1%) per annum of the par value of our loan assets and similar portfolio investments outstanding (notwithstanding any lower valuation assigned to any loan asset or similar portfolio investment by our Board of Directors or valuation designee) (the “Fixed Dividend Rate”). However, our Board has ultimate discretion to determine the amount and timing of these distributions. In making this determination, our Board will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements, and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on the preferred stock at the stated dividend rate, nor can we assure you that sufficient cash will be available to make distributions to you. We cannot predict the amount of distributions holders of our preferred stock may receive, and we may be unable to pay distributions over time. Our inability to acquire additional investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on the preferred stock.

Holders of the Preferred Stock will be subject to inflation risk. Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment or the income from that investment will be worth less in the future. As inflation occurs, the real value of the preferred stock and dividends payable on shares of such preferred stock declines. Accordingly, in an inflationary economic environment, holders of our preferred stock will be subject to the risk of such a decline in value.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

We are an externally managed, non-diversified closed-end management investment company established to seek attractive risk-adjusted returns from senior secured corporate loans primarily in the core middle market in our Target Market. We are a Maryland corporation that intends to elect to be regulated as a BDC under the 1940 Act and intends to elect and to qualify annually as a RIC for U.S. federal income tax purposes.

We are externally managed by Remora, a Delaware limited liability company, pursuant to the Investment Management Agreement. Subject to the overall supervision of the Board, Remora will manage our day-to-day operations and will provide us with investment advisory services pursuant to the Investment Management Agreement. Remora will also serve as the Administrator pursuant to the Administration Agreement and will provide all administrative services necessary for us to operate under the Administration Agreement.

Our investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. We intend to build a diversified portfolio of high-quality, senior secured loans to middle-market companies in our Target Market. We primarily establish co-investment programs with loan originators or their affiliates to purchase loan assets on a secondary basis and make opportunistic secondary market purchases of loan assets. We purchase (directly or via co-investment) loan assets as a co-lender or as a “club” lender and participate in loan syndications, as discussed below. We may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by other loan originators.

We will principally target investments in first lien senior secured loans (which are in first position or have first claim to underlying collateral and the senior most securities in the capital structure) issued typically by non-bank loan Originators to tenured private equity Sponsors for leveraged buyout acquisitions and growth capital financings. Remora will target, on average, to have 50/50 LTV with Sponsors’ equity capital invested junior to our investments, demonstrating significant collateral support for our investments. Remora believes this investment strategy will drive consistent current income for our investors at attractive yields while maintaining a core focus on capital preservation.

We anticipate conducting one or more private placements of our shares of common stock to investors in reliance on an exemption from the registration requirements of the Securities Act. We expect to enter into separate Subscription Agreements with a number of investors in each Private Offering. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. All purchases will be made at a purchase price equal to the then-current NAV per share of common stock, as determined by us.

Investments

Our level of investment activity can and is expected to vary substantially from period to period depending on many factors, including the amount of capital available to target portfolio companies, the general economic environment, and the competitive environment for the type of investments we make.

Revenues

We intend to generate revenue in the form of interest income on debt investments and capital gains and distributions, if any, on investment securities that we may acquire. Payments of principal on our debt investments may be amortized over the stated term of the investment, or due entirely at maturity. In some cases, our debt investments may pay interest in-kind, or PIK interest, or involve original issue discount (“OID”) features that are amortized over the life of the loan. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive will be directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases.

In addition, we may generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees. We will record prepayment premiums on loans and debt securities as interest income. We may generate income from dividends on or appreciation of direct equity investments or equity interests obtained in connection with originating loans. In addition, we may generate interest income from our cash investments.

Expenses

We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations will be managed by Remora, pursuant to the terms of the Investment Management Agreement, and services necessary for our business, including the origination and administration of our investment portfolio, will be provided by individuals who are employees of Remora pursuant to the terms of the Administration Agreement and outside service providers pursuant to loan sourcing and other service agreements. All investment professionals of Remora and its staff, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement, and the compensation and routine compensation-related overhead expenses of such personnel allocable to such services, will be provided and paid for by Remora and not by us. We will bear all other costs and expenses of our operations and transactions, including those listed in the Investment Management Agreement. See “Item 1. Business – Management Agreements – Investment Management Agreement.”

We will reimburse the Administrator in an amount equal to our allocable portion of the Administrator overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the cost of our General Counsel, Chief Financial Officer and Chief Compliance Officer and their staff. The allocable portion of the salaries of the General Counsel, Chief Financial Officer, Chief Compliance Officer and other Remora staff attributable to their work on the Company is subject to a cap equal to 22.5 bps of our NAV as of the end of each fiscal year. In addition, if requested to provide significant managerial assistance to our portfolio companies, the Administrator will be paid an additional amount based on the services provided, which shall not exceed the amount that we receive from such portfolio companies for providing this assistance. See “Item 1. Business – Management Agreements – Administration Agreement.”

Third-Party Providers of Goods and Services

From time to time, Remora or its affiliates may pay third-party providers of goods or services. We will reimburse Remora or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our shareholders.

In particular, we intend to engage third parties to perform loan sourcing and origination services to us pursuant to agreements with such parties.

We may also enter into one or more sub-advisory agreements pursuant to which third parties will source and manage investments for us.

Organization and Offering Expenses

Remora will pay all legal organizational costs for us. Remora will also pay for all organizational, offering and other expenses, including, but not limited to, audit fees, printer fees, fees associated with any service provider to the Company and financing fees, etc., incurred in connection with our organization and initial private offering, to the extent we do not make an election to be regulated as a BDC under the 1940 Act.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from offerings of our securities and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses, payment of cash distributions to our shareholders and repurchases of our shares of preferred stock and common stock under our Common Share Repurchase Program (as defined below) and Preferred Share Repurchase Program (as defined below), respectively.

Formation Transaction

Immediately prior to the BDC Election, we expect to acquire the Legacy Portfolio through the Formation Transaction pursuant to the Merger Agreements. As a result of the Formation Transaction, investors in the Funds will each receive shares of both preferred stock and common stock of the Company equal to the NAV of their account in the respective Fund in exchange for, and pro rata to, their limited partnership interests in the applicable Fund. In addition, we expect for our founders, directors and officers to receive pro rata shares of preferred stock in connection with the Formation Transaction from the conversion of existing partnership interests in the Funds.

Distributions

We generally intend to make quarterly distributions on our common stock and preferred stock and to distribute, out of assets legally available for distribution, substantially all of our available earnings, on an annual basis, as determined by the Board. However, our Board has ultimate discretion to determine the amount and timing of these distributions. In making this determination, our Board will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements, and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on the common stock or on preferred stock at the stated dividend rate described below, nor can we assure you that sufficient cash will be available to make distributions to you.

With respect to the common stock, distributions, when declared, will be paid in cash to shareholders of the common stock to the extent the shareholder has not opted into participating in our dividend reinvestment program. If our Board authorizes, and we declare, a cash dividend or distribution, our common shareholders who have opted in to our dividend reinvestment plan will have their cash dividends or distributions on our common stock automatically reinvested in additional shares of our common stock, rather than receiving cash. The number of shares of our common stock to be issued to a shareholder under the dividend reinvestment program will be determined by dividing the total dollar amount of the distribution payable to such shareholder by the NAV per share, as of the last day of our calendar quarter immediately preceding the date such distribution was declared. We intend to use newly issued shares of common stock to implement the program. See “Item 1. Business - Distributions; Dividend Reinvestment Program” for more information regarding the dividend reinvestment program.

With respect to the preferred stock, our Board intends to pay distributions on the preferred stock quarterly in arrears on or about the last day of the month following the end of each calendar quarter for dividends accrued the previous quarter (or such later date as our Board may designate) in an amount equal to (i) the Initial Dividend Rate of 7.5 bps (or 0.075%) per annum through the first anniversary of the BDC Election Date and (ii) the Fixed Dividend Rate of 10 bps (or 0.1%) per annum after such first anniversary.

We cannot predict the amount of distributions holders of our common stock or preferred stock may receive, and we may be unable to pay distributions over time. Our inability to acquire additional investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on the common stock and/or preferred stock.

Borrowings

We expect to expect to amend and acquire or refinance a credit facility governed by the Credit Agreement in the Formation Transaction, and may enter into future credit facilities on different terms than those contained in the Credit Agreement.

Critical Accounting Policies

The preparation of our financial statements in accordance with U.S. GAAP will require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an ongoing basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.

Investment Valuation

Section 2(a)(41) of the 1940 Act requires us to value our assets as follows: (i) the third-party price for securities for which a quotation is readily available; and (ii) for all other securities and assets, fair value, as determined in good faith by the Board. A market quotation is only “readily available” to the extent that the security can be valued with Level 1 Inputs (as defined below). As a result, the Board must determine the fair value of all securities valued with Level 2 Inputs or Level 3 Inputs (each as defined below). Since most of the securities held by us do not have readily available market quotations, the Board is required to determine the “fair value” of such securities, with input from Remora, third-party independent valuation providers or firms and the audit committee of the Board as of the end of each quarter.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is no single standard for determining fair value in good faith since fair value depends upon circumstances of each individual case. In general, fair value is the amount that we might reasonably expect to receive upon the current sale of the security in an arm’s length transaction. Due to the uncertainty inherent in the valuation process, such estimates of fair value may differ significantly from the values that would have been obtained had a ready market for the securities existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

Investments for which market quotations are readily available in an active market are valued at such market quotations, which are generally obtained from an independent pricing service or one or more broker dealers or market-makers, provided that a quotation will not be deemed readily available if it is not reliable. However, debt and equity investments closed within approximately 90 days are generally valued at cost, plus accreted discount, if applicable, which approximates fair value. Debt and equity securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board. Because we expect that there will not be a readily available market value for many of the investments in our portfolio, we expect to value most of our portfolio investments at fair value as determined in good faith under the direction of the Board in accordance with the Investment Valuation Process listed below, which have been reviewed and approved by the Board.

Under ASC 820, we perform detailed valuations of our debt and equity investments on an individual basis, using market based, income based, and bond yield approaches as appropriate.

Under the market approach, we estimate the enterprise value of the portfolio companies in which we invest. There is no one methodology to estimate enterprise value and, in fact, for any one portfolio company, enterprise value is best expressed as a range of fair values, from which we derive a single estimate of enterprise value. To estimate the enterprise value of a portfolio company, we analyze various factors, including the portfolio company’s historical and projected financial results. Typically, private companies are valued based on multiples of EBITDA, cash flows, net income, revenues, or in limited cases, book value. We review various sources of transactional data, including publicly comparable companies and private mergers and acquisitions with similar characteristics. We generally require portfolio companies to provide annual audited and quarterly and monthly unaudited financial statements, as well as annual projections for the upcoming fiscal year.

Under the income approach, we generally prepare and analyze the internal rate of return of our debt investments based on the expected future cash flow streams. Under the bond yield approach, we review bond yields of similar companies and compare such yields to the internal rate of return of our debt investments. We review various sources of transactional data, including private mergers and acquisitions involving debt investments with similar characteristics, and assess the information in the valuation process. The guidance establishes three levels of the fair value hierarchy as follows:

●	Level 1: Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.

●	Level 2: Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

●	Level 3: Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Investment Valuation Process

Our Board undertakes a multi-step valuation process each quarter in connection with determining the fair value of our investments:

●	Our quarterly valuation process begins with each portfolio company or investment being initially valued by the principals of Remora.

●	Separately, an independent valuation firm or other third-party service providers engaged by the Board, will provide third-party valuation consulting services with respect to our investments at least once annually for all investments held in the portfolio for at least six months, and at least quarterly for: (i) all loan investments considered on non-accrual, in default, or on the Company’s “Watch List” for potential default, and (ii) for any loan investments for which the Company also received an Equity Co-Investment. In certain cases, Remora may determine it is not cost-effective and, as a result, is not in its shareholder’s best interest, to consult with an independent financial advisory services firm on its investments. Such instances include, but are not limited to, a loan closing a few days prior to quarter-end or a loan or other investment considered by the Board to be de minimis.

●	The principals of Remora prepare a valuation report for the audit committee of the Board.

●	The audit committee of the Board reviews the preliminary valuations, and Remora responds and supplements the preliminary valuations to reflect any comments provided by the audit committee.

●	The audit committee of the Board makes recommendations to the Board regarding the fair value of each investment in our portfolio for which market quotations are not readily available; and

●	The Board discusses valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of Remora, the independent valuation firms or service providers, if any, and the respective audit committee, and determines the fair values of such assets.

Revenue Recognition

We record interest income on an accrual basis to the extent such interest is deemed collectible. PIK interest, represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. We will not accrue any form of interest on loans and debt securities if there is reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the declaration date.

Contractual Obligations

As of April 30, 2025, we had not commenced operations and did not have any significant contractual payment obligations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business - Determination of Net Asset Value.”

Item 3. Properties.

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at Remora Capital Partners, 3200 West End Avenue, Suite #500, Nashville, Tennessee, 37203. We believe that our current office facilities are adequate to meet our needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of April 30, 2025, information with respect to the beneficial ownership of the shares of our common stock and preferred stock by:

●	each person known to us to beneficially own more than 5.0% of the outstanding shares of our common stock and/or preferred stock;

●	each of our directors and each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of beneficial ownership is based on the 1,000 shares of our common stock and 0 shares of our preferred stock outstanding as of April 30, 2025.

Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Remora Capital Corporation, 3200 West End Avenue, Suite #500, Nashville, Tennessee, 37203.

Our directors will be divided into two groups - interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act, and independent directors are all other directors.

Name and Address of Beneficial Owner	Type of Ownership	Number of Shares of Common Stock Owned Beneficially(1)		Percentage of Common Stock Outstanding	Number of Shares of Preferred Stock Owned Beneficially(1)	Percentage of Preferred Stock Outstanding
Interested Director
Daniel Mafrice	Indirect	1,000	(3)	100%	--	--
Independent Director Nominees
Scott Elsworth	--	--		--	--	--
Greg Sherman	--	--		--	--	--
Other Executive Officers
Abbey Chapman	--	--		--	--	--
Joseph Altman	--	--		--	--	--
[ ]	--	--		--	--	--
Executive officers and directors as a group (5 persons)		--		--	--	--
5.0% Owners
Remora Capital Management, LLC(2)	Direct	1,000		100%	--	--

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	The address of Remora Capital Management, LLC is 3200 West End Avenue, Suite #500, Nashville, Tennessee, 37203.

(3)	In connection with the Company’s initial capitalization, the Investment Adviser purchased 1,000 Shares of the Company for an aggregate purchase price of $10,000. The Shares were sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act. Mr. Mafrice is a control person of the Investment Adviser and, accordingly, control the Investment Adviser’s Shares of the Company.

Our founders, directors and officers will receive approximately $517,000 in common stock and preferred stock in connection with the Formation Transaction from the conversion of existing partnership interests in the Funds as of March 31, 2025.

Item 5. Directors and Executive Officers.

Board of Directors and Executive Officers

Our business and affairs will be managed under the direction of the Board. The responsibilities of the Board will include, among other things, the overseeing of our investment activities, determining our NAV on a quarterly basis and overseeing our financing arrangements and corporate governance activities. We expect that the Board will consist of three members, two of whom are not “interested persons” of us or of Remora, as defined in Section 2(a)(19) of the 1940 Act, and are “independent,” as determined by the Board. These individuals are referred to as independent directors. The Board will elect our executive officers, who will serve at the discretion of the Board.

Directors

Under our Articles of Incorporation, the directors will be divided into three classes. Directors of each class will hold office for terms ending at the third annual meeting of shareholders after their election and when their respective successors are elected and qualified. However, the initial members of the three classes of directors have initial terms ending at the first, second and third annual meeting of shareholders after the BDC Election, respectively. In addition, the holders of shares of preferred stock are entitled, as a class, to the exclusion of the holders of all other classes of stock of the Company, to elect two directors at all times (regardless of the total number of directors serving on the Board) and to elect a majority of the directors if distributions on the preferred stock are in arrears by two full years or more. Scott Elsworth and Greg Sherman have been designated as the proposed preferred directors.

Information regarding the Board is as follows

Name	Year of Birth	Position	Director Since	Expected Expiration of Term
Interested Director:
Daniel Mafrice	1979	President and Chief Executive Officer	2024	2026

Name	Year of Birth	Position	Expected Appointment	Expected Expiration of Term
Independent Directors Nominees:
Greg Sherman	1979	Director-Nominee	2025	2027
Scott Elsworth	1979	Director-Nominee	2025	2028

Interested Director

Daniel Mafrice. Mr. Mafrice has been the Chief Executive Officer and Chief Investment Officer and member of the Investment Committee of Remora since its founding in 2021. Mr. Mafrice has over 24 years of direct experience in leveraged finance, principal investing, portfolio management, due diligence and business operations executive management. He has significant experience shaping and implementing turnaround and growth strategies for small businesses and middle market growth companies as both a financier and Chief Executive Officer.

Mr. Mafrice began his career in the Leveraged Finance Group at Jefferies, the global investment bank. During his tenure, he specialized in leveraged finance, mergers and acquisitions, public and private equity offerings and out-of-court debt restructurings. At Jefferies, Mr. Mafrice raised over $7 billion for middle market growth companies through the structuring, marketing and placing of high yield securities, leveraged loans and mezzanine securities associated with financial sponsor leveraged buyouts (“LBOs”), refinancings, dividend recapitalizations and roll-up acquisitions. Mr. Mafrice has worked extensively with the executive management teams of middle market companies across several industries, including education technology, consumer, retail, manufacturing, government / defense, automotive, general industrial, oil & gas, media, technology, business services and lodging. Mr. Mafrice assisted corporate clients in deriving and executing important corporate strategy decisions, including capital structure planning, raising both debt and equity capital, regional and international expansions, acquisitions, spinoffs and corporate restructurings and reorganizations. Mr. Mafrice graduated from the University of Michigan Business School with a BBA, with distinction, in Finance and Accounting.

We believe Mr. Mafrice’s extensive experience in investment management and expertise in financial business operations provide him with important and valuable skills relevant to the Company, which makes him well qualified to serve as a member of the Board.

Independent Director Nominees

Scott Elsworth. Mr. Elsworth is a partner in Chapman and Cutler’s Asset Securitization Department, and Banking and Financial Services Department. Mr. Elsworth’s practice is focused on representing commercial banks, financial institutions, borrowers, and issuers in a wide range of domestic and international financings. He has extensive experience representing lenders and purchasers in warehouse facilities, securitization transactions, and structured finance matters involving a wide variety of asset classes, including small business loans, commercial loans, consumer loans, student loans, and equipment leases. His experience also includes advising senior, mezzanine, and unsecured lenders in connection with the structuring and documentation of syndicated cash-ﬂow and asset-based credit facilities. He has broad experience with sponsor-backed acquisition ﬁnance facilities, working capital loans, unitranche facilities, and cross-border ﬁnancings. Mr. Elsworth has practiced for 15 years at AmLaw 200 firms. Mr. Elsworth holds a BBA from the University of Michigan Business School and a J.D., MBA from Washington University School of Law and Olin Business School.

The Company believes Mr. Elsworth’s extensive experience in the financial sector across a wide variety of asset classes provides important and valuable skills relevant to the Company, which makes him well-qualified to serve as a member of the Board.

Greg Sherman. Mr. Sherman is a seasoned in-house attorney specializing in the commercialization of pharmaceutical products, with extensive experience navigating complex legal and business landscapes. Currently serving as Senior Associate General Counsel at Gilead, he leads a team of attorneys supporting global commercialization organizations across multiple therapeutic areas including Virology, Oncology, and Inflammation. His work involves collaborating with executive business leaders to manage risk associated with the promotion of Gilead’s innovative treatments around the globe. Before his current role, Greg held multiple positions at Gilead, including leading the legal function that supports Gilead’s $17 billion U.S. HIV Business Unit.

Greg’s legal career began at prestigious law firms, including Sidley Austin and Hooper, Lundy & Bookman, where he provided legal advice to leading pharmaceutical manufacturers, medical device companies, laboratories, and large healthcare institutions. In addition to his regulatory counseling, he advised life science companies on significant transactions and represented clients in a variety of litigation matters. With a JD from the University of California College of Law, San Francisco (formerly UC Hastings), and a BA in Political Science from the University of Michigan, Greg has received numerous accolades for his academic achievements. He is also a published author, contributing to discussions on health law and compliance in trade publications. Greg is a member of the State Bar of California.

The Company believes Mr. Sherman’s extensive experience at the intersection of business and law, including in highly regulated fields like those that comprise the Legacy Portfolio and the intended portfolio of the Company, provide him with important and valuable skills relevant to the Company, which makes him well-qualified to serve as a member of the Board.

Executive Officers Who Are Not Directors

Information regarding our executive officers who are not directors is as follows:

Name	Year of Birth	Position
Joseph Altman	1975	Secretary
Abbey Chapman	1996	Chief Financial Officer
[ ]	[ ]	Chief Compliance Officer

Joseph Altman. Mr. Altman has been a Principal and member of the Investment Committee of Remora since its founding in 2021, Chief Compliance Officer of Remora since March 2024, and our Secretary since May 2025. Mr. Altman has over 28 years of direct experience in principal investing, portfolio management, due diligence, and leveraged finance.

Mr. Altman began his career in corporate finance and worked at Jefferies, the global investment bank. During his tenure, he specialized in mergers and acquisitions, public and private equity offerings and leveraged finance. He was a generalist negotiating on behalf of a broad range of clients in varying industries and scenarios. In 2002, Mr. Altman joined a family office that completed the leveraged buyout of a publicly traded manufacturing and business services conglomerate. Mr. Altman led the team that sold both operating subsidiaries to strategic investors in 2006. In 2008, Mr. Altman formed COMPOUND Capital Management with Mr. Kyriopoulos. Since then, they have managed a value-oriented, tax-efficient, long-term investment partnership, primarily focused on concentrated publicly traded U.S. equities. In 2020, Mr. Altman and Mr. Kyriopoulos acquired privately held RUTLAND, a leading U.S. manufacturer of refractory products to major retailers nationwide. Mr. Altman graduated from the University of Virginia with a BA in English Literature & Language.

Abbey Chapman. Ms. Chapman has been the Chief Financial Officer of Remora since September 2024 and our Chief Financial Officer since May 2025.

Ms. Chapman began her career as an auditor with EY where she played an integral role in auditing the financial records of multiple publicly held companies, including those with specialized transaction advisory needs. In 2021, Ms. Chapman joined the accounting team at Main Street Capital Corporation, which operates a publicly traded business development company (NYSE:MAIN) based in Houston, Texas, where she reviewed, analyzed, and prepared accounting records for SEC filings. In this role, Ms. Chapman also led initial, ongoing, and exit valuation analyses of over fifty cumulative investments for SEC reporting and coordinated presentations for investor earnings calls. In May 2022, Ms. Chapman joined Conant Capital, d/b/a Aesthetic Partners, a leading search fund and private equity roll-up strategy in the medical aesthetics industry. During her tenure, Aesthetic Partners grew from nine locations to 23 locations, including expanding to new states. In this role, Ms. Chapman contributed to most aspects of Aesthetic Partners’ business functionalities, including evaluating and negotiating potential acquisitions, performing due diligence, and financial reporting to investors. Ms. Chapman graduated cum laude from the University of California, Los Angeles with a degree in Business Economics.

[       ]

Investment Committee Members Who Are Not Directors or Executive Officers of the Company

Christopher Kyriopoulos. Mr. Kyriopoulos has been a Principal and member of the Investment Committee of Remora since its inception in 2021.

Mr. Kyriopoulos has over 29 years of direct experience in principal investing, portfolio management, due diligence, and leveraged finance. Mr. Kyriopoulos began his career in corporate finance and worked at J.C. Bradford & Company, a full-service investment bank that today is part of UBS, the global investment bank. While at J.C. Bradford, Mr. Kyriopoulos worked on mergers and acquisitions and private and public debt and equity financings for a variety of industries including consumer products, health care, privatized corrections, financial institutions, restaurants, technology and manufactured housing. Mr. Kyriopoulos joined Clayton Associates, a Nashville-based private equity firm where he actively participated in over 70 investments. In connection with those investments, he has served on the board of directors of seven companies. As a Partner, he conducted financial due diligence, negotiated term sheets, structured transactions, and assisted portfolio companies in prospective exit transactions and financing initiatives. He was a member of the five-person investment committee for final funding approval for new investments. Mr. Kyriopoulos has also served on the Advisory Board of Morgan Keegan’s Nashville-based mezzanine fund and the Martha O’Bryan Center, a Nashville charitable organization. In 2008, Mr. Kyriopoulos formed COMPOUND Capital Management with Mr. Altman. Since then, they have managed a value-oriented, tax-efficient, long-term investment partnership, primarily focused on concentrated publicly traded U.S. equities. In 2020, Mr. Kyriopoulos and Mr. Altman acquired privately held RUTLAND, a leading U.S. manufacturer of refractory products to major retailers nationwide. Mr. Kyriopoulos graduated from the University of Virginia McIntire School of Commerce with a BS in Commerce, with a concentration in Finance and Management.

Indemnification Agreements

We intend to enter into indemnification agreements with the members of the Board. The indemnification agreements are intended to provide the members of the Board with the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that we will indemnify the manager who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such manager is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Board Leadership and Structure

Overall responsibility for our oversight rests with the Board. We expect to enter into the Investment Management Agreement pursuant to which the Investment Manager will manage us on a day-to-day basis. The Board is responsible for overseeing Remora and our other service providers in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and our Articles of Incorporation. We expect the Board to be composed of three members, two of whom are directors who are not “interested persons” of us or Remora, as defined in the 1940 Act. In addition, the holders of shares of preferred stock must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more.

The Board intends to meet at regularly scheduled quarterly meetings each year. In addition, the Board may hold special meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board will establish a Nominating and Corporate Governance Committee and an Audit Committee and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.

Daniel Mafrice will serve in the role of chairman of the Board. The chairman’s role is to preside at all meetings of the Board and to act as a liaison with Remora, counsel and other directors generally between meetings. The chairman serves as a key point person for dealings between management and the directors. The chairman also may perform such other functions as may be delegated by the Board from time to time.

The Board does not have a lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board but believe these potential conflicts are mitigated by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of the interested director of the Company and management, the establishment of an Audit Committee, which is comprised solely of Independent Directors, and the appointment of a Chief Compliance Officer, with whom the Independent Directors meet without the presence of the interested director and other members of management, for administering our compliance policies and procedures. We recognize that different leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

The Board will perform its risk oversight function primarily through (i) its standing committees, which will report to the entire Board and will be comprised solely of independent directors, and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures. Oversight of other risks will be delegated to the committees.

Oversight of our investment activities will extend to oversight of the risk management processes employed by Remora as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of Remora as necessary and periodically requesting the production of risk management reports or presentations.

Committees of the Board of Directors

The Board will have two standing committees: an audit committee (the “Audit Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). We will not have a compensation committee because our executive officers will not receive any direct compensation from us.

Audit Committee

The Audit Committee will operate pursuant to a charter approved by the Board. The charter will set forth the responsibilities of the Audit Committee. The primary function of the Audit Committee will be to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee will be composed of two persons, which we expect to include our Independent Director nominees, Scott Elsworth and Greg Sherman, both of whom are considered independent for purposes of the 1940 Act. We expect that Mr. Elsworth will serve as the chair of the Audit Committee. We also expect our Board to determine that Mr. Elsworth qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of us or of Remora, as defined in Section 2(a)(19) of the 1940 Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will operate pursuant to a charter approved by the Board. The charter will set forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of Independent Directors and assessing the compensation paid to Independent Directors of the Board. We expect that the Nominating and Corporate Governance Committee will consist of Scott Elsworth and Greg Sherman, both of whom are considered independent for purposes of the 1940 Act. We also expect that Mr. Sherman will serve as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a shareholder, if such shareholder complies with the advance notice provisions of our bylaws (“Bylaws”). Our Bylaws will provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to our Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in our Bylaws. See “Description of Shares - Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals.”

Board Observers

The Board may, from time to time, also invite certain individuals to observe board meetings. Remora expects to recommend that Nour Daoud, Director of Alternative Investments at Lido Advisors, LLC, be invited to observe meetings of the Board. Mr. Daoud has spent over twenty-five years in a variety of senior-level roles, primarily focused on alternative investment strategies for institutional and ultra-high-net-worth investors.

Item 6. Executive Compensation.

None of our officers receive direct compensation from us. We have agreed to reimburse Remora for its allocable portion of the compensation paid to or compensatory distributions received by our General Counsel, Chief Compliance Officer and Chief Financial Officer, and any of their respective staff who provide services to us, operations staff who provide services to us, and internal audit staff, if any, all of which compensatory expenses are subject to a cap equal to 22.5 bps of our NAV as of the end of each fiscal year. In addition, to the extent that Remora outsources any of its functions, we will pay the fees associated with such functions at cost. We will agree to reimburse Remora for its allocable portion of the compensation of any personnel that it provides for use by us.

Compensation of Directors

No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or of Remora. We intend to pay each Independent Director the following amounts for serving as a director:

		Fee Per	Annual Committee Chair Cash Retainer
Assets Under Management	Annual Cash Retainer	Quarterly Board Meeting	Audit Committee Chair
$0 < $400 Million	$25,000	$2,500	$5,000
≥ $400 Million	$50,000	$2,500	$5,000

We also intend to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Advisory Agreement; Administration Agreement

We have entered into the Investment Management Agreement with Remora, and we intend to enter into the Administration Agreement with Remora. We may invest, to the extent permitted by law, on a concurrent basis with affiliates of Remora, subject to compliance with applicable regulations and our allocation procedures and exemptive relief, if any, that we obtain from the SEC. Fees and expenses generated in connection with potential portfolio investments that are not consummated will be allocated in a manner that is fair and equitable over time and in accordance with policies adopted by Remora and the Investment Advisory Agreement. See “Item 1A. Risk Factors – Risks Related to our Business and Structure – Allocation of Investments.”

In addition, we will pay the Administrator our allocable portion of overhead and other expenses incurred by it in performing its obligations under our Administration Agreement, including our allocable portion of the cost of our General Counsel, Chief Financial Officer and Chief Compliance Officer and their respective staffs, such compensation expense reimbursement being subject to a cap equal to 22.5 basis points of our NAV as of the end of each fiscal year.

License Agreement

We expect to enter into the License Agreement with Remora. Under the License Agreement, we will have a non-exclusive, royalty-free license to use the names “Remora” and “Remora Capital Partners.”

Director Independence

For information regarding the independence of our directors, see “Item 5. Directors and Executive Officers.”

Item 8. Legal Proceedings.

Neither we nor Remora are currently subject to any material pending legal proceedings. We and Remora may from time to time, however, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

We do not currently intend to list our securities on a national securities exchange (except as described immediately below), and the Board does not expect to complete a liquidity event within any specific time period, if at all.

Our outstanding shares of common stock will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D and Regulation S. Each purchaser will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of common stock sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) is acquiring the common stock purchased by it for investment and not with a view to resale or distribution. Each purchaser of our common stock will be required to complete and deliver to us, prior to the acceptance of any order, a Subscription Agreement substantiating the purchaser’s investor status and including other limitations on resales and transfers of our securities.

Transfer and Resale Restrictions

Our securities will not be registered under the Securities Act.

Because our securities will be acquired by investors in one or more transactions “not involving a public offering,” they will be “restricted securities.” Our securities may not be sold or transferred unless they are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required).

Accordingly, an investor must be willing to bear the economic risk of investment in our securities until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of our securities may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on our securities and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our shares of common stock.

Dividends

We intend to adopt a dividend reinvestment program that provides for reinvestment of our dividends and other distributions on behalf of our common shareholders who opt in to the dividend reinvestment program by giving written notice to us. As a result of adopting such a program, if the Board authorizes, and we declare, a cash dividend or distribution on our common stock, our common shareholders who have opted in to our dividend reinvestment program will have their cash dividends or distributions on the common stock automatically reinvested in additional shares of common stock, rather than receiving cash.

Under the dividend reinvestment program, no action will be required on the part of a registered shareholder to have his or her cash dividends and distributions on their common stock paid in cash. A registered shareholder could instead elect to have their cash dividends or distributions on their shares of common stock automatically reinvested in additional shares of common stock by notifying us in writing, so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to the common shareholders. We expect to set up an account for shares of common stock acquired through the plan for each common stock shareholder who opts in to the dividend reinvestment plan and holds such shares in non-certificated form. Those shareholders whose shares are held by a broker or other financial intermediary could have their cash dividends or distributions automatically reinvested in additional shares by notifying their broker or other financial intermediary of their election. There will be no brokerage charges or other charges to shareholders who participate in the plan.

Under the dividend reinvestment program, the number of shares to be issued to a shareholder under the dividend reinvestment program will be determined by dividing the total dollar amount of the distribution payable to such shareholder by the NAV per share of common stock, as of the last day of the calendar quarter immediately preceding the date such distribution was declared. We intend to use newly issued shares of common stock to implement the plan.

The dividend reinvestment program will be terminable by the Company upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by the Company.

Preferred Stock

Holders of shares of the preferred stock are entitled to receive, when, as and if authorized by the Board (or a duly authorized committee thereof) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the following rates: (i) the Initial Dividend Rate of 7.5 bps (or 0.075%) per annum through the first anniversary of the BDC Election Date and (ii) the Fixed Dividend Rate of 10 bps (or 0.1%) per annum after such first anniversary. Preferred stock dividends will be cumulative and paid with priority over common stock dividends.

Dividends on outstanding shares of the preferred stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid and except as otherwise provided in the following sentence, from the date of issuance. We expect to pay dividends on our preferred stock on a quarterly basis; however, there can be no assurance that such dividends will be declared. If a share of preferred stock is issued after the record date for the dividend period in which such share is issued, dividends on such shares will accrue and be cumulative from the beginning of the first dividend period commencing after its issuance. Dividends will be payable quarterly in arrears, on or about the last day of the month following the end of each calendar quarter (or such other date as the Board may designate), to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by the Board and will be a date that is prior to the dividend payment date.

The BDC will not authorize, and we will not declare, pay or set apart for payment any dividends on shares of preferred stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the preferred stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) there are funds legally available for the payment of such dividends, or (3) the Board authorizes, or we declare, such dividends. Accumulated but unpaid dividends on the preferred stock will not bear interest, and holders of the preferred stock will not be entitled to any distributions in excess of full cumulative dividends described above.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the preferred stock, the amount which we have declared will be allocated ratably to the preferred stock so that the amount declared for each share of preferred stock is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the preferred stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock.

Discretionary Repurchase of Shares

Common Stock

Subject to the discretion of the Board, beginning with the first full calendar quarter following the 18-month anniversary of the BDC Election, we intend to conduct quarterly tender offers to repurchase up to 5% quarterly (up to 20% annually) of the value of our outstanding shares of common stock, subject to certain restrictions and limitations, including the approval of the Board (such repurchases, the “Common Share Repurchase Program”). Any such repurchases are subject to approval by the Board, in its discretion, and the availability of cash to fund such repurchases. The Board may amend, suspend or terminate the Common Share Repurchase Program if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. We expect to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act, and subject to compliance with applicable covenants and restrictions under our financing arrangements. All shares of common stock we purchase pursuant to the terms of each tender offer will be redeemed and thereafter will be authorized and unissued shares.

Under the Common Share Repurchase Program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share of common stock as determined within 48 hours of the expiration of the repurchase offer. There will be no repurchase priority for a shareholder under the circumstances of death or disability of such shareholder. Participation by certain shareholders in such repurchase offers will be subject to any applicable lock-up periods pursuant to each such shareholder’s Subscription Agreement.

Under the Common Share Repurchase Program, shareholders may seek to tender all of the shares of the Company’s common stock that they own. In the event the amount of shares of common stock tendered exceeds the repurchase offer amount, we may, in our sole discretion, either accept the additional duly tendered shares permitted to be accepted pursuant to Rule 13e-4 under the Exchange Act, or repurchase shares on a pro rata basis in accordance with the number of shares tendered by each shareholder. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or applicable state law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the Common Share Repurchase Program, as applicable. The Common Share Repurchase Program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

Under the Common Share Repurchase Program, we will offer to repurchase shares of common stock on such terms as may be determined by the Board in its complete and absolute discretion unless, in the judgment of the Board, including the Independent Directors, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that the Board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that a shareholder requests to have repurchased. If we do not repurchase the full amount of a shareholder’s shares that the shareholder has requested to be repurchased, or we determine not to make repurchases of our shares, such shareholder will likely not be able to dispose of its shares, even if we underperform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act.

Under the Common Share Repurchase Program, we will repurchase shares of common stock from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Company and to all shareholders. When the Board determines that the Company expects to repurchase shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity, and containing information on how to participate. Shareholders deciding whether to tender their respective shares during the period that a repurchase offer is open may obtain the Company’s most recent NAV per share by viewing the documents we file with the SEC through its EDGAR page at http://www.sec.gov. However, the per share purchase price used in our repurchase offers will generally reflect our NAV per share as determined within 48 hours of the expiration of the repurchase offer, so shareholders will not know the exact price of shares in the tender offer when they make their decision whether to tender their respective shares.

Under the Common Share Repurchase Program, repurchases of shares from shareholders by the Company will be paid in cash promptly after the determination of the relevant NAV per share is finalized. Repurchases will be effective after receipt and acceptance by us of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline. We do not impose any charges in connection with repurchases of shares of common stock.

Most of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we expect to generally maintain under normal circumstances an allocation to syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, from the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.

Payment for repurchased shares may require us to liquidate portfolio holdings earlier than Remora would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses because of higher portfolio turnover rates. Remora intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

Preferred Stock

Subject to the discretion of the Board, beginning following the 18-month anniversary of the BDC Election, we intend to conduct annual tender offers to repurchase up to 20% annually of the value of our outstanding shares of preferred stock, subject to certain restrictions and limitations, including the approval of the Board (such repurchases, the “Preferred Share Repurchase Program”). Any such repurchases are subject to approval by the Board, in its discretion, and the availability of cash to fund such repurchases. The Board may amend, suspend or terminate the Preferred Share Repurchase Program if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each year. We expect to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act, and subject to compliance with applicable covenants and restrictions under our financing arrangements. All shares of preferred stock we purchase pursuant to the terms of each tender offer will be redeemed and thereafter will be authorized and unissued shares.

Under the Preferred Share Repurchase Program, to the extent we offer to repurchase shares in any particular year, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share of preferred stock as determined within 48 hours of the expiration of the repurchase offer. There will be no repurchase priority for a shareholder under the circumstances of death or disability of such shareholder. Participation by certain shareholders in such repurchase offers will be subject to any applicable lock-up periods pursuant to each such shareholder’s Subscription Agreement.

Under the Preferred Share Repurchase Program, shareholders may seek to tender all of the shares of the Company’s preferred stock that they own. In the event the amount of shares of preferred stock tendered exceeds the repurchase offer amount, we may, in our sole discretion, either accept the additional duly tendered shares permitted to be accepted pursuant to Rule 13e-4 under the Exchange Act, or repurchase shares on a pro rata basis in accordance with the number of shares tendered by each shareholder. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or applicable state law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. All unsatisfied repurchase requests must be resubmitted in the next annual tender offer, or upon the recommencement of the Preferred Share Repurchase Program, as applicable. The Preferred Share Repurchase Program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

Under the Preferred Share Repurchase Program, we will offer to repurchase shares of preferred stock on such terms as may be determined by the Board in its complete and absolute discretion unless, in the judgment of the Board, including the Independent Directors, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that the Board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that a shareholder requests to have repurchased. If we do not repurchase the full amount of a shareholder’s shares that the shareholder has requested to be repurchased, or we determine not to make repurchases of our shares, such shareholder will likely not be able to dispose of its shares, even if we underperform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act.

Under the Preferred Share Repurchase Program, we will repurchase shares of preferred stock from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Company and to all shareholders. When the Board determines that the Company expects to repurchase shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity, and containing information on how to participate. Shareholders deciding whether to tender their respective shares during the period that a repurchase offer is open may obtain the Company’s most recent NAV per share by viewing the documents we file with the SEC through its EDGAR page at http://www.sec.gov. However, the per share purchase price used in our repurchase offers will generally reflect our NAV per share as determined within 48 hours of the expiration of the repurchase offer, so shareholders will not know the exact price of shares in the tender offer when they make their decision whether to tender their respective shares.

Under the Preferred Share Repurchase Program, repurchases of shares from shareholders by the Company will be paid in cash promptly after the determination of the relevant NAV per share is finalized. Repurchases will be effective after receipt and acceptance by us of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline. We do not impose any charges in connection with repurchases of shares of preferred stock.

Most of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we may maintain under normal circumstances an allocation to syndicated loans and other liquid investments, or we may utilize available borrowing capacity under our credit facility. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, from the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.

Payment for repurchased shares may require us to liquidate portfolio holdings earlier than Remora would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses because of higher portfolio turnover rates. Remora intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

Item 10. Recent Sales of Unregistered Securities.

On April 29, 2025, we issued and sold 1,000 shares of common stock to Remora Capital Management, LLC, for an aggregate purchase price of $10,000. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Item 11. Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our Articles of Amendment and Restatement (the “Charter”) and our Bylaws. This summary possesses the provisions deemed to be material but is not necessarily complete.

General

Under the terms of the Charter, our authorized stock will consist solely of an expected 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As permitted by the MGCL, the Charter provides that a majority of the entire Board, without any action by shareholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The Charter also provides that the Board may classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. Under Maryland law, shareholders generally are not personally liable for our debts, except as they may be liable by reason of their own conduct or acts. Unless the Board determines otherwise, we expect to issue all shares of capital stock in uncertificated form.

None of our shares of common stock will be subject to further calls or to assessments, sinking fund provisions, obligations to us or potential liabilities associated with ownership of the security (not including investment risks).

Subject to the approval of the Board, we may, in the future, seek to list our securities on a national securities exchange and complete an initial public offering in connection with that Exchange Listing.

The following are our outstanding classes of securities as of April 30, 2025:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	150,000,000	--	1,000
Preferred Stock	50,000,000	--	--

Common Stock

Under the terms of the Charter, all shares of our common stock will have equal rights as to dividends, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to shareholders if, as and when authorized by the Board and declared by us out of funds legally available therefor. Shares will have no preemptive, exchange, conversion or redemption rights and shareholders generally have no appraisal rights. Shares will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the Board.

In the event of our liquidation, dissolution or winding up, each share would be entitled to share ratably in all of our assets that are legally available for distribution after we pay or otherwise provide for all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of stock, each share is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the shareholders will possess exclusive voting power. There will be no cumulative voting in the election of directors. Cumulative voting entitles a shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected and allows a shareholder to cast a portion or all of the shareholder’s votes for one or more candidates for seats on the Board. Without cumulative voting, a minority shareholder may not be able to elect as many directors as the shareholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director will be elected by a majority of the votes cast with respect to such director’s election, except in the case of a “contested election” (as defined in the Bylaws), in which directors will be elected by a plurality of the votes cast in the contested election of directors.

Preferred Stock

Under the terms of the Charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without the approval of shareholders, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. In the event we issue preferred stock beyond the preferred stock that will be issued in connection with the Formation Transaction, we will make any required disclosure to investors.

Preferred stock could be issued with terms that would adversely affect shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock, together with all other senior securities, must not exceed an amount currently equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

While we intend to effectuate repurchases of our preferred stock on an annual basis pursuant to the terms of the Preferred Share Repurchase Program, we will not be required to make tender offers for our preferred stock.

Limitation on Liability of Directors; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains a provision that eliminates directors’ and officers’ liability, subject to the limitations of Maryland law and the requirements of the 1940 Act.

Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Charter obligates us, subject to the limitations of Maryland law and the requirements of the 1940 Act, to indemnify (1) any present or former director or officer; or (2) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which the person or entity may become subject or may incur by reason of such person’s service in that capacity, and to pay or reimburse such person’s reasonable expenses as incurred in advance of final disposition of a proceeding. In accordance with the 1940 Act, we will not indemnify any person for any liability to the extent that such person would be subject by reason of such person’s willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.

Maryland Law and Certain Charter and Bylaw Provisions; Anti-Takeover Measures

Maryland law contains, and the Charter and our Bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of Shareholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the Board’s ability to negotiate such proposals may improve their terms.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the corporation’s board of directors and approved by the affirmative vote of Shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the Charter provides for approval of these actions by the affirmative vote of Shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

Subject to certain exceptions provided in the Charter, the affirmative vote of at least 75% of the votes entitled to be cast thereon, with the holders of each class or series of our stock voting as a separate class will be necessary to effect any of the following actions:

●	any amendment to the Charter to make the common stock a “redeemable security” or to convert the Company from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);

●	the liquidation or dissolution of the Company and any amendment to the Charter to effect and such liquidation or dissolution;

●	any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the MGCL requires be approved by shareholders; or

●	any transaction between the Company, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of our directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group.

However, if the proposal, transaction or business combination is approved by at least a majority of our continuing directors, the proposal, transaction or business combination may be approved only by the Board and, if necessary, the Shareholders as otherwise would be required by applicable law, the Charter and our Bylaws, without regard to the supermajority approval requirements discussed above. A “continuing director” is defined in the Charter as (1) our current directors, (2) those directors whose nomination for election by the Shareholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the Shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Maryland law and the Charter and our Bylaws also provide that:

●	any action required or permitted to be taken by the Shareholders at an annual meeting or special meeting of Shareholders may only be taken if it is properly brought before such meeting or by unanimous consent in lieu of a meeting;

●	special meetings of the Shareholders may only be called by the Board, the chairman of the Board or the chief executive officer, and must be called by the secretary upon the written request of Shareholders who are entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting; and

●	from and after the BDC Election Date, any Shareholder nomination or business proposal to be properly brought before a meeting of Shareholders must have been made in compliance with certain advance notice and informational requirements.

These provisions could delay or hinder Shareholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for the common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a Shareholder (such as electing new directors or approving a merger) only at a duly called Shareholders meeting, and not by written consent. The provisions of the Charter requiring that the directors may be removed only for cause and only by the affirmative vote of at least three-quarters of the votes entitled to be cast generally in the election of directors will also prevent Shareholders from removing incumbent directors except for cause and upon a substantial affirmative vote. In addition, although the advance notice and information requirements in our Bylaws do not give the Board any power to disapprove Shareholder nominations for the election of directors or business proposals that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of Shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and the Shareholders.

Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by the corporation’s board of directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the Charter provides for approval of charter amendments by the affirmative vote of Shareholders entitled to cast a majority of the votes entitled to be cast on the matter. The Board, by vote of a majority of the members of the Board, has the exclusive power to adopt, alter, amend or repeal our Bylaws. The Charter provides that any amendment to the following provisions of the Charter, among others, will require, in addition to any other vote required by applicable law or the Charter, the affirmative vote of Shareholders entitled to cast at least 75% of the votes entitled to be cast generally in the election of directors, with the holders of each class or series of our stock voting as a separate class, unless a majority of the continuing directors approve the amendment, in which case such amendment must be approved as would otherwise be required by applicable law, the Charter and/or our Bylaws:

●	the provisions regarding the classification of the Board;

●	the provisions governing the removal of directors;

●	the provisions limiting shareholder action by written consent;

●	the provisions regarding the number of directors on the Board; and

●	the provisions specifying the vote required to approve extraordinary actions and amend the Charter and the Board’s exclusive power to amend our Bylaws.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our Bylaws provide that, with respect to an annual meeting of Shareholders, nominations of individuals for election as directors and the proposal of business to be considered by Shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by a Shareholder who is a Shareholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of Shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting at which directors are to be elected may be made only (a) by or at the direction of the Board or (b) provided that the special meeting has been called in accordance with our Bylaws for the purpose of electing directors, by a Shareholder who is a Shareholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our Bylaws.

The purpose of requiring Shareholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Shareholders. Although our Bylaws do not give the Board any power to disapprove Shareholder nominations for the election of directors or proposals recommending certain action, the advance notice and information requirements may have the effect of precluding election contests or the consideration of Shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our Shareholders.

No Appraisal Rights

For certain extraordinary transactions and charter amendments, the MGCL provides the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As permitted by the MGCL, the Charter provides that Shareholders will not be entitled to exercise appraisal rights unless the Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which Shareholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

Certain provisions of the MGCL provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, which is referred to as the Control Share Acquisition Act (the “Control Share Acquisition Act”). Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of shareholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the Charter or Bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares. The SEC staff previously took the position that, if a BDC failed to opt-out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the 1940 Act. However, the SEC recently withdrew its previous position, and stated that it would not recommend enforcement action against a closed-end fund, including a BDC, that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the Company and its Shareholders generally. As such, we may amend our Bylaws to be subject to the Control Share Acquisition Act, but will do so only if the Board determines that it would be in our best interest and if such amendment can be accomplished in compliance with applicable laws, regulations and SEC guidance.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested shareholder under this statute if the corporation’s board of directors approves in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any such business combination generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if holders of the corporation’s common stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the corporation’s board of directors before the time that the interested shareholder becomes an interested shareholder. The Board intends to adopt a resolution exempting from the requirements of the statute any business combination between us and any other person, provided that such business combination is first approved by the Board (including a majority of the directors who are not “interested persons” within the meaning of the 1940 Act). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the 1940 Act

Our Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act or any provision of the Charter or our Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

Our Bylaws require that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf (ii) any action asserting a claim of breach of any standard of conduct or legal duty owed by any of our director, officer or other agent to ours or the Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL or the Charter or our Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum selection provision in our Bylaws does not apply to claims arising under the federal securities laws, including the Securities Act and the Exchange Act.

There is uncertainty as to whether a court would enforce such a provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, this provision may increase costs for shareholders in bringing a claim against us or our directors, officers or other agents. Any investor purchasing or otherwise acquiring our shares is deemed to have notice of and consented to the foregoing provision.

The exclusive forum selection provision in our Bylaws may limit Shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other agents, which may discourage lawsuits against us and such persons. It is also possible that, notwithstanding such exclusive forum selection provision, a court could rule that such provision is inapplicable or unenforceable.

Item 12. Indemnification of Directors and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered - Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

We have also obtained directors’ and officers’ errors and omissions liability insurance for our directors and officers.

Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to our audited financial statements attached to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Number	Exhibit
3.1*	Articles of Incorporation
3.2**	Articles of Amendment and Restatement
3.3*	Bylaws
4.1**	Form of Subscription Agreement
4.2**	Articles Supplementary
10.1*	Form of Investment Management Agreement between the Company and Remora
10.2*	Form of Administration Agreement between the Company and Remora
10.3*	Form of License Agreement between the Company and Remora
10.4*	Form of Dividend Reinvestment Program
10.5**	Form of Indemnification Agreement for Directors and Officers
10.6**	Form of Custody Agreement by and between the Company and U.S. Bank Trust Company, National Association, as Custodian
10.7**	Form of Document Custody Agreement by and between the Company and U.S. Bank Trust Company, National Association, as Document Custodian
10.8**	Form of Transfer Agency Agreement
10.9**	Form of Services Agreement
10.10**	Agreement and Plan of Merger, dated as of [●] [●], 2025, by and between the Company and the Funds
10.11*	Stock Purchase Agreement, dated as of April 29, 2025, by and between the Company and Remora
10.12**	Credit Facility
10.13*	Transaction Fee Letter
23.1*	Consent of Proposed Director
23.2*	Consent of Proposed Director
99.1**	Code of Ethics

*	Filed herewith
**	To be filed by amendment

Remora Capital Corporation

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Remora Capital Corporation

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Remora Capital Corporation (the Company) as of April 30, 2025, and the related notes to the financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company’s auditor since 2025.

Chicago, Illinois

May 27, 2025

Remora Capital Corporation

STATEMENT OF ASSETS & LIABILITIES

April 30, 2025

Assets:
Cash	$10,000
Total assets	10,000

Commitments and Contingencies (Note 4)
Net Assets:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.001 par value, 150,000,000 shares authorized; 1,000 shares issued and outstanding	$1
Additional paid in capital	9,999

Total net assets	$10,000

Net asset value per share	$10.00

See accompanying Notes to Financial Statement

Remora Capital Corporation

Notes to Financial Statement

As of April 30, 2025

1. Organization

Remora Capital Corporation (the “Company”) is an externally managed, non-diversified, closed-end management investment company established to seek attractive risk-adjusted returns from senior secured corporate loans primarily in the core middle market in the United States and Canada. We are a Maryland corporation that intends to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company will be externally managed by Remora Capital Management, LLC (the “Adviser” or “Remora”), a Delaware limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Subject to the overall supervision of the board of directors of the Company, the Adviser will manage our day-to-day operations and will provide us with investment advisory services pursuant to the Investment Management Agreement. Remora will also serve as the Administrator pursuant to the Administration Agreement and will provide all administrative services necessary for us to operate under the Administration Agreement.

The Company’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Company intends to build a diversified portfolio of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Company primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets on a secondary basis and makes opportunistic secondary market purchases of loan assets. The Company (directly or via co-investment) may purchase loan assets as a co-lender or as a “club” lender and may participate in loan syndications. The Company may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by other loan originators.

On April 30, 2025, the Adviser purchased 1,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which represented all of the issued and outstanding shares of Common Stock, for an aggregate purchase price of $10,000. The shares of Common Stock were sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

2. Summary of Significant Accounting Policies

Basis of Presentation

The following significant accounting policies are in conformity with United States generally accepted accounting principles (“U.S. GAAP”). Such policies are consistently followed by the Company in preparation of its financial statements. Management has determined that the Company is an investment company in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, “Financial Services – Investment Companies,” for the purpose of financial reporting. The Company’s financial statements are stated in U.S. dollars. The Adviser will pay without reimbursement from the Company all legal costs related to (i) the organizational and merger expenses of the Funds that will merge into the Company as the surviving entity (collectively, such actions, the “Merger”) and (ii) the formation and organization of the Company. Additionally, the Adviser will pay for all organizational, offering and other expenses, including, but not limited to, audit fees, printer fees, fees associated with any service provider to the Company and financing fees, etc., incurred in connection with the Company’s organization and initial private offering (other than the legal fees as described above) to the extent the Company does not make an election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “BDC Election”). For the avoidance of doubt, any such expenses (other than the legal fees as described above) shall only be reimbursable by the Company upon the election by the Company to be regulated as a business development company under the 1940 Act.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

Cash

Cash includes cash held in banks and short-term, liquid investments in a money market deposit account. Cash is carried at cost which approximates fair value.

Income Taxes

The Company intends to elect to be treated for federal income tax purposes as a RIC under Subchapter M of the Code. Generally, a RIC is not subject to federal income taxes in respect of each taxable year if it distributes dividends for federal income tax purposes to stockholders of an amount generally equal to at least 90% of “investment company taxable income,” as defined in the Code, and determined without regard to any deduction for dividends paid. Distributions declared prior to the filing of the previous year’s tax return and paid up to twelve months after the previous tax year can be carried back to the prior tax year in determining the distributions paid in such tax year. The Company intends to make sufficient distributions to maintain its ability to be subject to be taxed as a RIC each year. The Company may be subject to federal excise tax imposed at a rate of 4% on certain undistributed amounts.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether it is “more-likely-than-not” (i.e., greater than 50-percent) that each tax position will be sustained upon examination by a taxing authority based on the technical merits of the position. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. The Company did not record any tax provision from its formation in October 2024 through April 30, 2025. However, management’s conclusions regarding tax positions taken may be subject to review and adjustment at a later date based on factors including, but not limited to, examination by tax authorities on-going analysis of and changes to tax laws, regulations and interpretations thereof. The current and prior year remain open to review.

Indemnifications

In the ordinary course of its business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, management feels that the likelihood of such an event is remote.

3. Related Party Transactions

Administration Agreement

The Company expects that the Adviser will serve as its administrator (“Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator will provide all administrative services necessary for the Company to operate. Under the Administration Agreement, the Administrator will perform, or oversee the performance of, administrative services, which include, but are not limited to, providing office space, technology, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the Securities and Exchange Commission (“SEC”), managing the payment of expenses and the performance of administrative and professional services rendered by others and the allocable portion of the cost of its General Counsel, Chief Compliance Officer and Chief Financial Officer and their staff; provided, however, that allocable portion of the annual salaries of the General Counsel, Chief Financial Officer and the Chief Compliance Officer and their staff attributable to their work on the Company is subject to a cap equal to 22.5 bps of the Company’s net asset value (“NAV”) as of the end of the applicable fiscal year. Under the expected terms of the Administration Agreement, the Company expects to reimburse the Administrator for services performed pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party, and the Company expects to reimburse the Administrator for any services performed for the Company by such affiliate or third party. To the extent that the Administrator outsources any of its functions, the Company expects to pay the fees associated with such functions on a direct basis, without profit to the Administrator.

Investment Management Agreement

The Company intends to enter into an investment management agreement (the “Investment Management Agreement”) with the Adviser. Subject to the overall supervision of the Board of Directors of the Company (the “Board”), the Adviser will manage the Company’s day-to-day operations and will provide investment advisory services to the Company.

Under the terms of the Investment Management Agreement, the Company will pay Remora an investment management fee for its services consisting of two components: a management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). Each of the Management Fee and the Incentive Fee will become payable on the terms described below immediately after the BDC Election.

Management Fee

Under the terms of the Investment Management Agreement, the Management Fee will be payable quarterly in advance as of the first day of each calendar quarter and will be payable at an annual rate of 1.00% of the par value of the Company’s loan assets and similar portfolio investments outstanding (notwithstanding any lower valuation assigned to such loan asset or similar portfolio investment by the Board or a valuation designee). The Management Fee for any partial quarter will be prorated during the relevant calendar quarter.

Incentive Fee

The Company will pay the Adviser an Incentive Fee as set forth below. The Incentive Fee will consist of two parts: an investment-income component and a capital gains component. These components are largely independent of each other, with the result that one component may be payable even if the other is not.

Investment Income Incentive Fee

Under the investment income component, the Company will pay the Adviser each quarter an incentive fee with respect to pre-incentive fee net investment income. The investment-income component will be calculated and payable quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding fiscal quarter. Payments based on pre-incentive fee net investment income will be based on the pre-incentive fee net investment income earned for the quarter.

For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees received from portfolio companies) accrued during the fiscal quarter, minus operating expenses for the quarter (including the Management Fee, expenses payable under any administration agreement with Remora and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).

Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash; provided, however, that the portion of the investment income incentive fee attributable to deferred interest features will be paid, only if and to the extent received in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income will not reduce the amounts payable for any quarter pursuant to the calculation of the investment-income component described above. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-incentive fee net investment income, expressed as a rate of return on the value of net assets at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 1.5% per quarter (6.00% annualized). Under the terms of the Investment Management Agreement, the Company will pay Remora an investment-income incentive fee with respect to pre-incentive fee net investment income in each calendar quarter as follows: (1) no investment-income incentive fee in any calendar quarter in which pre-incentive fee net investment income does not exceed the hurdle rate of 1.5%; (2) 50% of pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.765% in any calendar quarter (7.06% annualized) (the portion of pre-incentive fee net investment income that exceeds the hurdle but is less than or equal to 1.765% is referred to as the “catch-up”; the “catch-up” is meant to provide Remora with 15.0% of pre-incentive fee net investment income as if a hurdle did not apply if pre-incentive fee net investment income exceeds 1.765% in any calendar quarter); and (3) 15.0% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.765% in any calendar quarter (7.06% annualized) payable to Remora (once the hurdle is reached and the catch-up is achieved, 15.0% of all pre-incentive fee net investment income thereafter is allocated to Remora).

Capital Gains Incentive Fee

Under the terms of the Investment Management Agreement, the other portion of the Incentive Fee will be based on a capital gains component. Under the capital gains component of the Incentive Fee, the Company expects to pay Remora at the end of each calendar year 15.0% of aggregate cumulative realized capital gains from the date of the BDC Election. through the end of that year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees.

For the foregoing purpose, “aggregate cumulative realized capital gains” will not include any unrealized appreciation. The capital gains component of the Incentive Fee will not be subject to any minimum return to shareholders.

Fee Waivers

For the twelve months following the BDC Election Date, Remora has agreed to waive 25% of its Management Fees under the Investment Management Agreement. Any such waiver of Management Fees will not be revocable during the proposed term and the amounts waived will not be subject to any right of future recoupment in favor of Remora.

There were no management fees or incentive fees incurred as of April 30, 2025.

License Agreement

The Company expects to enter into a license agreement (the “License Agreement”) with Remora. Under the License Agreement, the Company will have a non-exclusive, royalty-free license to use the names “Remora” and “Remora Capital Partners.”

4. Commitments and Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

The Company will be obligated to reimburse the Adviser for advanced expenses as part of the Investment Management Agreement discussed in Note 3. As of April 30, 2025, the Company had $309 in expenses that were advanced and reimbursable to the Adviser pursuant to the Investment Management Agreement in the event that the BDC Election is made by the Company. No other expenses have been incurred through April 30, 2025 that will be directly owed to the Adviser or any other third-party by the Company upon the BDC Election.

5. Subsequent Events

In preparing the financial statement, the Company’s management has evaluated events and transactions for potential recognition or disclosure through the date the financial statement was issued. Subsequent to April 30, 2025, there have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the financial statement.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

MARCH 31, 2025

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

March 31, 2025

Assets

Loans funded, at fair value (cost $26,302,539)	$26,157,608
Cash and cash equivalents	1,007,997
Financing costs (net of accumulated amortization of $92,780)	76,361
Interest receivable	94,551
Other assets	42,011
Total assets	$27,378,529

Liabilities and partners’ capital

Liabilities
Senior secured credit facility	$12,800,000
Due to related party	57,377
Capital distributions payable	323,378
Reserve for bad debts	48,401
Interest payable	74,384
Accrued expenses	90,141
Total liabilities	13,393,682

Partners’ capital	13,984,847

Total liabilities and partners’ capital	$27,378,529

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONDENSED SCHEDULE OF INVESTMENTS

March 31, 2025

		Interest	Maturity	Percentage of Partners’	Fair
	Principal	Rate	Date	Capital	Value

Loans funded, at fair value

Loans funded
United States
Media	2,862,791	9.82%-10.94%	11/2025-02/2029	20.5%	$2,862,879
Health Care Providers & Services	1,925,225	9.07%-11.59%	5/2026-12/2028	13.8	1,925,225
Software	1,835,351	9.08%-10.67%	03/2026-12/2028	13.1	1,835,351
Professional Services	1,783,215	9.21%-11.59%	02/2025-08/2029	12.2	1,705,568
Construction & Engineering	1,635,369	9.32%-9.42%	08/2027-11/2031	11.7	1,629,829
IT Services	1,548,791	8.92%-11.59%	05/2025-05/2029	10.6	1,486,945
Aerospace & Defense	1,474,446	9.05%-10.30%	12/2026-12/2029	10.5	1,474,446
Commercial Services & Supplies	1,051,843	9.69%-10.94%	12/2026-7/2027	7.5	1,051,843
Machinery	1,010,346	9.58%-11.09%	09/2026-06/2029	7.2	1,010,346
Health Care Equipment & Supplies	998,621	10.05%-10.18%	12/2026-07/2030	7.1	998,621
Water Utilities	695,368	10.57%	07/2029	5.0	695,368
Transportation Infrastructure	692,897	9.44%	03/2028	5.0	692,897
Electrical Equipment	677,750	9.25%	08/2025-08/2028	4.8	677,750
Household Products	674,521	10.21%	11/2025	4.8	674,521
Interactive Media & Services	641,402	9.33%-9.82%	10/2027-04/2029	4.6	641,402
Automobiles	610,170	9.33-9.56%	06/2029	4.4	610,170
Diversified Consumer Services	599,649	10.58%	12/2029	4.3	599,649
Diversified Financial Services	585,444	8.83%-10.09%	06/2026-06/2027	4.2	585,444
Hotels, Restaurants & Leisure	572,392	7.75%	06/2026	4.1	572,392
Food & Staples Retailing	492,861	10.18%	12/2029	3.5	492,861
Auto Components	453,784	10.34%	02/2028	3.2	453,784
Building Products	418,589	10.94%	12/2025	3.0	418,589
Life Sciences Tools & Services	407,520	9.42%	06/2025	2.9	407,520
Freight & Logistics	368,331	10.69%	05/2027	2.6	368,346
Specialty Retail	306,421	9.67%	12/2027	2.2	306,421
Real Estate Management & Development	287,511	10.34%	09/2027	2.1	287,511
Insurance	269,608	9.73%	12/2027	1.9	269,608
Air Freight & Logistics	192,805	10.98%	12/2029	1.4	192,805
Road & Rail	163,019	10.09%	08/2027	1.2	163,019
Food Distributions	1,672	9.57%	11/2029	0.0	1,672

Total United States loans funded (cost $26,302,539)				187.0%	$26,157,608

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

(2)	The Partnership had unfunded loan comittments of $1,045,480 as of March 31, 2025.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2025

Investment income
Interest	$687,032
Fees and other income	1,304
Total investment income	688,336

Expenses
Interest expense	216,569
Management fees	64,140
Interest paid to sub-manager	50,191
Reserve for bad debts	10,450
Fund administrator fees	3,483
Professional fees and other	20,128

Total expenses	364,961

Net investment income	323,375

Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	(24,511)
Net gain on loans funded	(24,511)

Net income	$298,864

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

Three Months Ended March 31, 2025

	General	Limited
	Partner	Partners	Total

Partners’ capital, beginning of year	$123,730	$13,871,262	$13,994,992

Capital withdrawals		(323,378)	(323,378)

Allocation of net income
Pro rata allocation	23	313,210	313,233
Carry amount allocation	21,447	(21,447)	-

	21,469	291,763	313,233

Partners’ capital, end of period	$145,199	$13,839,647	$13,984,847

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Three Months Ended March 31, 2025

Cash flow from operating activities
Net income	$298,864
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(1,088,263)
Change in unrealized gain on investments	24,511
Reserve for bad debts	10,450
Proceeds from sales of investments and principal repayments	412,534
Amortization of premium and accretion of discount, net	(41,838)
Amortization of deferred financing cost	9,256
Amortization of deferred organizational cost	3,200
Changes in operating assets and liabilities:
Interest receivable	(3,163)
Other assets	(10,097)
Due to related party	17,770
Interest payable	3,137
Accrued expenses and other liabilities	(3,860)
Net cash used in operating activities	(367,497)

Cash flow from financing activities
Senior secured credit facility	1,200,000
Capital distributions, net of capital distributions payable	(359,269)
Net cash provided by financing activities	840,731

Net change in cash	473,233

Cash, beginning of year	534,764

Cash, end of year	$1,007,997

Supplemental disclosure of noncash operating activities
Cash paid for interest during the year	216,569

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners I, LP and its subsidiaries (the “Partnership”) is a Delaware limited partnership which was organized in March 2021 and commenced operations November 16, 2021.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership has built a diversified portfolio of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) on a secondary basis, and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners I GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940). The Partnership stopped accepting new investors on November 16, 2023.

2.	Basis of Presentation

Management has prepared these consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These consolidated financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

3.	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Remora Capital Partners I, LP and its wholly owned subsidiaries, RCP I Finance, LLC and RCP I SPV, LLC (collectively, the Partnership). All significant intercompany balances and transactions have been eliminated in consolidation.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At March 31, 2025, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	Summary of Significant Accounting Policies (concluded)

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2025. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by two financial institutions. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented on the Consolidated Statement of Financial Condition.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of March 31, 2025:

	Level 1	Level 2	Level 3

Loans funded at fair value
Loans funded at fair value	-	-	26,157,608
Partners’ capital, end of year	$-	$-	$26,157,608

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the three months ended March 31, 2025, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

Purchases of Level 3 assets for the three month period ended March 31, 2025 are as follows:

Description	Purchases(1)
Loans Funded	$1,088,263

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $26,157,608 were valued based on observable and unobservable but non-quantitative inputs as of March 31, 2025. As of March 31, 2025, the fair value is based on the cost basis plus amortized original issue discount and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Truist Credit Facility

On August 3, 2022, Remora Capital Partners I, LP and Remora Capital Partners I QP LP each formed a wholly owned special purpose entity (collectively the “SPEs”), called RCP I Finance, LLC (“RCP I SPE”) and RCP I QP Finance, LLC (“RCP I QP SPE”), respectively. Substantially all of the loan assets of the partnerships, that were originated by and sourced via a sub-manager agreement with Maranon Capital, L.P. (“Maranon”), were contributed to the SPEs in order for the SPEs to jointly act as co-borrowers of a revolving credit facility for up to $60.0 million (the “Truist Credit Facility”) with Truist Bank (formerly SunTrust Bank), acting as administrative agent, Maranon, acting as collateral manager, and Deutsche Bank Trust Company acting as both collateral agent and collateral administrator. Subsequently, on March 15, 2023, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $10 million to a total of $70 million, subject to leverage and borrowing base restrictions. Subsequently, on February 22, 2024, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $33 million to a total of $103 million, subject to leverage and borrowing base restrictions.

As of March 31, 2025, RCP I QP SPE and RCP I SPE had jointly borrowed $78.8 million and $12.8 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had an interest rate of 6.6%, exclusive of the fee on undrawn commitment and ticking fees for subsequent borrowings, as of March 31, 2025. The Truist Credit Facility is a revolving facility with a stated maturity date of August 3, 2027 and pricing set at 220 basis points over one-month SOFR (or an alternative risk-free floating interest rate index) plus a 10 basis point credit spread adjustment. As of March 31, 2025, the SPEs had $11.4 million of unused borrowing capacity under the Truist Credit Facility, subject to leverage and borrowing base restrictions. The Truist Credit Facility is secured by all of the assets of the SPEs, which represents substantially all of the assets underwritten and secured via a sub-manager agreement with Maranon. Assets secured as a co-lender or via other co-investment programs are not collateral for the Truist Credit Facility. As of March 31, 2025, the Partnership was in compliance with the terms of the Truist Credit Facility.

8.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	Investment Risk (concluded)

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statement of Financial Condition. Further, the Partnership may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated manager, has material non-public information regarding such portfolio company. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio developments or trends in any particular industry and the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. The Partnership also funds a portion of the Partnership’s investments with borrowings and the Partnership’s net investment income will be affected by the difference between the rate at which the Partnership invests and the rate at which the Partnership borrows. Accordingly, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Partnership’s net investment income. As of March 31, 2025, 100% of the investments at fair value in the Partnership’s portfolio were at variable rates, subject to interest rate floors. The Truist Credit Facility also bears interest at variable rates. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

9.	Related Party Transactions

The Partnership pays a quarterly management fee to the Manager for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The Manager, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $64,140 for the three months ended March 31, 2025.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	Related Party Transactions (concluded)

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners I QP LP, a Delaware limited partnership (“RCP I QP’). The Partnership and RCP I QP operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP I QP have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. The Partnership and its parallel fund both stopped raising new investor capital as of November 16, 2023, and the final rebalancing of the portfolio was completed in December 2023. Therefore, for the three months ended March 31, 2025, the Partnership did not transfer any loans to RCP I QP per the terms of the rebalancing agreement.

On December 15, 2023, the Partnership and RCP I QP entered into a revolving promissory note with Remora Capital Partners II, LP (“RCP II LP”) and Remora Capital Partners II QP, LP (“RCP II QP LP”) whereby either the Partnership and/or RCP I QP may make short-term advances (“Advances”), for a maximum of 60 days for each Advance, and up to a total principal amount of five million dollars. The borrowers may use to the funds to pay the purchase price of certain investments.  The Advances bear interest daily non-compounded at an annual rate of 25 basis points plus the interest rate currently being earned on cash deposits of the Partnership’s interest-bearing checking account with Bank of America (resulting in an applicable rate of 4.15% as of March 31, 2025). As of March 31, 2025, there was no outstanding balance related to this note.

10.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Partners’ Capital (concluded)

Capital Contributions and Withdrawals

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

For the three months ended March 31, 2025, carried interest allocated to the General Partner was $21,447.

11.	Fund Administrator

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

12.	Financial Highlights

Financial highlights for the three months ended March 31, 2025, annualized, are as follows:

Total return	2.30%
Carried interest	-0.20%
Total return after carried interest	2.10%

Expense ratio	2.00%
Carried interest ratio	0.20%
Expense plus carried interest ratio	2.20%

Net investment income ratio	1.70%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect the effects of change in unearned carried interest to the General Partner.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that required disclosure in these consolidated financial statements.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2024

1230 Rosecrans Avenue, Suite 510 Manhattan Beach, California 90266 310-382-5380

Independent Auditor’s Report

To the Partners of

Remora Capital Partners I, LP and Subsidiaries

Opinion

We have audited the consolidated financial statements of Remora Capital Partners I, LP and Subsidiaries (“the Partnership”), which comprise the consolidated statement of financial condition, including the condensed schedule of investments, as of December 31, 2024, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2024, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued (or when applicable, one year after the date the consolidated financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

Weaver and Tidwell, L.L.P.

CPAs AND ADVISORS | WEAVER.COM

The Partners of

Remora Capital Partners I, LP and Subsidiaries

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Manhattan Beach, California

April 30, 2025

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

December 31, 2024

Assets

Loans funded, at fair value (cost $25,596,074)	$25,499,228
Cash and cash equivalents	534,764
Financing costs (net of accumulated amortization of $83,524)	85,617
Interest receivable	91,388
Other assets	38,182

Total assets	$26,249,179

Liabilities and partners’ capital

Liabilities
Senior secured credit facility	$11,600,000
Due to related party	39,607
Capital distributions payable	359,269
Reserve for bad debts	69,665
Interest payable	71,247
Accrued expenses	114,399

Total liabilities	12,254,187

Partners’ capital	13,994,992

Total liabilities and partners’ capital	$26,249,179

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2024

		Interest	Maturity	Percentage of Partners’	Fair
	Principal	Rate	Date	Capital	Value

Loans funded, at fair value

Loans funded
United States
Media	2,871,124	10.10%-11.35%	11/2025-02/2029	20.5%	$2,872,967
Software	2,107,451	9.35%-10.92%	03/2026-12/2028	15.1	2,107,451
Health Care Providers & Services	1,925,684	9.60%-12.22%	5/2026-12/2028	13.8	1,925,684
Professional Services	1,784,754	9.67%-11.87%	02/2025-08/2029	12.4	1,733,249
IT Services	1,574,123	9.24%-11.87%	05/2025-05/2029	11.0	1,533,683
Aerospace & Defense	1,478,216	9.69%-11.35%	12/2026-12/2029	10.6	1,478,216
Health Care Technology	1,065,704	10.44%-11.35%	3/2026-12/2026	7.6	1,065,704
Commercial Services & Supplies	1,053,713	9.84%-11.19%	12/2026-7/2027	7.5	1,053,713
Machinery	1,014,131	9.67%-10.69%	09/2026-06/2029	7.2	1,014,131
Health Care Equipment & Supplies	980,019	9.84%-10.87%	12/2026-07/2030	7.0	976,702
Transportation Infrastructure	694,839	9.94%	03/2028	5.0	694,839
Water Utilities	697,080	10.57%	07/2029	4.9	692,508
Electrical Equipment	682,249	9.25%	08/2025-08/2028	4.9	682,249
Household Products	676,224	10.49%	11/2025	4.8	676,224
Interactive Media & Services	651,806	9.60%-11.37%	10/2027-04/2029	4.7	651,806
Hotels, Restaurants & Leisure	626,995	11.5%-11.54%	06/2026	4.5	626,995
Diversified Consumer Services	601,148	10.60%	12/2029	4.3	601,148
Automobiles	600,769	9.57%	06/2029	4.3	600,769
Diversified Financial Services	598,408	9.17%-11.37%	06/2026-06/2027	4.3	598,408
Construction & Engineering	504,755	10.14%-12.5%	08/2027-08/2029	3.6	505,900
Food & Staples Retailing	494,109	10.43%	12/2029	3.5	494,109
Auto Components	454,933	10.62%	02/2028	3.3	454,933
Building Products	420,713	11.19%	12/2025	3.0	420,713
Life Sciences Tools & Services	408,568	18.00%	06/2025	2.9	408,568
Freight & Logistics	366,420	10.94%	05/2027	2.6	366,420
Specialty Retail	307,191	9.90%	12/2027	2.2	307,191
Real Estate Management & Development	288,245	10.62%	09/2027	2.1	288,245
Insurance	270,304	10.00%	12/2027	1.9	270,304
Air Freight & Logistics	195,808	11.25%	12/2029	1.4	195,808
Road & Rail	163,437	10.37%	08/2027	1.2	163,437
Electrical, Machinery, & Auto	26,788	9.51%-10.17%	11/2029	0.2	26,788
Food Distributions	8,694	9.36%	11/2029	0.1	8,694
Distributors	1,672	9.61%	12/2030	0.0	1,672

Total United States loans funded (cost $25,596,074)				182.2%	$25,499,228

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

(2)	The Partnership had unfunded loan comittments of $970,981 as of December 31, 2024.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2024

Investment income
Interest	$2,711,251
Fees and other income	14,133

Total investment income	2,725,384

Expenses
Interest expense	750,255
Management fees	227,280
Interest paid to sub-manager	181,690
Reserve for bad debts	69,665
Fund administrator fees	13,934
Professional fees and other	69,571

Total expenses	1,312,395

Net investment income	1,412,989

Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	15,935

Net gain on loans funded	15,935

Net income	$1,428,924

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

Year Ended December 31, 2024

	General	Limited
	Partner	Partners	Total

Partners’ capital, beginning of year	$123,730	$13,906,938	$14,030,668

Capital withdrawals	(3,005)	(1,461,595)	(1,464,600)

Allocation of net income
Pro rata allocation	158	1,428,766	1,428,924
Carry amount allocation	112,220	(112,220)	-

	112,378	1,316,546	1,428,924

Partners’ capital, end of year	$233,103	$13,761,889	$13,994,992

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2024

Cash flow from operating activities
Net income	$1,428,924
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(12,485,327)
Change in unrealized gain on investments	(15,935)
Reserve for bad debts	69,665
Proceeds from sales of investments and principal repayments	4,659,449
Amortization of premium and accretion of discount, net	(58,402)
Amortization of deferred financing cost	36,115
Changes in operating assets and liabilities:
Interest receivable	(15,881)
Other assets	10,340
Due to related party	(102,561)
Due from related party	410,000
Interest payable	35,126
Accrued expenses and other liabilities	40,963
Net cash used in operating activities	(5,987,524)

Cash flow from financing activities
Financing costs	(36,165)
Senior secured credit facility	6,300,000
Capital distributions, net of capital distributions payable	(1,448,908)
Net cash provided by financing activities	4,814,927

Net change in cash	(1,172,597)

Cash, beginning of year	1,707,361

Cash, end of year	$534,764

Supplemental disclosure of noncash operating activities
Cash paid for interest during the year	750,255

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners I, LP and its subsidiaries (the “Partnership”) is a Delaware limited partnership which was organized in March 2021 and commenced operations November 16, 2021.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership has built a diversified portfolio of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) on a secondary basis, and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners I GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940). The Partnership stopped accepting new investors on November 16, 2023.

2.	Basis of Presentation

Management has prepared these consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These consolidated financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

3.	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Remora Capital Partners I, LP and its wholly owned subsidiaries, RCP I Finance, LLC and RCP I SPV, LLC (collectively, the Partnership). All significant intercompany balances and transactions have been eliminated in consolidation.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At December 31, 2024, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. Summary of Significant Accounting Policies (concluded)

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2024. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by two financial institutions. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented on the Consolidated Statement of Financial Condition.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of December 31, 2024:

	Level 1	Level 2	Level 3	Total

Loans funded at fair value
Loans funded	$-	$-	$25,499,228	$25,499,228
Total loans funded	-	-	25,499,228	25,499,228

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the year ended December 31, 2024, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

Purchases of Level 3 assets for the period ended December 31, 2024 are as follows:

Description	Purchases(1)
Loans Funded	$12,485,327

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $25,499,228 were valued based on observable and unobservable but non-quantitative inputs as of December 31, 2024. As of December 31, 2024, the fair value is based on the cost basis plus amortized original issue discount and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Truist Credit Facility

On August 3, 2022, Remora Capital Partners I, LP and Remora Capital Partners I QP LP each formed a wholly owned special purpose entity (collectively the “SPEs”), called RCP I Finance, LLC (“RCP I SPE”) and RCP I QP Finance, LLC (“RCP I QP SPE”), respectively. Substantially all of the loan assets of the partnerships, that were originated by and sourced via a sub-manager agreement with Maranon Capital, L.P. (“Maranon”), were contributed to the SPEs in order for the SPEs to jointly act as co-borrowers of a revolving credit facility for up to $60.0 million (the “Truist Credit Facility”) with Truist Bank (formerly SunTrust Bank), acting as administrative agent, Maranon, acting as collateral manager, and Deutsche Bank Trust Company acting as both collateral agent and collateral administrator. Subsequently, on March 15, 2023, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $10 million to a total of $70 million, subject to leverage and borrowing base restrictions. Subsequently, on February 22, 2024, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $33 million to a total of $103 million, subject to leverage and borrowing base restrictions.

As of December 31, 2024, RCP I QP SPE and RCP I SPE had jointly borrowed $71.6 million and $11.6 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had an interest rate of 6.9%, exclusive of the fee on undrawn commitment and ticking fees for subsequent borrowings, as of December 31, 2024. The Truist Credit Facility is a revolving facility with a stated maturity date of August 3, 2027 and pricing set at 220 basis points over one-month SOFR (or an alternative risk-free floating interest rate index) plus a 10 basis point credit spread adjustment. As of December 31, 2024, the SPEs had $19.8 million of unused borrowing capacity under the Truist Credit Facility, subject to leverage and borrowing base restrictions. The Truist Credit Facility is secured by all of the assets of the SPEs, which represents substantially all of the assets underwritten and secured via a sub-manager agreement with Maranon. Assets secured as a co-lender or via other co-investment programs are not collateral for the Truist Credit Facility. As of December 31, 2024, the Partnership was in compliance with the terms of the Truist Credit Facility.

8.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	Investment Risk (concluded)

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statement of Financial Condition. Further, the Partnership may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated manager, has material non-public information regarding such portfolio company. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio developments or trends in any particular industry and the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. The Partnership also funds a portion of the Partnership’s investments with borrowings and the Partnership’s net investment income will be affected by the difference between the rate at which the Partnership invests and the rate at which the Partnership borrows. Accordingly, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Partnership’s net investment income. As of December 31, 2024, 100% of the investments at fair value in the Partnership’s portfolio were at variable rates, subject to interest rate floors. The Truist Credit Facility also bears interest at variable rates. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

9.	Related Party Transactions

The Partnership pays a quarterly management fee to the Manager for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The Manager, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $227,280 for the year ended December 31, 2024.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	Related Party Transactions (concluded)

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners I QP LP, a Delaware limited partnership (“RCP I QP’). The Partnership and RCP I QP operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP I QP have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. The Partnership and its parallel fund both stopped raising new investor capital as of November 16, 2023, and the final rebalancing of the portfolio was completed in December 2023. Therefore, for the year ended December 31, 2024, the Partnership did not transfer any loans to RCP I QP per the terms of the rebalancing agreement.

On December 15, 2023, the Partnership and RCP I QP entered into a revolving promissory note with Remora Capital Partners II, LP (“RCP II LP”) and Remora Capital Partners II QP, LP (“RCP II QP LP”) whereby either the Partnership and/or RCP I QP may make short-term advances (“Advances”), for a maximum of 60 days for each Advance, and up to a total principal amount of five million dollars. The borrowers may use to the funds to pay the purchase price of certain investments.  The Advances bear interest daily non-compounded at an annual rate of 25 basis points plus the interest rate currently being earned on cash deposits of the Partnership’s interest-bearing checking account with Bank of America (resulting in an applicable rate of 4.25% as of December 31, 2024). As of December 31, 2024, there was no outstanding balance related to this note.

10.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Partners’ Capital (concluded)

Capital Contributions and Withdrawals

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

For the year ending December 31, 2024, carried interest allocated to the General Partner was $112,220.

11.	Fund Administrator

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

12.	Financial Highlights

Financial highlights for the year ended December 31, 2024 are as follows:

Total return	10.6%
Carried interest	(0.8)%
Total return after carried interest	9.8%

Expense ratio	9.3%
Carried interest	0.8%
Expense plus carried interest ratio	10.1%

Net investment income ratio	10.0%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect the effects of change in unearned carried interest to the General Partner.

REMORA CAPITAL PARTNERS I, LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that required disclosure in these consolidated financial statements.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

MARCH 31, 2025

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

March 31, 2025

Assets

Loans funded, at fair value (cost $161,392,921)	$160,500,168
Cash and cash equivalents	6,611,081
Financing costs (net of accumulated amortization of $491,325)	555,379
Interest receivable	605,070
Other assets	194,525
Total assets	$168,466,223

Liabilities and partners’ capital

Liabilities
Senior secured credit facility	$78,800,000
Due to related party	60,007
Capital distributions payable	2,038,830
Reserve for bad debts	298,275
Interest payable	456,864
Accrued expenses	385,733
Total liabilities	82,039,708

Partners’ capital	86,426,515
Total liabilities and partners’ capital	$168,466,223

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONDENSED SCHEDULE OF INVESTMENTS

March 31, 2025

		Interest	Maturity	Percentage of Partners’	Fair
	Principal	Rate	Date	Capital	Value

Loans funded, at fair value

Loans funded
United States
Media	17,391,900	9.82%-10.94%	11/2025-02/2029	20.1%	$17,391,813
Health Care Providers & Services	11,892,298	9.07%-11.59%	5/2026-12/2028	13.8	11,892,298
Software	11,077,893	9.08%-10.67%	03/2026-12/2028	12.8	11,077,893
Professional Services	11,015,087	9.21%-11.59%	02/2025-08/2029	12.2	10,535,456
Construction & Engineering	9,842,589	9.32%-9.42%	08/2027-11/2031	11.3	9,808,368
IT Services	9,555,802	8.92%-11.59%	05/2025-05/2029	10.6	9,177,000
Aerospace & Defense	9,107,795	9.05%-10.30%	12/2026-12/2029	10.5	9,107,795
Commercial Services & Supplies	6,497,526	9.69%-10.94%	12/2026-7/2027	7.5	6,497,526
Machinery	6,241,003	9.58%-11.09%	09/2026-06/2029	7.2	6,241,003
Health Care Equipment & Supplies	6,168,580	10.05%-10.18%	12/2026-07/2030	7.1	6,168,580
Water Utilities	4,295,357	10.57%	07/2029	5.0	4,295,357
Transportation Infrastructure	4,280,092	9.44%	03/2028	5.0	4,280,092
Electrical Equipment	4,186,526	9.25%	08/2025-08/2028	4.8	4,186,526
Household Products	4,166,579	10.21%	11/2025	4.8	4,166,579
Interactive Media & Services	3,962,004	9.33%-9.82%	10/2027-04/2029	4.6	3,962,004
Automobiles	3,769,077	9.33-9.56%	06/2029	4.4	3,769,077
Diversified Consumer Services	3,704,087	10.58%	12/2029	4.3	3,704,087
Diversified Financial Services	3,616,346	8.83%-10.09%	06/2026-06/2027	4.2	3,616,346
Hotels, Restaurants & Leisure	3,535,719	7.75%	06/2026	4.1	3,535,719
Food & Staples Retailing	3,044,452	0.1018	12/2029	3.5	3,044,452
Auto Components	2,803,065	10.34%	02/2028	3.2	2,803,065
Building Products	2,585,661	10.94%	12/2025	3.0	2,585,661
Life Sciences Tools & Services	2,517,292	9.42%	06/2025	2.9	2,517,293
Freight & Logistics	2,016,202	10.69%	05/2027	2.3	2,016,187
Specialty Retail	1,892,793	9.67%	12/2027	2.2	1,892,793
Real Estate Management & Development	1,775,981	10.34%	09/2027	2.1	1,775,981
Insurance	1,665,392	0.0973	12/2027	1.9	1,665,392
Air Freight & Logistics	1,190,976	10.98%	12/2029	1.4	1,190,976
Road & Rail	1,006,981	10.09%	08/2027	1.2	1,006,981
Food Distributions	10,328	0.0957	11/2029	0.0	10,328

Total United States loans funded (cost $ 161,392,921)				185.7%	$160,500,168

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

(2)	The Partnership had unfunded loan comittments of $6,457,923 as of March 31, 2025.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2025

Investment income
Interest	$4,223,394
Fees and other income	8,058
Total investment income	4,231,452

Expenses
Interest expense	1,336,800
Management fees	401,447
Interest paid to sub-manager	294,353
Reserve for bad debts	64,550
Fund administrator fees	21,519
Professional fees and other	73,972
Total expenses	2,192,641

Net investment income	2,038,811

Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	(150,373)
Net gain on loans funded	(150,373)

Net income	$1,888,438

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

Three Months Ended March 31, 2025

	General	Limited
	Partner	Partners	Total

Partners’ capital, beginning of year	$1,662,904	$84,825,282	$86,488,186

Capital contributions	-	120,002	120,002

Capital withdrawals		(2,158,832)	(2,158,832)

Allocation of net income
Pro rata allocation	23	1,977,136	1,977,159
Carry amount allocation	148,383	(148,383)	-
	148,406	1,828,752	1,977,159

Partners’ capital, end of period	$1,811,310	$84,615,205	$86,426,515

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Three Months Ended March 31, 2025

Cash flow from operating activities
Net income	$1,888,438
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(6,722,302)
Change in unrealized gain on investments	150,373
Reserve for bad debts	64,550
Proceeds from sales of investments and principal repayments	2,767,631
Amortization of premium and accretion of discount, net	(322,571)
Amortization of deferred financing cost	57,172
Amortization of deferred organizational cost	17,130
Changes in operating assets and liabilities:
Interest receivable	(47,840)
Other assets	(54,648)
Due from related party	34,859
Interest payable	20,132
Accrued expenses and other liabilities	(52,206)
Net cash used in operating activities	(2,199,283)

Cash flow from financing activities
Senior secured credit facility	7,200,000
Capital distributions, net of capital distributions payable	(2,256,128)
Net cash provided by financing activities	4,943,872

Net change in cash	2,744,589

Cash, beginning of year	3,866,493

Cash, end of year	$6,611,081

Supplemental disclosure of noncash operating activities
Cash paid for interest during the year	1,336,800

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners I QP LP and its subsidiaries (the “Partnership”) is a Delaware limited partnership which was organized in May 2021 and commenced operations November 16, 2021.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership has built a diversified portfolio of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) on a secondary basis, and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners I GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940). The Partnership stopped accepting new investors on November 16, 2023.

2.	Basis of Presentation

Management has prepared these consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These consolidated financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

3.	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Remora Capital Partners I QP LP and its wholly owned subsidiaries, RCP I QP Finance, LLC and RCP I QP SPV, LLC (collectively, the Partnership). All significant intercompany balances and transactions have been eliminated in consolidation.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At March 31, 2025, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. Summary of Significant Accounting Policies (concluded)

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2025. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by two financial institutions. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented on the Consolidated Statement of Financial Condition.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of March 31, 2025:

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the three months ended March 31, 2025, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

	Level 1	Level 2	Level 3
Loans funded at fair value
Loans funded at fair value	-	-	160,500,168
Partners’ capital, end of year	$-	$-	$160,500,168

Purchases of Level 3 assets for the three month period ended March 31, 2025 are as follows:

Description	Purchases(1)
Loans Funded	$6,722,302

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $160,500,168 were valued based on observable and unobservable but non-quantitative inputs as of March 31, 2025. As of March 31, 2025, the fair value is based on the cost basis plus amortized original issue discount, and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Truist Credit Facility

On August 3, 2022, Remora Capital Partners I, LP and Remora Capital Partners I QP LP each formed a wholly owned special purpose entity (collectively the “SPEs”), called RCP I Finance, LLC (“RCP I SPE”) and RCP I QP Finance, LLC (“RCP I QP SPE”), respectively. Substantially all of the loan assets of the partnerships, that were originated by and sourced via a sub-manager agreement with Maranon Capital, L.P. (“Maranon”), were contributed to the SPEs in order for the SPEs to jointly act as co-borrowers of a revolving credit facility for up to $60.0 million (the “Truist Credit Facility”) with Truist Bank (formerly SunTrust Bank), acting as administrative agent, Maranon, acting as collateral manager, and Deutsche Bank Trust Company acting as both collateral agent and collateral administrator. Subsequently, on March 15, 2023, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $10 million to a total of $70 million, subject to leverage and borrowing base restrictions. Subsequently, on February 22, 2024, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $33 million to a total of $103 million, subject to leverage and borrowing base restrictions.

As of March 31, 2025, RCP I QP SPE and RCP I SPE had jointly borrowed $78.8 million and $12.8 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had an interest rate of 6.6%, exclusive of the fee on undrawn commitment and ticking fees for subsequent borrowings, as of March 31, 2025. The Truist Credit Facility is a revolving facility with a stated maturity date of August 3, 2027 and pricing set at 220 basis points over one-month SOFR (or an alternative risk-free floating interest rate index) plus a 10 basis point credit spread adjustment. As of March 31, 2025, the SPEs had $11.4 million of unused borrowing capacity under the Truist Credit Facility, subject to leverage and borrowing base restrictions. The Truist Credit Facility is secured by all of the assets of the SPEs, which represents substantially all of the assets underwritten and secured via a sub-manager agreement with Maranon. Assets secured as a co-lender or via other co-investment programs are not collateral for the Truist Credit Facility. As of March 31, 2025, the Partnership was in compliance with the terms of the Truist Credit Facility.

8.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	Investment Risk (concluded)

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statement of Financial Condition. Further, the Partnership may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated manager, has material non-public information regarding such portfolio company. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio, developments or trends in any particular industry, the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. The Partnership also funds a portion of the Partnership’s investments with borrowings and the Partnership’s net investment income will be affected by the difference between the rate at which the Partnership invests and the rate at which the Partnership borrows. Accordingly, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Partnership’s net investment income. As of March 31, 2025, 100% of the investments at fair value in the portfolio were at variable rates, subject to interest rate floors. The Truist Credit Facility also bears interest at variable rates. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

9.	Related Party Transactions

The Partnership pays a quarterly management fee to the Manager for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The Manager, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $401,447 for the three months ended March 31, 2025.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	Related Party Transactions (concluded)

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners I, LP, a Delaware limited partnership (“RCP I”). The Partnership and RCP I operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP I have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. The Partnership and its parallel fund both stopped raising new investor capital as of November 16, 2023, and the final rebalancing of the portfolio was completed in December 2023. Therefore, for the three months ended March 31, 2025, the Partnership did not transfer any loans to RCP I per the terms of the rebalancing agreement.

On December 15, 2023, the Partnership and RCP I entered into a revolving promissory note with Remora Capital Partners II, LP (“RCP II LP”) and Remora Capital Partners II QP, LP (“RCP II QP LP”) whereby either the Partnership and/or RCP I QP may make short-term advances (“Advances”), for a maximum of 60 days for each Advance, and up to a total principal amount of five million dollars. The borrowers may use the funds to pay the purchase price of certain investments.  The Advances bear interest daily non-compounded at an annual rate of 25 basis points plus the interest rate currently being earned on cash deposits of the Partnership’s interest-bearing checking account with Bank of America (resulting in an applicable rate of 4.15% as of March 31, 2025). As of March 31, 2025, there was no outstanding balance related to this note.

10.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Partners’ Capital (concluded)

Capital Contributions and Withdrawals

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

For the three months ended March 31, 2025, carried interest allocated to the General Partner was $148,383 .

11.	Fund Administrator

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

12.	Financial Highlights

Financial highlights for the three months ended March 31, 2025 are as follows:

Total return	2.20%
Carried interest	-0.20%
Total return after carried interest	2.00%

Expense ratio	1.90%
Carried interest ratio	0.20%
Expense plus carried interest ratio	2.10%

Net investment income ratio	1.70%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect the effects of change in unearned carried interest to the General Partner.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that required disclosure in these consolidated financial statements.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2024

1230 Rosecrans Avenue, Suite 510 Manhattan Beach, California 90266 310-382-5380

Independent Auditor’s Report

To the Partners of

Remora Capital Partners I QP LP and Subsidiaries

Opinion

We have audited the consolidated financial statements of Remora Capital Partners I QP LP and Subsidiaries (“the Partnership”), which comprise the consolidated statement of financial condition, including the condensed schedule of investments, as of December 31, 2024, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2024, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued (or when applicable, one year after the date the consolidated financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

Weaver and Tidwell, L.L.P.

CPAs AND ADVISORS | WEAVER.COM

The Partners of

Remora Capital Partners I QP LP and Subsidiaries

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Manhattan Beach, California

April 30, 2025

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

December 31, 2024

Assets

Loans funded, at fair value (cost $157,136,631)	$156,540,078
Cash and cash equivalents	3,866,493
Financing costs (net of accumulated amortization of $54,681)	612,552
Interest receivable	557,229
Other assets	190,774

Total assets	$161,767,126

Liabilities and partners’ capital

Liabilities
Senior secured credit facility	$71,600,000
Due to related party	25,147
Capital distributions payable	2,242,771
Reserve for bad debts	430,334
Interest payable	436,732
Accrued expenses	543,956

Total liabilities	75,278,940

Partners’ capital	86,488,186

Total liabilities and partners’ capital	$161,767,126

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2024

		Interest	Maturity	Percentage of Partners’	Fair
	Principal	Rate	Date	Capital	Value

Loans funded, at fair value

Loans funded
United States
Media	17,469,815	10.10%-11.35%	11/2025-02/2029	20.2%	$17,481,211
Software	12,785,962	9.35%-10.92%	03/2026-12/2028	14.8	12,785,962
Health Care Providers & Services	11,895,133	9.60%-12.22%	5/2026-12/2028	13.8	11,895,133
Professional Services	11,024,598	9.67%-11.87%	02/2025-08/2029	12.4	10,706,443
IT Services	9,712,372	9.24%-11.87%	05/2025-05/2029	10.9	9,464,681
Aerospace & Defense	9,131,079	9.69%-11.35%	12/2026-12/2029	10.6	9,131,079
Health Care Technology	6,582,953	10.44%-11.35%	3/2026-12/2026	7.6	6,582,953
Commercial Services & Supplies	6,509,072	9.84%-11.19%	12/2026-7/2027	7.5	6,509,072
Machinery	6,264,384	9.67%-10.69%	09/2026-06/2029	7.2	6,264,384
Health Care Equipment & Supplies	6,053,672	9.84%-10.87%	12/2026-07/2030	7.0	6,033,178
Transportation Infrastructure	4,292,084	9.94%	03/2028	5.0	4,292,084
Water Utilities	4,305,932	10.57%	07/2029	4.9	4,277,687
Electrical Equipment	4,214,314	9.25%	08/2025-08/2028	4.9	4,214,314
Household Products	4,177,101	10.49%	11/2025	4.8	4,177,101
Interactive Media & Services	4,026,268	9.60%-11.37%	10/2027-04/2029	4.7	4,026,268
Hotels, Restaurants & Leisure	3,873,005	11.5%-11.54%	06/2026	4.5	3,873,005
Diversified Consumer Services	3,713,352	10.60%	12/2029	4.3	3,713,352
Automobiles	3,711,004	9.57%	06/2029	4.3	3,711,004
Diversified Financial Services	3,696,426	9.17%-11.37%	06/2026-06/2027	4.3	3,696,426
Food & Staples Retailing	3,052,159	10.43%	12/2029	3.5	3,052,159
Construction & Engineering	2,885,962	10.14%-12.5%	08/2027-08/2029	3.3	2,892,598
Auto Components	2,810,162	10.62%	02/2028	3.2	2,810,162
Building Products	2,598,787	11.19%	12/2025	3.0	2,598,787
Life Sciences Tools & Services	2,523,763	18.00%	06/2025	2.9	2,523,763
Freight & Logistics	2,030,916	10.94%	05/2027	2.3	2,030,916
Specialty Retail	1,897,549	9.90%	12/2027	2.2	1,897,549
Real Estate Management & Development	1,780,514	10.62%	09/2027	2.1	1,780,514
Insurance	1,669,696	10.00%	12/2027	1.9	1,669,696
Air Freight & Logistics	1,209,528	11.25%	12/2029	1.4	1,209,528
Road & Rail	1,009,563	10.37%	08/2027	1.2	1,009,563
Electrical, Machinery, & Auto	165,472	9.51%-10.17%	11/2029	0.2	165,472
Food Distributions	53,706	9.36%	11/2029	0.1	53,706
Distributors	10,328	9.61%	12/2030	0.0	10,328
Total United States loans funded (cost $157,136,631)				174.2%	$156,540,078

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

(2)	The Partnership had unfunded loan commitments of $5,997,739 as of December 31, 2024.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2024

Investment income
Interest	$16,694,544
Fees and other income	85,766

Total investment income	16,780,310

Expenses
Reserve for bad debts	430,334
Management fees	1,427,435
Interest expense	4,629,451
Interest paid to sub-manager	1,118,897
Fund administrator fees	86,075
Professional fees and other	231,561

Total expenses	7,923,753

Net investment income	8,856,557

Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	99,018

Net gain on loans funded	99,018

Net income	$8,955,575

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

Year Ended December 31, 2024

	General	Limited
	Partner	Partners	Total

Partners’ capital, beginning of year	$903,412	$85,786,990	$86,690,402

Capital distributions	(107)	(9,157,684)	(9,157,791)

Allocation of net income
Pro rata allocation	105	8,955,470	8,955,575
Carry amount allocation	759,494	(759,494)	-

	759,599	8,195,976	8,955,575

Partners’ capital, end of year	$1,662,904	$84,825,282	$86,488,186

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2024

Cash flow from operating activities
Net income	$8,955,575
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(76,511,067)
Change in unrealized gain on investments	(99,018)
Reserve for bad debts	430,334
Amortization of premium and accretion of discount	(360,376)
Proceeds from sales of investments and principal repayments	29,104,804
Amortization of deferred financing cost	223,089
Changes in operating assets and liabilities:
Interest receivable	(85,730)
Due from related party	142,336
Due from related party	2,525,000
Other assets	52,323
Interest payable	227,861
Due to related party	25,147
Accrued expenses and other liabilities	206,809
Net cash used in operating activities	(35,162,913)

Cash flow from financing activities
Financing costs	(223,397)
Senior secured credit facility	39,100,000
Capital distributions, net of capital distributions payable	(9,032,651)
Net cash provided by financing activities	29,843,952

Net change in cash	(5,318,961)

Cash, beginning of year	9,185,454

Cash, end of year	$3,866,493

Supplemental disclosure of noncash operating activities
Cash paid for interest during the year	4,629,451

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners I QP LP and its subsidiaries (the “Partnership”) is a Delaware limited partnership which was organized in May 2021 and commenced operations November 16, 2021.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership has built a diversified portfolio of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) on a secondary basis, and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners I GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940). The Partnership stopped accepting new investors on November 16, 2023.

2.	Basis of Presentation

Management has prepared these consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These consolidated financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

3.	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Remora Capital Partners I QP LP and its wholly owned subsidiaries, RCP I QP Finance, LLC and RCP I QP SPV, LLC (collectively, the Partnership). All significant intercompany balances and transactions have been eliminated in consolidation.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At December 31, 2024, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. Summary of Significant Accounting Policies (concluded)

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2024. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by two financial institutions. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented on the Consolidated Statement of Financial Condition.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Loans funded at fair value
Loans funded	$-	$-	$156,540,078	$156,540,078
Total loans funded	-	-	156,540,078	156,540,078

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the year ended December 31, 2024, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

Purchases of Level 3 assets for the period ended December 31, 2024 are as follows:

Description	Purchases(1)
Loans Funded	$76,511,067

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $156,540,078 were valued based on observable and unobservable but non-quantitative inputs as of December 31, 2024. As of December 31, 2024, the fair value is based on the cost basis plus amortized original issue discount, and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Truist Credit Facility

On August 3, 2022, Remora Capital Partners I, LP and Remora Capital Partners I QP LP each formed a wholly owned special purpose entity (collectively the “SPEs”), called RCP I Finance, LLC (“RCP I SPE”) and RCP I QP Finance, LLC (“RCP I QP SPE”), respectively. Substantially all of the loan assets of the partnerships, that were originated by and sourced via a sub-manager agreement with Maranon Capital, L.P. (“Maranon”), were contributed to the SPEs in order for the SPEs to jointly act as co-borrowers of a revolving credit facility for up to $60.0 million (the “Truist Credit Facility”) with Truist Bank (formerly SunTrust Bank), acting as administrative agent, Maranon, acting as collateral manager, and Deutsche Bank Trust Company acting as both collateral agent and collateral administrator. Subsequently, on March 15, 2023, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $10 million to a total of $70 million, subject to leverage and borrowing base restrictions. Subsequently, on February 22, 2024, lenders under the Truist Credit Facility increased their commitments and the Partnership’s borrowing capacity by $33 million to a total of $103 million, subject to leverage and borrowing base restrictions.

As of December 31, 2024, RCP I QP SPE and RCP I SPE had jointly borrowed $71.6 million and $11.6 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had an interest rate of 6.9%, exclusive of the fee on undrawn commitment and ticking fees for subsequent borrowings, as of December 31, 2024. The Truist Credit Facility is a revolving facility with a stated maturity date of August 3, 2027 and pricing set at 220 basis points over one-month SOFR (or an alternative risk-free floating interest rate index) plus a 10 basis point credit spread adjustment. As of December 31, 2024, the SPEs had $19.8 million of unused borrowing capacity under the Truist Credit Facility, subject to leverage and borrowing base restrictions. The Truist Credit Facility is secured by all of the assets of the SPEs, which represents substantially all of the assets underwritten and secured via a sub-manager agreement with Maranon. Assets secured as a co-lender or via other co-investment programs are not collateral for the Truist Credit Facility. As of December 31, 2024, the Partnership was in compliance with the terms of the Truist Credit Facility.

8.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	Investment Risk (concluded)

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statement of Financial Condition. Further, the Partnership may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated manager, has material non-public information regarding such portfolio company. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio, developments or trends in any particular industry, the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. The Partnership also funds a portion of the Partnership’s investments with borrowings and the Partnership’s net investment income will be affected by the difference between the rate at which the Partnership invests and the rate at which the Partnership borrows. Accordingly, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Partnership’s net investment income. As of December 31, 2024, 100% of the investments at fair value in the portfolio were at variable rates, subject to interest rate floors. The Truist Credit Facility also bears interest at variable rates. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

9.	Related Party Transactions

The Partnership pays a quarterly management fee to the Manager for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The Manager, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $1,427,435 for the year ended December 31, 2024.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	Related Party Transactions (concluded)

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners I, LP, a Delaware limited partnership (“RCP I”). The Partnership and RCP I operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP I have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. The Partnership and its parallel fund both stopped raising new investor capital as of November 16, 2023, and the final rebalancing of the portfolio was completed in December 2023. Therefore, for the year ended December 31, 2024, the Partnership did not transfer any loans to RCP I per the terms of the rebalancing agreement.

On December 15, 2023, the Partnership and RCP I entered into a revolving promissory note with Remora Capital Partners II, LP (“RCP II LP”) and Remora Capital Partners II QP, LP (“RCP II QP LP”) whereby either the Partnership and/or RCP I QP may make short-term advances (“Advances”), for a maximum of 60 days for each Advance, and up to a total principal amount of five million dollars. The borrowers may use the funds to pay the purchase price of certain investments.  The Advances bear interest daily non-compounded at an annual rate of 25 basis points plus the interest rate currently being earned on cash deposits of the Partnership’s interest-bearing checking account with Bank of America (resulting in an applicable rate of 4.25% as of December 31, 2024). As of December 31, 2024, there was no outstanding balance related to this note.

10.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Partners’ Capital (concluded)

Capital Contributions and Withdrawals

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

For the year ending December 31, 2024, carried interest allocated to the General Partner was $759,494.

11.	Fund Administrator

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

12.	Financial Highlights

Financial highlights for the year ended December 31, 2024 are as follows:

Total return	10.8%
Carried interest	(0.9)%
Total return after carried interest	9.9%

Expense ratio	9.1%
Carried interest	0.9%
Expense plus carried interest ratio	10.0%

Net investment income ratio	10.1%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect the effects of change in unearned carried interest to the General Partner.

REMORA CAPITAL PARTNERS I QP LP AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that required disclosure in these consolidated financial statements.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

REMORA CAPITAL PARTNERS II, LP

CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

MARCH 31, 2025

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF FINANCIAL CONDITION

March 31, 2025

Assets

Loans funded, at fair value (cost $9,842,422)	$9,811,876
Due from related party	972,406
Cash and cash equivalents	988,194
Interest receivable	30,945
Other assets	23,646

Total assets	$11,827,067

Liabilities and partners’ capital

Liabilities
Capital distributions payable	$209,514
Reserve for bad debts	31,217
Administrative fees payable	1,432
Accrued expenses	35,117

Total liabilities	277,279

Partners’ capital	11,549,788

Total liabilities and partners’ capital	$11,827,067

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

CONDENSED SCHEDULE OF INVESTMENTS

March 31, 2025

				Percentage of
	Principal	Interest Rate	Maturity Date	Partners’ Capital	Fair Value

Loans funded, at fair value

Loans funded
United States
Software	1,276,469	9.32%-10.67%	03/2026-09/2029	11.0%	$1,272,961
Professional Services	895,899	9.32%-9.44%	06/2026-08/2029	7.8	895,899
Transportation Infrastructure	738,488	9.44%-9.97%	03/2028-01/2029	6.3	731,594
Commercial Services & Supplies	649,386	10.54%-13.57%	12/2025-08/2028	5.6	649,386
Machinery	599,369	9.58%-11.09%	09/2026-06/2029	5.2	599,369
Health Care Equipment & Supplies	479,824	10.05%-10.18%	12/2026-07/2030	4.2	479,824
Automobiles	472,834	9.33%-9.56%	12/2026-7/2027	4.1	472,834
Water Utilities	393,443	10.05%-10.57%	07/2029	3.4	392,479
Electrical, Machinery, & Auto	429,433	9.25%-10.33%	08/2028-07/2029	3.7	422,572
IT Services	367,152	9.82%-10.69%	07/2027-05/2029	3.2	367,152
Construction & Engineering	359,619	9.32%-9.42%	08/2027-11/2029	3.1	359,619
Transportation & Logistics	347,360	9.31%	03/2030	3.0	344,760
Information Technology	266,239	9.92%	03/2026	2.3	265,329
Food Distributors	257,948	9.57%	12/2030	2.2	254,252
Health Care Providers & Services	251,064	9.67%	07/2027	2.2	251,064
Diversified Consumer Services	177,518	10.58%	06/2027-12/2029	1.5	177,518
Distributors	170,116	9.51%	12/2029	1.4	167,338
Construction Materials	164,569	9.33%	11/2029	1.4	162,235
Hotels, Restaurants & Leisure	152,306	7.75%	06/2026	1.3	152,306
Household Products	144,980	10.21%	11/2025	1.3	144,980
Building Products	138,770	10.94%	12/2025	1.2	138,770
Food & Staples Retailing	130,884	10.18%	12/2029	1.1	130,884
Aerospace and Defense	125,393	9.05%	12/2029	1.1	125,393
Diversified Financial Services	92,509	11.09%	06/2027	0.8	92,509
Freight & Logistics	91,458	10.69%	05/2027	0.8	91,458
Health Care Technology	91,269	10.19%	3/2026	0.8	91,269

Total United States loans funded (cost $9,842,422)				85.0%	$9,811,876

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF OPERATIONS

Three Months Ended March 31, 2025

Investment income
Interest	$270,460
Fees and other income	1,445
Total investment income	271,905

Expenses
Reserve for bad debts	9,269
Management fees	24,381
Interest paid to sub-manager	17,036
Fund administrator fees	2,872
Professional fees and other	8,833
Total expenses	62,390

Net investment income	209,515
Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	11,649
Net gain on loans funded	11,649

Net income	$221,164

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

Three Months Ended March 31, 2025

	General	Limited
	Partner	Partners	Total

Partners’ capital, beginning of year	$2,010	$11,536,129	$11,538,138

Capital withdrawals	(36)	(209,478)	(209,514)

Allocation of net income
Pro rata allocation	38	221,125	221,164
Carry amount allocation	4,396	(4,396)	-

	4,434	221,125	221,164

Partners’ capital, end of year	$6,408	$11,543,380	$11,549,788

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF CASH FLOWS

Three Months Ended March 31, 2025

Cash flow from operating activities
Net income	$221,164
Adjustments to reconcile net income to net cash used in operating activities:
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(785,684)
Change in unrealized gain on investments	(11,649)
Reserve for bad debts	9,269
Amortization of premium and accretion of discount	(15,915)
Proceeds from sales of investments and principal repayments	1,206,561
Changes in operating assets and liabilities:
Interest receivable and other accounts receivable	765
Other assets	(1,359)
Due from related party	302,011
Accrued expenses and other liabilities	1,339
Net cash used in operating activities	926,501

Cash flow from financing activities
Capital distributions, net of distributions payable	(226,586)
Net cash provided by financing activities	(226,586)

Net change in cash	699,915

Cash, beginning of period	288,279

Cash, end of period	$988,194

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners II, LP (the “Partnership”) is a Delaware limited partnership which was organized in May 2023 and commenced operations December 4, 2023.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership intends to build a diversified portfolio consisting primarily of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) from originators or their affiliates on a secondary basis and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners II GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940).

2.	Basis of Presentation

Management has prepared these consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At March 31, 2025, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies (concluded)

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2025. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by one financial institution. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

4.	Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of March 31, 2025:

	Level 1	Level 2	Level 3

Loans funded at fair value
Loans funded at fair value	-	-	9,811,876
Partner’s capital, end of year	$-	$-	$9,811,876

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

4.	Fair Value Measurements (concluded)

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the three month period ended March 31, 2025, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

Purchases of Level 3 assets for the three month period ended March 31, 2025 are as follows:

Description	Purchases(1)
Loans Funded	$785,684

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $9,811,876 were valued based on observable and unobservable but non-quantitative inputs as of March 31, 2025. As of March 31, 2025, the fair value is based on the cost basis plus amortized original issue discount, and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

5.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

5.	Investment Risk (concluded)

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Statement of Financial Condition. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio developments or trends in any particular industry, the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. As of March 31, 2025, 100% of the investments at fair value in our portfolio were at variable rates, subject to interest rate floors.

6.	Related Party Transactions

The Partnership pays a quarterly management fee to the General Partner for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The General Partner, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $24,381 for the three months ended March 31, 2025.

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners II QP, LP, a Delaware limited partnership (“RCP II QP”). The Partnership and RCP II QP operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP II QP have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. For the three months ended March 31, 2025, the Partnership transferred $1,154,847 principal amount of loans (net of sales) to RCP II QP per the terms of the rebalancing agreement.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

7.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

For the three months ended March 31, 2025, carried interest allocated to the General Partner was $4,396.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

9.	Fund Administrator Fees

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

10.	Financial Highlights

Financial highlights for the three month period ended March 31, 2025, are as follows:

Total return	1.90%
Carried interest	0.00%
Total return after carried interest	1.90%

Expense ratio	0.50%
Carried interest	0.00%
Expense plus carried interest ratio	0.50%

Net investment income ratio	1.90%

Financial highlights are calculated for the limited partner class taken as a whole. The ratios’ inputs, excluding non-recurring income and expenses, have been annualized. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect carried interest to the General Partner.

11.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the financial statements were available to be issued.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

REMORA CAPITAL PARTNERS II, LP

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

FOR THE PERIOD DECEMBER 4, 2023 (COMMENCEMENT OF OPERATIONS)

THROUGH DECEMBER 31, 2024

1230 Rosecrans Avenue, Suite 510 Manhattan Beach, California 90266 310-382-5380

Independent Auditor’s Report

To the Partners of

Remora Capital Partners II, LP

Opinion

We have audited the financial statements of Remora Capital Partners II, LP, which comprise the statement of financial condition, including the condensed schedule of investments, as of December 31, 2024, and the related statements of operations, changes in partners’ capital, and cash flows for the period from December 4, 2023 (Commencement of Operations) through December 31, 2024, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Remora Capital Partners II, LP as of December 31, 2024, and the results of its operations, changes in its partners’ capital, and its cash flows for the period from December 4, 2023 (Commencement of Operations) through December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Remora Capital Partners II, LP and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Remora Capital Partners II, LP ’s ability to continue as a going concern for one year after the date that the financial statements are issued (or when applicable, one year after the date the financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Weaver and Tidwell, L.L.P.

CPAs AND ADVISORS | WEAVER.COM

To the Partners of

Remora Capital Partners II, LP

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Remora Capital Partners II, LP’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Remora Capital Partners II, LP’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Manhattan Beach, California

April 30, 2025

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF FINANCIAL CONDITION

December 31, 2024

Assets

Loans funded, at fair value (cost $10,134,123)	$10,183,262
Due from related party	1,259,412
Cash and cash equivalents	288,279
Interest receivable	32,940
Other assets	40,055

Total assets	$11,803,948

Liabilities and partners’ capital

Liabilities
Capital distributions payable	$226,586
Accrued expenses	39,224

Total liabilities	265,810

Partners’ capital	11,538,138

Total liabilities and partners’ capital	$11,803,948

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2024

				Percentage of
	Principal	Interest Rate	Maturity Date	Partners’ Capital	Fair Value

Loans funded, at fair value

Loans funded
United States
Software	1,453,085	9.44%-10.92%	03/2026-09/2029	12.6%	$1,457,935
Transportation Infrastructure	852,955	9.94%-10.105	03/2028-01/2029	7.4	858,454
Machinery	664,079	9.67%-10.69%	09/2026-06/2029	5.8	669,324
Professional Services	650,757	9.57%-9.69%	06/2026-08/2029	5.6	650,746
IT Services	561,448	9.57%-10.95%	07/2027-05/2029	4.9	564,220
Construction Materials	550,412	9.52%	11/2029	4.8	550,425
Health Care Equipment & Supplies	528,034	10.45%-11.58%	12/2026-07/2030	4.6	529,768
Automobiles	523,126	9.57%-9.85%	12/2026-7/2027	4.6	526,718
Media	515,748	10.10%-11.08%	09/2026-02/2029	4.5	517,521
Electrical, Machinery, & Auto	406,729	10.57%	07/2029	3.5	406,713
Commercial Services & Supplies	398,988	10.42%-13.78%	12/2025-08/2028	3.5	398,988
Information Technology	300,009	10.11%	03/2026	2.6	302,010
Food Distributions	285,032	9.61%	12/2030	2.5	285,032
Health Care Providers & Services	278,345	9.92%	07/2027	2.4	280,930
Water Utilities	217,361	10.57%	07/2029	1.9	217,361
Diversified Consumer Services	194,892	10.60%-11.37%	06/2027-12/2029	1.7	199,136
Distributors	187,549	9.51%	12/2029	1.6	187,549
Hotels, Restaurants & Leisure	182,923	11.5%	06/2026	1.6	184,815
Construction & Engineering	181,898	9.52%-10.67%	08/2027-11/2029	1.6	181,893
Household Products	161,077	10.49%	11/2025	1.4	162,636
Building Products	154,001	11.19%	12/2025	1.4	156,066
Food & Staples Retailing	144,383	10.43%	12/2029	1.3	146,825
Aerospace & Defense	138,333	9.85%	12/2029	1.2	140,664
Interactive Media & Services	132,577	9.82%	03/2029	1.2	134,844
Diversified Financial Services	103,535	11.37%	06/2027	0.9	103,535
Freight & Logistics	102,888	10.94%	05/2027	0.9	102,888
Health Care Technology	102,391	10.44%	3/2026	0.9	102,391
Air Freight & Logistics	95,977	11.25%	05/2026	0.8	97,167
Electrical Equipment	65,591	9.25%	08/2028	0.6	66,708
Total United States loans funded (cost $10,134,123)				88.3%	$10,183,262

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF OPERATIONS

For the period December 4, 2023 (commencement of operations) through December 31, 2024

Investment income
Interest	$984,935
Fees and other income	8,708

Total investment income	993,643

Expenses
Management fees	79,211
Interest paid to sub-manager	55,584
Fund administrator fees	10,085
Professional fees and other	35,059

Total expenses	179,939

Net investment income	813,704

Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	49,139

Net gain on loans funded	49,139

Net income	$862,843

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the period December 4, 2023 (commencement of operations) through December 31, 2024

	General	Limited
	Partner	Partners	Total

Capital contributions	$2,000	$11,487,000	$11,489,000

Capital distributions	(180)	(813,525)	(813,705)

Allocation of net income
Pro rata allocation	189	862,654	862,843
Carry amount allocation	28,847	(28,847)	-

	29,036	862,654	862,843

Partners’ capital, end of year	$30,856	$11,507,282	$11,538,138

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

STATEMENT OF CASH FLOWS

For the period December 4, 2023 (commencement of operations) through December 31, 2024

Cash flow from operating activities
Net income	$862,843
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(11,312,654)
Change in unrealized gain on investments	(49,139)
Amortization of premium and accretion of discount	129,176
Proceeds from sales of investments and principal repayments	1,049,355
Changes in operating assets and liabilities:
Interest receivable	(32,940)
Other assets	(40,055)
Due from related party	(1,259,412)
Accrued expenses and other liabilities	39,224
Net cash used in operating activities	(10,613,602)

Cash flow from financing activities
Capital contributions, net of advance contributions	11,489,000
Capital distributions, net of distributions payable	(587,119)
Net cash provided by financing activities	10,901,881

Net change in cash	288,279

Cash, beginning of period	-

Cash, end of period	$288,279

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners II, LP (the “Partnership”) is a Delaware limited partnership which was organized in May 2023 and commenced operations December 4, 2023.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership intends to build a diversified portfolio consisting primarily of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) from originators or their affiliates on a secondary basis and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners II GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940).

2.	Basis of Presentation

Management has prepared these financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At December 31, 2024, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies (concluded)

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2024. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by one financial institution. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

4.	Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of December 31, 2024:

	Level 1	Level 2	Level 3	Total

Loans funded at fair value
Loans funded	$-	$-	$10,183,262	$10,183,262
Total loans funded	-	-	10,183,262	10,183,262

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

4.	Fair Value Measurements (concluded)

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the period December 4, 2023 (commencement of operations) through December 31, 2024, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

Purchases of Level 3 assets for the period ended December 4, 2023 (commencement of operations) through December 31, 2024 are as follows:

Description	Purchases(1)
Loans Funded	$11,312,654

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $10,183,262 were valued based on observable and unobservable but non-quantitative inputs as of December 31, 2024. As of December 31, 2024, the fair value is based on the cost basis plus amortized original issue discount, and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

5.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

5.	Investment Risk (concluded)

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Statement of Financial Condition. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio developments or trends in any particular industry, the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. As of December 31, 2024, 100% of the investments at fair value in our portfolio were at variable rates, subject to interest rate floors.

6.	Related Party Transactions

The Partnership pays a quarterly management fee to the General Partner for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The General Partner, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $79,211 for the period December 4, 2023 (commencement of operations) through December 31, 2024.

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners II QP, LP, a Delaware limited partnership (“RCP II QP”). The Partnership and RCP II QP operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP II QP have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. For the period December 4, 2023 (commencement of operations) through December 31, 2024, the Partnership transferred $6,263,311 principal amount of loans (net of sales) to RCP II QP per the terms of the rebalancing agreement.

As of December 31, 2024, $1,274,417 of rebalancing transactions remain outstanding and are recorded as due from related party on the Statement of Financial Condition.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

7.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

Upon the winding up and dissolution of the Partnership, the General Partner will be required to restore funds to the Partnership to the extent it has received cumulative distributions in excess of amounts otherwise distributable or anticipated to be distributable to the General Partner pursuant to the Partnership’s Offering Memorandum. In no event will the General Partner be required to restore more than the cumulative distributions received by the General Partner.

As of December 31, 2024, carried interest allocated to the General Partner was $28,847.

REMORA CAPITAL PARTNERS II, LP

NOTES TO THE FINANCIAL STATEMENTS

9.	Fund Administrator

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

10.	Financial Highlights

Financial highlights for the period December 4, 2023 (commencement of operations) through December 31, 2024, are as follows:

Total return	9.8%
Carried interest	(0.3)%
Total return after carried interest	9.5%

Expense ratio	1.9%
Carried interest	0.3%
Expense plus carried interest ratio	2.2%

Net investment income ratio	8.7%

Financial highlights are calculated for the limited partner class taken as a whole. The ratios’ inputs, excluding non-recurring income and expenses, have been annualized. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect carried interest to the General Partner.

11.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the financial statements were available to be issued.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

REMORA CAPITAL PARTNERS II QP, LP

CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

March 31, 2025

REMORA CAPITAL PARTNERS II QP, LP

STATEMENT OF FINANCIAL CONDITION

March 31, 2025

Assets

Loans funded, at fair value (cost $43,214,177)	$43,080,234
Cash and cash equivalents	12,897,252
Interest receivable	135,487
Other assets	97,392

Total assets	$56,210,365

Liabilities and partners’ capital

Liabilities
Advance capital contributions	$3,455,000
Due to related party	855,022
Capital distributions payable	903,001
Reserve for bad debts	144,273
Accrued expenses	103,535
Interest payable	-

Total liabilities	5,460,830

Partners’ capital	50,749,535

Total liabilities and partners’ capital	$56,210,365

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

CONDENSED SCHEDULE OF INVESTMENTS

March 31, 2025

				Percentage of
	Principal	Interest Rate	Maturity Date	Partners’ Capital	Fair Value

Loans funded, at fair value

Loans funded
United States
Software	5,609,509	9.32%-10.67%	03/2026-09/2029	11.0%	$5,594,091
Professional Services	3,937,075	9.32%-9.44%	06/2026-08/2029	7.8	3,937,075
Transportation Infrastructure	3,245,324	9.44%-9.97%	03/2028-01/2029	6.3	3,215,026
Commercial Services & Supplies	2,853,759	10.54%-13.57%	12/2025-08/2028	5.6	2,853,759
Machinery	2,633,956	9.58%-11.09%	09/2026-06/2029	5.2	2,633,956
Health Care Equipment & Supplies	2,108,612	10.05%-10.18%	12/2026-07/2030	4.2	2,108,612
Automobiles	2,077,894	9.33%-9.56%	12/2026-7/2027	4.1	2,077,894
Water Utilities	1,729,007	10.05%-10.57%	07/2029	3.4	1,724,768
Electrical, Machinery, & Auto	1,887,167	9.25%-10.33%	08/2028-07/2029	3.7	1,857,016
IT Services	1,613,467	9.82%-10.69%	07/2027-05/2029	3.2	1,613,467
Construction & Engineering	1,580,363	9.32%-9.42%	08/2027-11/2029	3.1	1,580,363
Transportation & Logistics	1,487,640	9.31%	03/2030	2.9	1,476,507
Information Technology	1,170,000	9.92%	03/2026	2.3	1,166,000
Food Distributors	1,133,565	9.57%	12/2030	2.2	1,117,324
Health Care Providers & Services	1,103,311	9.67%	07/2027	2.2	1,103,311
Diversified Consumer Services	780,111	10.58%	06/2027-12/2029	1.5	780,111
Distributors	747,584	9.51%	12/2029	1.4	735,376
Construction Materials	723,206	9.33%	11/2029	1.4	712,948
Hotels, Restaurants & Leisure	669,316	7.75%	06/2026	1.3	669,316
Household Products	637,120	10.21%	11/2025	1.3	637,120
Building Products	609,830	10.94%	12/2025	1.2	609,830
Food & Staples Retailing	575,178	10.18%	12/2029	1.1	575,178
Aerospace and Defense	551,045	9.05%	12/2029	1.1	551,045
Interactive Media & Services	510,176	18.00%	03/2029	1.0	510,176
Diversified Financial Services	406,536	11.09%	06/2027	0.8	406,536
Freight & Logistics	401,919	10.69%	05/2027	0.8	401,919
Health Care Technology	401,088	10.19%	3/2026	0.8	401,088

Total United States loans funded (cost $43,214,177)				84.1%	$43,080,234

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2025

Investment income
Interest	$1,097,692
Fees and other income	5,876

Total investment income	1,103,568

Expenses
Managemet fees	99,005
Interest paid to sub-manager	69,063
Fund administrator fees	12,149
Professional fees and other	20,350

Total expenses	200,567

Net investment income	903,001

Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	74,447

Net gain on loans funded	74,447

Net income	$977,448

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

CONSLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

Three Months Ended March 31, 2025

	General	Limited
	Partner	Partners	Total

Partners’ capital, beginning of year	$84,253	$44,001,835	$44,086,088

Capital contributions	$	6,589,000	$6,589,000

Capital withdrawals	(37)	(902,963)	(903,001)

Allocation of net income
Pro rata allocation	40	977,407	977,448
Carry amount allocation	23,765	(23,765)	-

	23,806	977,407	977,448

Partners’ capital, end of year	$108,021	$50,641,514	$50,749,535

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

CONSOLIDATED STATEMENT OF CASH FLOWS

Three Months Ended March 31, 2025

Cash flow from operating activities
Net income	$977,448
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(3,414,168)
Change in unrealized gain on investments	(74,447)
Amortization of premium and accretion of discount	11,138
Proceeds from sales of investments and principal repayments	2,599,776
Changes in operating assets and liabilities:
Interest and other accounts receivable	(13,512)
Other assets	(6,499)
Due to related party	(354,641)
Accrued expenses and other liabilities	14,574
Net cash used in operating activities	(260,332)

Cash flow from financing activities
Capital contributions, net of advance contributions	4,546,000
Capital distributions, net of distributions payable	(809,288)
Net cash provided by financing activities	3,736,712

Net change in cash	3,476,379

Cash, beginning of period	9,420,873

Cash, end of period	$12,897,252

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners II QP, LP (the “Partnership”) is a Delaware limited partnership which was organized in May 2023 and commenced operations December 4, 2023.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership intends to build a diversified portfolio consisting primarily of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) from originators or their affiliates on a secondary basis and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners II GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940).

2.	Basis of Presentation

Management has prepared these financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At March 31, 2025, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies (concluded)

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2025, The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by one financial institution. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

4.	Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of March 31, 2025:

	Level 1	Level 2	Level 3

Loans funded at fair value
Loans funded at fair value	-	-	43,080,234
Partners’ capital, end of year	$-	$-	$43,080,234

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

4.	Fair Value Measurements (concluded)

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the three months ended March 31, 2025, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

Purchases of Level 3 assets for the three month period ended March 31, 2025 are as follows:

Description	Purchases(1)
Loans Funded	$3,414,168

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $43,080,234 were valued based on observable and unobservable but non-quantitative inputs as of March 31, 2025. As of March 31, 2025, the fair value is based on the cost basis plus amortized original issue discount, and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

5.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

5.	Investment Risk (concluded)

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Statement of Financial Condition. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio developments or trends in any particular industry and the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. As of March 31, 2025, 100% of the investments at fair value in our portfolio were at variable rates, subject to interest rate floors.

6.	Related Party Transactions

The Partnership pays a quarterly management fee to the General Partner for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The General Partner, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $99,005 for the three months ended March 31, 2025.

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners II, LP, a Delaware limited partnership (“RCP II LP”). The Partnership and RCP II LP operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP II LP have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. For the three months ended March 31, 2025, the Partnership transferred $1,154,847 principal amount of loans (net of sales) from RCP II LP per the terms of the rebalancing agreement.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

7.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

For the three months ended March 31, 2025, carried interest allocated to the General Partner was $23,765.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

9.	Fund Administrator Fees

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

10.	Financial Highlights

Financial highlights for the three months ended March 31, 2025, are as follows:

Total return	2.10%
Carried interest	-0.10%
Total return after carried interest	2.00%

Expense ratio	0.30%
Carried interest	0.10%
Expense plus carried interest ratio	0.40%

Net investment income ratio	1.40%

Financial highlights are calculated for the limited partner class taken as a whole. The ratios’ inputs, excluding non-recurring income and expenses, have been annualized. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect the effects of change in unearned carried interest to the General Partner.

11.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the financial statements were available to be issued.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

REMORA CAPITAL PARTNERS II QP, LP

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

FOR THE PERIOD DECEMBER 4, 2023 (COMMENCEMENT OF OPERATIONS)

THROUGH DECEMBER 31, 2024

1230 Rosecrans Avenue, Suite 510 Manhattan Beach, California 90266 310-382-5380

Independent Auditor’s Report

To the Partners of

Remora Capital Partners II QP, LP

Opinion

We have audited the financial statements of Remora Capital Partners II QP, LP, which comprise the statement of financial condition, including the condensed schedule of investments, as of December 31, 2024, and the related statements of operations, changes in partners’ capital, and cash flows for the period from December 4, 2023 (Commencement of Operations) through December 31, 2024, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Remora Capital Partners II QP, LP as of December 31, 2024, and the results of its operations, changes in its partners’ capital, and its cash flows for the period from December 4, 2023 (Commencement of Operations) through December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Remora Capital Partners II QP, LP and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Remora Capital Partners II QP, LP ’s ability to continue as a going concern for one year after the date that the financial statements are issued (or when applicable, one year after the date the financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Weaver and Tidwell, L.L.P.

CPAs AND ADVISORS | WEAVER.COM

The Partners of

Remora Capital Partners II QP, LP

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Remora Capital Partners II QP, LP’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Remora Capital Partners II QP, LP’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Manhattan Beach, California

April 30, 2025

REMORA CAPITAL PARTNERS II QP, LP

STATEMENT OF FINANCIAL CONDITION

December 31, 2024

Assets

Loans funded, at fair value (cost $38,417,232)	$38,603,320
Cash and cash equivalents	9,420,873
Interest receivable	125,886
Other assets	139,463

Total assets	$48,289,542

Liabilities and partners’ capital

Liabilities
Advance capital contributions	$2,043,000
Due to related party	1,259,412
Capital distributions payable	809,288
Accrued expenses	91,754

Total liabilities	4,203,454

Partners’ capital	44,086,088

Total liabilities and partners’ capital	$48,289,542

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2024

				Percentage of
	Principal	Interest Rate	Maturity Date	Partners’ Capital	Fair Value

Loans funded, at fair value

Loans funded
United States
Software	5,429,357	9.44%-10.92%	03/2026-09/2029	12.4%	$5,447,427
Transportation Infrastructure	3,075,212	9.94%-10.105	03/2028-01/2029	7.0	3,096,225
IT Services	2,728,685	9.57%-10.95%	07/2027-05/2029	6.2	2,739,034
Machinery	2,537,502	9.67%-10.69%	09/2026-06/2029	5.8	2,557,517
Professional Services	2,486,518	9.57%-9.69%	06/2026-08/2029	5.6	2,486,530
Health Care Equipment & Supplies	2,017,595	10.45%-11.58%	12/2026-07/2030	4.6	2,024,267
Automobiles	1,999,217	9.57%-9.85%	12/2026-7/2027	4.6	2,012,614
Construction & Engineering	1,925,813	9.52%-10.67%	08/2027-11/2029	4.4	1,925,813
Commercial Services & Supplies	1,627,587	10.42%-13.78%	12/2025-08/2028	3.7	1,627,574
Electrical, Machinery, & Auto	1,554,051	10.57%	07/2029	3.5	1,554,067
Information Technology	1,179,835	10.11%	03/2026	2.7	1,187,483
Food Distributions	1,089,120	9.61%	12/2030	2.5	1,089,120
Health Care Providers & Services	1,063,542	9.92%	07/2027	2.4	1,073,445
Media	887,193	10.10%-11.08%	09/2026-02/2029	2.0	893,949
Electrical Equipment	842,417	9.25%	08/2028	1.9	846,694
Water Utilities	830,547	10.57%	07/2029	1.9	830,547
Diversified Consumer Services	744,700	10.60%-11.37%	06/2027-12/2029	1.7	760,907
Distributors	716,633	9.51%	12/2029	1.6	716,633
Hotels, Restaurants & Leisure	698,958	11.5%	06/2026	1.6	706,185
Construction Materials	695,015	9.52%	11/2029	1.6	695,020
Household Products	615,484	10.49%	11/2025	1.4	621,439
Building Products	589,120	11.19%	12/2025	1.4	596,334
Air Freight & Logistics	572,254	11.25%	05/2026	1.3	576,739
Food & Staples Retailing	551,695	10.43%	12/2029	1.3	561,025
Aerospace & Defense	528,576	9.85%	12/2029	1.2	537,486
Diversified Financial Services	395,611	11.37%	06/2027	0.9	395,611
Freight & Logistics	393,139	10.94%	05/2027	0.9	393,139
Health Care Technology	391,240	10.44%	3/2026	0.9	391,240
Interactive Media & Services	250,616	9.82%	03/2029	0.6	259,256
Total United States loans funded (cost $38,417,232)				84.3%	$38,603,320

(1)	All loan investments above are secured by the borrower’s collateral, which includes but is not limited to the borrower’s cash and non-cash assets, personal property, and intellectual property.

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

STATEMENT OF OPERATIONS

For the period December 4, 2023 (commencement of operations) through December 31, 2024

Investment income
Interest	$2,452,662
Fees and other income	16,857

Total investment income	2,469,519

Expenses
Managemet fees	182,765
Interest paid to sub-manager	125,051
Fund administrator fees	24,796
Professional fees and other	55,572

Total expenses	388,184

Net investment income	2,081,335

Realized and unrealized appreciation on loans funded
Net change in unrealized appreciation on loans funded	186,088

Net gain on loans funded	186,088

Net income	$2,267,423

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the period December 4, 2023 (commencement of operations) through December 31, 2024

	General	Limited
	Partner	Partners	Total

Capital contributions	$2,000	$43,898,000	$43,900,000

Capital distributions	(186)	(2,081,149)	(2,081,335)

Allocation of net income
Pro rata allocation	202	2,267,221	2,267,423
Carry amount allocation	82,237	(82,237)	-

	82,439	2,267,221	2,267,423

Partners’ capital, end of year	$84,253	$44,001,835	$44,086,088

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

STATEMENT OF CASH FLOWS

For the period December 4, 2023 (commencement of operations) through December 31, 2024

Cash flow from operating activities
Net income	$2,267,423
Adjustments to reconcile net income to net cash used in operating activities:
Loans funded	(41,226,607)
Change in unrealized gain on investments	(186,088)
Amortization of premium and accretion of discount	486,332
Proceeds from sales of investments and principal repayments	2,323,043
Changes in operating assets and liabilities:
Interest receivable	(125,886)
Other assets	(139,463)
Due to related party	1,259,412
Accrued expenses and other liabilities	91,754
Net cash used in operating activities	(35,250,080)

Cash flow from financing activities
Capital contributions, net of advance contributions	45,943,000
Capital distributions, net of distributions payable	(1,272,047)
Net cash provided by financing activities	44,670,953

Net change in cash	9,420,873

Cash, beginning of period	-

Cash, end of period	$9,420,873

See accompanying notes to financial statements.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

1.	Nature of the Entity and Its Operations

Remora Capital Partners II QP, LP (the “Partnership”) is a Delaware limited partnership which was organized in May 2023 and commenced operations December 4, 2023.

The Partnership’s investment objective is to generate a stable fixed interest income stream and preserve capital through superior loan selection and risk mitigation. The Partnership intends to build a diversified portfolio consisting primarily of high-quality, senior secured loans to middle—market companies with headquarters or principal operations in the United States and Canada. The Partnership primarily establishes co-investment programs with loan originators or their affiliates to purchase loan assets (or participations in loan assets) from originators or their affiliates on a secondary basis and makes opportunistic secondary market purchases of loan assets. The Partnership (directly or via sub-manager agreements) may purchase loan assets as a co-lender or as a “club” lender, and may participate in loan syndications. The Partnership may also invest in other types of loans and debt securities, collateralized loan obligations, collateralized debt obligations and other securities, and invest in funds and other pooled investment vehicles managed by sub-managers.

The Partnership’s activities are managed by Remora Capital Partners II GP, LLC (the “General Partner”). The General Partner has engaged Remora Capital Management, LLC (the “Manager”) to serve as an investment advisor and manager for the Partnership, including with respect to the establishment of co-Investment programs and the selection, evaluation, retention and termination of co-investment partners and loan investments.

The General Partner is responsible for all management decisions on behalf of the Partnership and has discretionary authority over the Partnership’s assets. Refer to the Partnership’s Offering Memorandum for more information.

The Partnership conducts a continuing private offering of its Interests, which are sold to qualified investors. Investors must be “accredited investors” (as defined in Regulation D under the Securities Act) who are “qualified purchasers” (as defined in the Investment Company Act of 1940).

2.	Basis of Presentation

Management has prepared these financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Partnership. Since the Partnership is considered to be an investment company it follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”.

These financial statements were approved by management and available for issuance on April 30, 2025. Subsequent events have been evaluated through this date.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies

The Partnership carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the security (i.e. the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities. Management may determine that a market is active even if the size of the position held is significant relative to trading volume. Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not adjusted because of the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Partnership.

Level 3	Significant unobservable inputs used when there is little or no market activity. Unobservable inputs reflect the assumptions that the General Partner develops based on available information about what inputs market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The General Partner uses judgment in determining the fair value of assets and liabilities. Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets and liabilities. The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

A description of the valuation techniques applied to the Partnership’s major categories of securities measured at fair value on a recurring basis are as follows:

Loans Funded

The Partnership presents its investments at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements. ASC 820 outlines three acceptable valuation techniques: the market approach, cost approach, and income approach.

The Partnership calculates the fair value of its financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. At December 31, 2024, the fair values of the Partnership’s financial instruments reasonably approximate the carrying values and no additional disclosure is necessary.

Investment Income and Loan Fees

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis and includes amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security. The amortized cost of the investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. If a loan is in default, interest is no longer accrued and any payments received are applied against the cost of the loan unless the loan agreement is amended. Per the terms of the loan agreements, the Partnership may receive loan fees with respect to each loan funded. The loan fees are non-refundable and are recognized as income when received.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies (concluded)

Income Taxes

The Partnership does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. However, certain non-United States dividend income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.

The Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2024. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities.

Cash

Substantially all the Partnership’s cash is held by one financial institution. Such deposits may, at times, exceed federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Partnership’s management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

4.	Fair Value Measurements

The Partnership’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Partnership’s significant accounting policies in Note 3. The following table presents information about the Partnership’s assets measured at fair value as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Loans funded at fair value
Loans funded	$-	$-	$38,603,320	$38,603,320
Total loans funded	-	-	38,603,320	38,603,320

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

4.	Fair Value Measurements (concluded)

The Partnership’s policy is to recognize transfers in and out of each level of the fair value hierarchy as of the beginning of the period. For the period December 4, 2023 (commencement of operations) through December 31, 2024, there were no transfers in or transfers out of Level 1, 2 or 3. Refer to the schedule of investments for investments listed by country and industry.

Purchases of Level 3 assets for the period ended December 4, 2023 (commencement of operations) through December 31, 2024 are as follows:

Description	Purchases (1)
Loans Funded	$41,226,607

(1)	Purchases are net of transfers from related party

Investments within the Level 3 hierarchy totaling $38,603,320 were valued based on observable and unobservable but non-quantitative inputs as of December 31, 2024. As of December 31, 2024, the fair value is based on the cost basis plus amortized original issue discount, and is adjusted for broker quotes, which represents the General Partner’s estimate of net realizable value.

5.	Investment Risk

The Partnership’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which the Partnership is exposed include, but are not limited to, market risk, credit risk, liquidity risk and interest rate risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. The Partnership’s investments are long-term and illiquid and there is no assurance that the Partnership will achieve investment objectives including targeted returns.

Credit Risk

The value of the Partnership’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

5.	Investment Risk (concluded)

Liquidity Risk

The Partnership generally invests in loans and debt securities of private companies. Substantially all of these securities are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for the Partnership to sell such investments if the need arises. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Statement of Financial Condition. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing.

Interest Rate Risk

The performance of the Partnership’s investment income will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, changes in the credit market, credit quality, the size and composition of the assets in our portfolio developments or trends in any particular industry and the financial condition of the issuer and other business developments.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. As of December 31, 2024, 100% of the investments at fair value in our portfolio were at variable rates, subject to interest rate floors.

6.	Related Party Transactions

The Partnership pays a quarterly management fee to the General Partner for providing investment management services to the Partnership as of the first business day of each quarter in advance equal to 0.25%-0.375% (1%-1.5% per annum) of the total principal amount of the partnership’s portfolio investments (including borrowings used to acquire portfolio investments) as of the first business day of each quarter. The General Partner, in its sole discretion, may agree to waive or reduce the management fee rate for certain limited partners. The Partnership incurred management fees of $182,765 for the period December 4, 2023 (commencement of operations) through December 31, 2024.

In addition to managing the Partnership, the General Partner also manages Remora Capital Partners II, LP, a Delaware limited partnership (“RCP II LP”). The Partnership and RCP II LP operate as parallel fund investment vehicles that invest side-by-side pro-rata, based on available capital, in the same portfolio. The Partnership and RCP II LP have entered into a rebalancing agreement whereby, during the investment period, the investments are rebalanced based upon the beginning capital in each entity on a monthly basis to enable pro-rata investment in the same portfolio. For the period December 4, 2023 (commencement of operations) through December 31, 2024, the Partnership transferred $6,263,311 principal amount of loans (net of sales) from RCP II LP per the terms of the rebalancing agreement.

As of December 31, 2024, $1,259,412 of rebalancing transactions remain outstanding and are recorded as due to related party on the Statement of Financial Condition.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

7.	Partners’ Capital

Allocations of Profits and Losses

Profits and losses are generally allocated among the partners in accordance with their respective ownership interests at the time such amounts are recognized for financial reporting purposes under U.S. GAAP. Such amounts may differ significantly from amounts reported for income tax purposes.

Capital Contributions and Withdrawals

To the extent the General Partner determines, in its sole discretion, that the Partnership has available liquidity, with at least forty-five (45) days’ prior written notice, a limited partner may withdraw all of their capital account as of the last day of any quarter. Upon such withdrawal, a limited partner would receive 85% of their capital account value (90% of which is paid at withdrawal and the remaining 10% is paid after the completion of the next annual audit) and the Partnership would retain the additional 15% early withdrawal penalty. The General Partner may waive these withdrawal restrictions for any limited partner.

All net distributable proceeds shall be paid or distributed, as defined in the Limited Partnership Agreement in the following order of priority:

first, one hundred percent (100%) to such limited partner until such limited partner has received cumulative distributions of investment proceeds equal to its aggregate capital contributions;

second, one hundred percent (100%) to such limited partner until cumulative distributions of investment proceeds to such limited partner are sufficient to provide such limited partner with an internal rate of return of six percent (6%) per annum, compounded annually, with respect to such limited partner’s aggregate capital contributions, calculated from the date each such capital contribution was funded until the date of distribution thereof;

third, one hundred percent (100%) to the General Partner until such time as the General Partner has received distributions in respect of such limited partner equal to twenty percent (20%) of the sum of all distributions made to such limited partner in excess in excess of the limited partners aggregate capital contributions and all distributions to the General Partner with respect to amounts apportioned to such limited partner and, fourth, eighty percent (80%) to such limited partner and twenty percent (20%) to the General Partner.

Upon the winding up and dissolution of the Partnership, the General Partner will be required to restore funds to the Partnership to the extent it has received cumulative distributions in excess of amounts otherwise distributable or anticipated to be distributable to the General Partner pursuant to the Partnership’s Offering Memorandum. In no event will the General Partner be required to restore more than the cumulative distributions received by the General Partner.

As of December 31, 2024, carried interest allocated to the General Partner was $82,237.

REMORA CAPITAL PARTNERS II QP, LP

NOTES TO THE FINANCIAL STATEMENTS

9.	Fund Administrator

Panoptic Fund Administration, Inc. serves as the Partnership’s administrator and performs certain administrative and clerical services on behalf of the Partnership.

10.	Financial Highlights

Financial highlights for the period December 4, 2023 (commencement of operations) through December 31, 2024, are as follows:

Total return	10.4%
Carried interest	(0.4)%
Total return after carried interest	10.0%

Expense ratio	1.6%
Carried interest	0.4%
Expense plus carried interest ratio	2.0%

Net investment income ratio	8.6%

Financial highlights are calculated for the limited partner class taken as a whole. The ratios’ inputs, excluding non-recurring income and expenses, have been annualized. An individual limited partner’s return and ratios may vary based on different management fee arrangements and the timing of capital transactions. The net investment income ratio does not reflect the effects of change in unearned carried interest to the General Partner.

11.	Subsequent Events

The Partnership has performed an evaluation of subsequent events through April 30, 2025, which is the date the financial statements were available to be issued.

On April 3, 2025, the General Partner and the Manager, began a consent solicitation to amend the limited partnership agreements of the Fund. As of April 30, 2025, a majority of the limited partners voted to approve the First Amendment to the Fund’s Amended and Restated Limited Partnership Agreement. The First Amendment authorizes the Partnership, in the sole discretion of the General Partner, to convert to corporate form or otherwise restructure or reorganize for the purpose of electing (or for the purchaser of the assets of the Partnership or the surviving successor entity in the merger, restructuring or reorganization, as applicable) to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act (as defined in Section 2(c)) (the “BDC Election”).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Remora Capital Corporation

Date: May 28, 2025	By:	/s/ Daniel Mafrice
	Name:	Daniel Mafrice
	Title:	Chief Executive Officer and President